Filed Pursuant to Rule 424(b)(5)
Registration No. 333-264942

Prospectus Supplement

(To Prospectus dated August 25, 2022)

3,654,546 American Depositary Shares Representing 58,472,736 Class A Ordinary Shares

Pre-Funded Warrants to Purchase up to 1,800,000 American Depositary Shares

Warrants to Purchase up to 5,454,546 American Depositary Shares

Up to 7,254,546 American Depositary Shares (representing up to 116,072,736 Class A Ordinary Shares underlying the Warrants and Pre-Funded Warrants)

TuanChe Limited

We are offering (1) 3,654,546 American depositary shares (the “ADSs”), (2) certain pre-funded warrants to purchase 1,800,000 ADSs (the “Pre-Funded Warrants”) in lieu of the ADSs being offered, and (3) certain warrants to purchase up to 5,454,546 ADSs (the “Warrants”), to certain institutional investors pursuant to a securities purchase agreement dated November 21, 2022 (the “offering”). The Warrants are offered together with the ADSs or the Pre-Funded Warrants. The combined purchase price of each ADS and the accompanying Warrants is US$2.75. The combined purchase price of each Pre-Funded Warrant and the accompanying Warrants is US$2.749, which is equal to the offering price of the ADSs and accompanying Warrants minus US$0.001. This prospectus supplement also relates to the offer and sale of up to 7,254,546 ADSs that are issuable, following issuance and delivery of the underlying Class A ordinary shares, upon exercise of the Pre-Funded Warrants and the Warrants. Each ADS represents sixteen (16) Class A ordinary shares, par value US$0.0001 per share.

Each Warrant is exercisable for one ADS at an exercise price of US$2.75 per ADS. The Warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. Each Pre-Funded Warrant is exercisable for one ADS at an exercise price of US$0.001. We are offering the Pre-Funded Warrants to certain purchasers whose purchase of the ADSs in this offering would otherwise result in such purchase, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchase, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. On November 22, 2022, certain investor partially exercised the Pre-Funded Warrants to purchase 800,000 ADSs at an exercise price of US$0.001 per ADS (the “Partial Exercise”).

The ADSs are listed on the Nasdaq Capital Market under the symbol “TC.” The last reported sale price of the ADSs on November 22, 2022 was US$1.20 per ADS. There is no established public trading market for the Warrants or the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants or the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants and Pre-Funded Warrants will be limited.

We have retained Aegis Capital Corp. (the “Placement Agent”) to act as our placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus and the Placement Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We will pay the Placement Agent a cash fee of 8.0% of the gross proceeds raised in the offering. See “Plan of Distribution” beginning on page S-84 of this prospectus supplement for more information regarding these arrangements.

The aggregate market value of our outstanding Class A ordinary shares held by non-affiliates, or public float calculated pursuant to General Instruction I.B.5 of Form F-3, was approximately US$103.7 million, which was based on 164,496,607 Class A ordinary shares held by non-affiliates and the per ADS price of US$10.09, which was the closing price of our ADSs on November 10, 2022. As a result, we believe we may sell the securities covered hereby without regard to the value limitation under General Instruction I.B.5 of Form F-3.

Our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to fifteen (15) votes on all matters subject to vote at general meetings of our company. Each Class B ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B ordinary shares by a holder to any person or entity which is not an affiliate of such holder, or upon a change of ultimate beneficial ownership of any Class B ordinary share to any person or entity who is not an affiliate of such holder, each of such Class B ordinary shares shall be automatically and immediately converted into one Class A ordinary share.

We are not a Chinese operating company. TuanChe Limited, our ultimate Cayman Islands holding company, does not have any substantive operations. We carry out our value-added telecommunications business in mainland China through our subsidiaries as well as the variable interest entities (the “VIEs”) and their subsidiaries in mainland China. Neither the investors in us nor we ourselves have an equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the VIEs. Instead, we, through our wholly owned subsidiaries in mainland China (the “WFOEs”), entered into a series of contractual arrangements with the VIEs and their respective shareholders. Neither we nor our subsidiaries own any share in the VIEs. Because of these contractual arrangements, we are the primary beneficiary of the VIEs for accounting purposes and able to consolidate the financial results of the VIEs with ours only if we meet the conditions for consolidation under U.S. GAAP. PRC laws and regulations restrict and impose conditions on foreign investment in value-added telecommunications services business. Accordingly, we operate our value-added communications business in mainland China through the VIEs and their subsidiaries, and we could receive the economic rights and exercise significant influence on the VIEs’ business operations that results in consolidation of the VIEs’ operations and financial results into our financial statements through the contractual arrangements, provided that we meet the conditions for consolidation under U.S. GAAP. The VIE structure is used to replicate foreign investment in China-based companies where the PRC laws restrict direct foreign investment in the operating companies. However, our contractual arrangements with the VIEs are not equivalent of an investment in the VIEs. The VIE structure involves unique risks to investors in the ADSs. Investors in the ADSs are purchasing equity securities of our ultimate Cayman Islands holding company rather than purchasing equity securities of the VIEs, and investors in the ADSs may never hold equity interests in the VIEs. As used in this prospectus supplement, “we,” “us,” “our company,” “our,” or “TuanChe” refers to TuanChe Limited and its subsidiaries, and the VIEs refer to TuanChe Internet Information Service (Beijing) Co., Ltd. (“TuanChe Internet”), Shenzhen Drive New Media Co., Ltd. (“Drive New Media”), Beijing Internet Drive Technology Co., Ltd., and/or Tansuojixian Technology (Beijing) Co., Ltd., and their respective subsidiaries, as the context requires.

Our corporate structure is subject to risks associated with our contractual arrangements with the VIEs. These contractual arrangements have not been properly tested in a court of law, and the PRC regulatory authorities could disallow our corporate structure at any time, which could result in a material change in our operations and the value of our securities could decline or become worthless. Because of our corporate structure, our Cayman Islands holding company, the WFOEs, the VIEs and their subsidiaries, and our investors face uncertainty with respect to the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of value-added telecommunications service companies, regulatory review of overseas listing of companies in mainland China through a special purpose vehicle, and the validity and enforcement of the contractual agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. Our contractual agreements may not be effective in providing control over the VIEs. To the extent practicable commercially and in compliance with the relevant PRC laws and regulations, we plan to conduct the VIEs’ current businesses through our subsidiaries in mainland China and cease substantially all of the operation of the VIEs within the next three to five years. We may also be subject to sanctions imposed by PRC regulatory agencies, including China Securities Regulatory Commission, if we fail to comply with their rules and regulations. For a detailed discussion of risks related to our corporate structure, see “Risk Factors—Risks Related to Our Corporate Structure.”

Under our corporate structure, our ability to pay dividends and to service any debt we may incur and pay our operating expenses principally depends on dividends paid by our subsidiaries in mainland China. Cash is transferred through our organization in the manner as follows: (1) we may transfer funds to our WFOEs through our Hong Kong subsidiary, TuanChe Information Limited, by additional capital contributions or shareholder loans, as the case may be; (2) our subsidiaries in mainland China may provide loans to the VIEs, subject to statutory limits and restrictions; (3) the VIEs may pay service fees to our subsidiaries in mainland China for services rendered by our subsidiaries in mainland China; (4) our subsidiaries in mainland China may pay service fees to the VIEs for services rendered by the VIEs; and (5) our subsidiaries in mainland China may make dividends or other distributions to us through TuanChe Information Limited. We do not have cash management policies dictating how funds are transferred throughout our organization. In 2021, our subsidiaries in mainland China received cash of RMB2.0 million from the VIEs for services rendered to the VIEs and their subsidiaries. In 2021, our subsidiaries in mainland China paid cash of RMB0.6 million to the VIEs for services rendered by the VIEs and their subsidiaries. The foregoing cash flows include all distributions and transfers between our Cayman Islands holding company, our subsidiaries and the VIEs as of the date of this prospectus supplement. As of the date of this prospectus supplement, none of our subsidiaries have ever issued any dividends or made other distributions to us or their respective holding companies nor have we or any of our subsidiaries ever paid dividends or made other distributions to U.S. investors. We currently intend to retain all future earnings to finance the VIEs’ and our subsidiaries’ operations and to expand their business and we do not expect to pay any cash dividends in the foreseeable future. For details regarding distributions and transfers between our Cayman Islands holding company, our subsidiaries and the VIEs, see “Item 5. Operating and Financial Review and Prospects—Financial Information Related to the VIEs” and “Item 5. Operating and Financial Review and Prospects—Cash Flows through Our Organization” in our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 29, 2022 (the “2021 Form 20-F”), which is incorporated herein by reference, and “Prospectus Summary—Financial Information Related to the VIEs” and “Prospectus Summary—Cash Flows through Our Organization” in this prospectus supplement.

There are limitations on our ability to transfer cash between us, our subsidiaries and the VIEs, and there is no assurance that the PRC government will not intervene or impose restrictions on cash transfer between us, our subsidiaries and the VIEs. We may encounter difficulties in our ability to transfer cash between subsidiaries in mainland China and other subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. The majority of our income is denominated in Renminbi, and shortage in foreign currencies may restrict our ability to pay dividends or other payment to satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from the State Administration of the Foreign Exchange in the PRC as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. The PRC government has implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. It may continue to strengthen its capital controls and dividends and other distributions of our subsidiaries in mainland China may be subjected to tighter scrutiny and may limit the ability of our Cayman Islands holding company, to use capital from our subsidiaries in mainland China, which may restrict our ability to satisfy our liquidity requirements. To the extent cash or assets in the business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our, our subsidiaries’ or the VIEs’ ability to transfer cash and assets. For more detailed discussion of the restrictions and limitations on the ability to transfer cash or distribute earnings between our subsidiaries and the VIEs, and between our Cayman Islands holding company and the VIEs, see “Prospectus Summary—Cash Flows through Our Organization” and “Risk Factors—Risks Related to Our Corporate Structure—We may rely on dividends and other distributions on equity paid by our subsidiaries in mainland China and Hong Kong to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct the business” in this prospectus supplement. See “Prospectus Summary—Financial Information Related to the VIEs” for the reconciliation between the deconsolidated financial information of our Cayman Islands holding company, our subsidiaries and the VIEs and our condensed consolidated financial statements.

We and the VIEs face various legal and operational risks and uncertainties related to being based in and having significant operations in mainland China. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us and the VIEs, to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. For example, we and the VIEs face risks associated with regulatory approvals of offshore offerings, oversight on cybersecurity and data privacy, as well as the lack of inspection by the Public Company Accounting Oversight Board (the “PCAOB”) on our auditors. Such risks could result in a material change in our operations and/or the value of the ADSs or could significantly limit or completely hinder our ability to offer ADSs and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. These regulatory risks and uncertainties could become applicable to our Hong Kong subsidiary if regulatory authorities in Hong Kong adopt similar rules and/or regulatory actions. For a detailed description of risks relating to doing business in mainland China, see “Risk Factors—Risks Related to Doing Business in China” in this prospectus supplement.

Our financial statements contained in the 2021 Form 20-F have been audited by an independent registered public accounting firm that was not included in the list of PCAOB Identified Firms of having been unable to be inspected or investigated completely by the PCAOB in the PCAOB Determination Report issued in December 2021. We have not been identified by the Securities and Exchange Commission (the “SEC”) as a commission-identified issuer under the Holding Foreign Companies Accountable Act (the “HFCA Act”) as of the date of this prospectus supplement. If, in the future, we have been identified by the SEC for three consecutive years (or two consecutive years if the Accelerating Holding Foreign Companies Accountable Act is signed into law) as a commission-identified issuer whose registered public accounting firm is determined by the PCAOB that it is unable to inspect or investigate completely because of a position taken by one or more authorities in China, the SEC may prohibit our shares or the ADSs from being traded on a national securities exchange or in the over the counter trading market in the United States.

Investing in these securities involves risks. See the “Risk Factors” on page S-26 of this prospectus supplement, and those included in the accompanying prospectus and the documents incorporated by reference herein and therein to read about factors you should consider before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus, including any prospectus supplement and documents incorporated by reference. Any representation to the contrary is a criminal offense.

	Per ADS and Accompanying Warrants		Per Pre-Funded Warrant and Accompanying Warrants		Total
Offering price	US$	2.75	US$	2.749	US$	14,998,201
Placement Agent’s Fees (1)	US$	0.22	US$	0.220	US$	1,200,000
Proceeds to us (before expenses) (2)	US$	2.53	US$	2.529	US$	13,798,201

(1)	We have agreed to pay the Placement Agent a cash fee equal to 8.0% of the aggregate gross proceeds of this offering. See “Plan of Distribution” for additional information regarding total compensation payable to the Placement Agent, including expenses for which we have agreed to reimburse the Placement Agent.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Pre-Funded Warrants or the Warrants being issued in this offering.

The ADSs are expected to be delivered through the book-entry transfer facilities of The Depository Trust Company in New York, New York, and the Pre-Funded Warrants, together with the associated Warrants, are expected to be delivered against payment therefor, in each case, on or about November 23, 2022.

Aegis Capital Corp.

Prospectus Supplement dated November 21, 2022

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of ADSs, the Pre-Funded Warrants and the Warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated August 25, 2022 included in the registration statement on Form F-3 (No. 333-264942), including the documents incorporated by reference therein, which provides more general information, some of which may not be applicable to this offering.

This prospectus supplement provides specific details regarding the offering of the ADSs, the Pre-Funded Warrants and the Warrants. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any other offering materials, or any sale of the ADSs, the Pre-Funded Warrants or the Warrants. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on behalf of us to subscribe for and purchase, any of the ADSs, the Pre-Funded Warrants or the Warrants and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

It is important for you to read and consider all the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision.

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or unless the context otherwise requires, references to:

●	“ADSs” refers to American depositary shares, each representing 16 Class A ordinary shares;
●	“auto dealer(s)” refers to both franchised dealers and secondary dealers;
●	“China” refers to the People’s Republic of China; and “mainland China” or the “PRC” refers to the People’s Republic of China, and only in the context of describing the industry matters, the PRC laws, rules, regulations, regulatory authorities, and any PRC entities or citizens under such rules, laws and regulations and other legal or tax matters in this prospectus supplement, and excludes Taiwan, the Hong Kong Special Administrative Region and the Macau Special Administrative Region;
●	“franchised dealer(s)” refers to primary dealers authorized to sell the products of a single brand of automobiles that integrate four standard automotive related businesses including sales, spare parts, service and survey;
●	“GMV” refers to gross merchandise value, reflecting the total sales dollar value for automobiles sold through our and the VIEs’ marketplace;
●	“industry customer(s)” refers to business customers to which we offer services, including auto dealers, automakers, automobile accessory manufacturers, aftermarket service providers and other automotive related goods and service providers;
●	“ordinary shares” or “shares” refer to our Class A and Class B ordinary shares of par value US$0.0001 per share;
●	“Renminbi” or “RMB” refers to the legal currency of China;
●	“SEC” refers to the United States Securities and Exchange Commission;
●	“secondary dealer(s)” refers to car dealers that have no automobile manufacturers certification and do not have specific sales brand restrictions;
●	“TuanChe,” “we,” “us,” “our company” or “our” refers to TuanChe Limited, a Cayman Islands exempted company with limited liability and its subsidiaries;
●	“U.S. GAAP” refers to generally accepted accounting principles in the United States;
●	“US$,” “dollars” or “U.S. dollars” refers to the legal currency of the United States; and
●	“VIEs” refers to TuanChe Internet Information Service (Beijing) Co., Ltd., Shenzhen Drive New Media Co., Ltd., Beijing Internet Drive Technology Co., Ltd. and/or Tansuojixian Technology (Beijing) Co., Ltd., and their respective subsidiaries, as the context requires.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

This prospectus supplement contains translations between Renminbi and U.S. dollars solely for the convenience of the reader. The translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus supplement were made at a rate of RMB6.3726 to US$1.00 and RMB6.6981 to US$1.00, representing the noon buying rate in The City of New York for cable transfers of RMB as certified for customs purposes by the Federal Reserve Bank of New York on December 30, 2021 and June 30, 2022, respectively. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus supplement could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all.

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights selected information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections and the financial statements and related notes and other information incorporated by reference, before making an investment decision.

Our Business

We believe we, together with the VIEs, are a leading omni-channel automotive marketplace in mainland China. We, together with the VIEs, provide a scalable omni-channel automotive marketplace approach to automobile marketing and distribution. Our business model features high sales conversion effectiveness and efficiency, delivering a high and measurable return on investment for our industry customers relative to their overall marketing expenditures. We, together with the VIEs, operate and generate net revenue from the following businesses:

●	Offline marketing solutions. We and the VIEs turn individual and isolated automobile purchase transactions into large-scale collective purchase activities through our auto shows. By attracting a large number of consumers, these events serve as integrated marketing solutions to industry customers, which include automakers, franchised dealerships, secondary dealers and automotive service providers. We and the VIEs enable interactions between large numbers of participants on both sides of a potential transaction, creating a “many-to-many” environment, within a short period of time, thus enhancing the value we and the VIEs offer to both consumer and industry customer participants of our offline events. We and the VIEs organize auto shows and charge industry customers for booth spaces in the auto shows. In addition, we and the VIEs have developed special promotion event services to better support industry customers in organizing their special promotion events through various integrated services, including event planning and executing, marketing training and onsite coaching. We and the VIEs charge fixed service fees for special promotion event services.

●	Referral service for commercial bank. We collaborate with and facilitate a commercial bank in expanding its cooperation with our industry customers to grow its auto loan business. We charge the bank service fees for approved loan applications. We have ceased to operate the referral services since April 2022.

●	Online marketing services and others. We and the VIEs provide online marketing services for industry customers to increase the efficiency and effectiveness of their marketing campaigns.

Our and the VIEs’ business model features the integration of two complementary elements: our and the VIEs’ online platform and offline events. The online platform consists of our and the VIEs’ website, tuanche.com, official WeChat account, WeChat mini-program and mobile applications. Together, these channels promote our and the VIEs’ offline events and serve as a consumer acquisition tool for the offline events. Our and the VIEs’ offline events provide consumers physical access to a broad selection of automobiles and serve as a gateway to useful data from consumer participants who have not previously entered their information on our and the VIEs’ online platform. With our and the VIEs’ data analytics capabilities, these data enhance our and the VIEs’ understanding of the automobile demand in various localities and continuously improve the effectiveness of our and the VIEs’ event planning.

We, together with the VIEs, complement our and the VIEs’ service offerings by collaborating with service and product providers in mainland China’s automotive industry, such as aftermarket service providers, financial institutions, and insurance companies. By extending our and the VIEs’ services beyond automobile purchases, we, together with the VIEs, offer consumers one-stop end-to-end shopping experience, establish ongoing relationships with consumers, and attract new consumers who are contemplating automobile purchases. As our and the VIEs’ consumer base increases, we believe more automakers and auto dealers are incentivized to become our and the VIEs’ industry customers, which leads to a broader selection of automobiles and more favorable pricing terms for our and the VIEs’ consumers, driving a self-reinforcing virtuous cycle.

In 2019, 2020 and 2021 and the six months ended June 30, 2021 and 2022, we, together with the VIEs, hosted 1,055, 449, 450, 278 and 61 auto shows across 233, 172, 142, 133 and 49 cities in mainland China, respectively. Our and the VIEs’ auto shows offered a total of 29,063, 14,341, 12,372, 7,789 and 1,303 booth spaces in 2019, 2020 and 2021 and the six months ended June 30, 2021 and 2022. The total number of automobile sales transactions we and the VIEs facilitated was 354,355, 140,264, 104,689, 64,187 and 16,591 in 2019, 2020 and 2021 and the six months ended June 30, 2021 and 2022, respectively, with a total GMV of approximately RMB47.5 billion, RMB19.8 billion, RMB14.6 billion (US$2.3 billion), RMB9.0 billion and RMB2.4 billion (US$0.4 billion) in the same periods, respectively. In 2019, 2020 and 2021 and the six months ended June 30, 2021 and 2022, we, together with the VIEs, facilitated 627, 207, 158, 61 and 46 special promotion events for our and the VIEs’ industry customers, respectively.

Our net revenues were RMB644.8 million, RMB330.2 million, RMB357.6 million (US$56.1 million), RMB213.3 million and RMB89.2 million (US$13.3 million) in 2019, 2020 and 2021 and the six months ended June 30, 2021 and 2022, respectively. Historically, we generated our net revenues primarily through our offline events. We also generated net revenue from other services, including among others, referral services, virtual dealership and online marketing services, of RMB21.6 million, RMB74.9 million, RMB110.7 million (US$17.4 million), RMB53.3 million and RMB63.6 million (US$9.5 million) in 2019, 2020 and 2021 and the six months ended June 30, 2021 and 2022, respectively, representing 3.3%, 22.7%, 31.0%, 25.0% and 71.2% of our net revenues for the same periods, respectively. For a detailed breakdown of our net revenues, see “Summary Consolidated Financial Data—Summary Consolidated Statements of Operations and Comprehensive Loss” in this prospectus supplement. Our net loss was RMB251.3 million, RMB163.5 million, RMB101.9 million (US$16.0 million), RMB22.6 million and RMB56.2 million (US$8.4 million) in 2019, 2020 and 2021 and the six months ended June 30, 2021 and 2022, respectively. Our adjusted EBITDA was RMB(143.9) million, RMB(141.1) million, RMB(82.9) million (US$(13.0) million), RMB(11.8) million and RMB(30.8) million (US$(4.6) million) in 2019, 2020 and 2021 and the six months ended June 30, 2021 and 2022, respectively. We recorded adjusted net loss of RMB140.3 million, RMB145.8 million, RMB90.0 million (US$14.1 million), RMB15.9 million and RMB34.4 million (US$5.1 million) in 2019, 2020 and 2021 and the six months ended June 30, 2021 and 2022, respectively. For a detailed description of our non-GAAP measures, see “Summary Consolidated Financial Data—Non-GAAP Measures” in this prospectus supplement.

Our Strengths

We attribute our success to the following strengths.

Leading omni-channel automotive marketplace with an effective business model

We believe we, together with the VIEs, are a leading omni-channel automotive marketplace in mainland China. The total number of automobile sales transactions we and the VIEs facilitated was 354,355, 140,264, 104,689, 64,187 and 16,591 in 2019, 2020 and 2021 and the six months ended June 30, 2021 and 2022, respectively, with a total GMV of approximately RMB47.5 billion, RMB19.8 billion, RMB14.6 billion (US$2.3 billion), RMB9.0 billion and RMB2.4 billion (US$0.4 billion) in the same periods, respectively.

The scale of our and the VIEs’ business results in a self-reinforcing network effect whereby the participation of consumer participants and industry customers drives industry customer stickiness and predictable and recurring revenue streams. Moreover, our scale and reach, combined with our user-centric approach, helped us establish a trusted brand.

One of the key features of our and the VIEs’ business model is the integration of the online platform and offline events. Our and the VIEs’ online platform serves both as a consumer acquisition tool and a marketplace for the services we and the VIEs offer. We and the VIEs supplement this with offline events where consumers have the opportunity to physically interact with the auto dealers and automakers and learn about the automobiles in person. By integrating online and offline elements, we, together with the VIEs, have created a more transparent and efficient environment for automobile transactions.

Extensive nationwide network of industry customers

We, together with the VIEs, have accumulated an extensive, nationwide, and cross-brand network of industry customers since the inception of our and the VIEs’ business. As of June 30, 2022, our network served over 546 domestic and international automobile brands and over 1,069 industry customers in mainland China. This network provides consumer participants of our and the VIEs’ offline events a broad selection of automobiles and automotive services, thereby attracting more consumers to attend our and the VIEs’ offline events. Meanwhile, increased consumer attendance reduces consumer acquisition costs of our and the VIEs’ industry customers, further incentivizing them to attend our and the VIEs’ offline events. This self-reinforcing cycle solidifies our network of industry customers. Our network also features high industry customer stickiness. For example, in 2020, a total of 5,616 industry customers participated in our auto shows, approximately 54.0% of which also participated in our auto shows in 2021.

Comprehensive service offerings

Our and the VIEs’ comprehensive suite of service offerings addresses consumers’ needs in the process of purchasing a new automobile. Our and the VIEs’ offline events are designed to offer consumers the convenience of a one-stop end-to-end shopping experience. During an offline event, consumers have access to not only automakers and auto dealers, but also other businesses in mainland China’s automotive industry, such as insurance companies, financial institutions, and aftermarket service providers. We believe such comprehensive offline service offerings and our and the VIEs’ ability to offer one-stop end-to-end shopping experience increase our and the VIEs’ attractiveness to consumers, which in turn make us and the VIEs an attractive partner for auto dealers and automakers and contribute to our financial success. In addition to consumers, our service offerings also address the various needs of our and the VIEs’ industry customers. The offline events serve as a low-cost consumer acquisition channel which increases the efficiency of industry customers’ marketing spending. These events increase the level of their brand exposure, and help increase their sales volume. We, together with the VIEs, also offer demand-side platform services, which help our and the VIEs’ industry customers increase the efficiency and effectiveness of their advertising placements.

Effective consumer acquisition strategy and a growing consumer base

We, together with the VIEs, utilize both online and offline channels to increase consumer awareness of our and the VIEs’ events. The online-and-offline split mostly depends on the region and city tier. We, together with the VIEs, attract consumer participants of offline events mainly through online platforms in tier-1 and tier-2 cities, whereas our and the VIEs’ offline channels play a more prominent role in attracting consumers in lower tier cities. This hybrid strategy helped us and the VIEs achieve low consumer acquisition cost in the past, and effectively helped us and the VIEs target consumers who are more likely to purchase automobiles in the near term. Our effective consumer acquisition strategy led to a continuously growing consumer base, with which we believe industry customers are more willing to participate in our and the VIEs’ offline events, thus contributing to our and the VIEs’ financial and operational success.

Strong operational capabilities driven by data analytics

Based on numerous offline events we and the VIEs have hosted in the past, we and the VIEs have accumulated extensive operational capabilities and logistical know-how on event planning and operations. We, together with the VIEs, have standardized operational procedures while keeping sufficient flexibility to accommodate local factors. Equipped with years of operational experience from group-purchase facilitation services and hosting offline events, our and the VIEs’ field employees play a critical role in carrying out standardized operational procedures and ensuring the operational success of offline events. Under the supervision of our and the VIEs’ operations team at our and the VIEs’ corporate headquarters, our and the VIEs’ field employees and regional supervisors ensure that offline events are planned and executed in an efficient and coordinated fashion, in line with our and the VIEs’ overall annual strategic operational plan and financial budget.

The data-driven nature of our and the VIEs’ operations also contributes to our and the VIEs’ superior operational results as well as improved business collaboration experience for our and the VIEs’ business partners. We, together with the VIEs, support industry customers by providing data analytics regarding consumer automobile preferences in a particular city, helping them better understand consumer trends and manage inventory and production activities. In addition, our and the VIEs’ big-data analytics increases our and the VIEs’ event operation efficiency. We, together with the VIEs, use data to reshape consumer acquisition strategy and tailor our and the VIEs’ services and offline events to better cater to consumer needs. We, together with the VIEs, also use data to direct our and the VIEs’ financial and human resources to the most efficient use.

Our Strategies

We intend to pursue the following strategies:

●	Expand into new electric vehicle business and develop related expertise through collaboration with industry partners;
●	Continue to broaden our and the VIEs’ service offerings, enhance service capabilities and improve consumer experience;
●	Expand our and the VIEs’ geographic coverage and further grow our and the VIEs’ consumer base;
●	Strengthen collaboration with automakers, auto dealers and automotive service providers; and
●	Further enhance our technology and data analytics capabilities.

Our Corporate Structure and Contractual Arrangements with the VIEs

TuanChe Limited, our ultimate Cayman Islands holding company and the entity in which investors are purchasing their interest, does not have any substantive operations. We carry out our value-added telecommunications business in mainland China through our subsidiaries as well as the VIEs and their subsidiaries in mainland China. We, through our WFOEs, entered into a series of contractual arrangements with the VIEs and their respective shareholders. The VIE structure involves unique risks to investors in the ADSs. Investors in the ADSs are purchasing equity securities of our ultimate Cayman Islands holding company rather than purchasing equity securities of the VIEs, and investors in the ADSs may never hold equity interests in the VIEs. The following diagram illustrates our corporate structure, including our principal subsidiaries and affiliated entities, as of the date of this prospectus supplement.

(1)	As of the date of this prospectus supplement, shareholders who own 5% or more of our issued and outstanding ordinary shares include Mr. Wei Wen (directly and through WW Long Limited), K2 Partners, Highland Funds, Beijing Z-Park Fund Investment Center (Limited Partner), BAI GmbH, who hold 18.6%, 12.9%, 9.5%, 9.5% and 8.9% of the total outstanding shares of TuanChe Limited on an as-converted basis, respectively. Shareholders who are directors and executive officers of TuanChe Limited include Mr. Wei Wen and Mr. Jianchen Sun, who hold 18.6% and 4.4% of outstanding shares of TuanChe Limited on an as-converted basis; Ms. Wendy Hayes, Mr. Zijing Zhou, Mr. Hui Yuan and Mr. Chenxi Yu, each of whom hold less than 1% of outstanding shares of TuanChe Limited on an as-converted basis. Directors and executive officers as a group hold 24.2% of the total outstanding shares of TuanChe Limited on an as-converted basis.
(2)	Mr. Zhiwen Lan, Mr. Jianchen Sun, Mr. Qiuhua Xu, Mr. Xingyu Du, Mr. Zijing Zhou, Mr. Zhen Ye, and Lanxi Puhua Juli Equity Investment L.P. hold a 1.1226%, 15.2170%, 0.9972%, 13.2840%, 0.0973%, 0.5836%, and 2.7000% equity interest in TuanChe Internet, respectively.
(3)	Mr. Wei Wen, Mr. Jianchen Sun and Mr. Congwu Cheng hold a 77.59%, 20.00% and 2.41% equity interest in Tansuojixian (Beijing) Co., Ltd.
(4)	Mr. Mingyou Li and Mr. Xingyu Du hold a 99.0% and 1.0% equity interest in Shenzhen Drive New Media Co., Ltd., respectively.
(5)	Mr. Mingyou Li and Mr. Xingyu Du hold a 99.0% and 1.0% equity interest in Beijing Internet Drive Technology Co., Ltd., respectively.

We, through the WFOEs, entered into a series of contractual arrangements with the VIEs and their respective shareholders. Neither we nor our subsidiaries own any share in the VIEs. Because of these contractual arrangements, we are the primary beneficiary of the VIEs for accounting purposes and able to consolidate the financial results of the VIEs with ours only if we meet the conditions for consolidation under U.S. GAAP. PRC laws and regulations restrict and impose conditions on foreign investment in value-added telecommunications services business. Accordingly, we operate our value-added telecommunications business in mainland China through the VIEs and their subsidiaries, and we could receive the economic rights and exercise significant influence on the VIEs’ business operations that results in consolidation of the VIEs’ operations and financial results into our financial statements through the contractual arrangements, provided that we meet the conditions for consolidation under U.S. GAAP. The VIE structure is used to replicate foreign investment in China-based companies where the PRC laws restrict direct foreign investment in the operating companies. The VIE structure is used to replicate foreign investment in China-based companies where the PRC laws restrict direct foreign investment in the operating companies. However, our contractual arrangements with the VIEs are not equivalent of an investment in the VIEs. The VIE structure involves unique risks to investors in the ADSs. Investors in the ADSs are purchasing equity securities of our ultimate Cayman Islands holding company rather than purchasing equity securities of the VIEs, and investors in the ADSs may never hold equity interests in the VIEs. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our and/or the VIE’s operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. If the PRC government deems that the contractual arrangements with the consolidated VIEs domiciled in mainland China do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we, our subsidiaries and the VIEs could be subject to severe penalties or be forced to relinquish their interests in those operations. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. To the extent cash or assets in the business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our, our subsidiaries’ or the VIEs’ ability to transfer cash and assets. See “Risk Factors—Risks Related to Our Corporate Structure.”

Our Contractual Arrangements

PRC laws and regulations place certain restrictions on foreign investment in value-added telecommunications service businesses. We conduct our operations in mainland China principally through our subsidiaries in mainland China, the VIEs, and their subsidiaries (collectively, the “consolidated affiliated entities”). We have entered into a series of contractual arrangements, through TuanYuan Internet Technology (Beijing) Co., Ltd. (“TuanYuan”), Beijing SanguMaolu Information Technology Limited (“Sangu Maolu”) and Chema Technology (Beijing) Co., Ltd. (“Chema Beijing”), with each of the VIEs and their respective shareholders, respectively, which enable us to:

●	exercise significant influence over each of the consolidated affiliated entities;

●	receive substantially all of the economic benefits of the consolidated affiliated entities; and

●	have an exclusive call option to purchase all or part of the equity interests in and/or assets of each of the VIEs when and to the extent permitted by PRC laws.

As a result of these contractual arrangements, we are the primary beneficiary of the consolidated affiliated entities, and, therefore, have consolidated their financial results in our consolidated financial statements in accordance with U.S. GAAP.

Below is a summary of the currently effective contractual arrangements by and among our WFOEs, the VIEs and their respective shareholders.

Exclusive Business Cooperation Agreement

Pursuant to the exclusive business cooperation agreement between each of the VIEs and the applicable WFOE, the respective WFOE has the exclusive right to provide or designate any third party to provide, among other things, comprehensive business support, technical support and consulting services to the VIEs. In exchange, the VIEs pay service fees to the respective WFOE in an amount determined at such WFOE’s discretion. Without the prior written consent of the applicable WFOE, the VIEs cannot accept any consulting and/or services provided by or establish similar cooperation relationship with any third party. Such WFOE owns the exclusive intellectual property rights created as a result of the performance of this agreement. The agreement shall remain effective unless unilaterally terminated by such WFOE with a written notice or pursuant to other provisions of the agreement, whereas the VIEs do not have any right to unilaterally terminate the exclusive business cooperation agreement.

Exclusive Call Option Agreement

Under the exclusive call option agreement among the applicable WFOE, each of the VIEs and their respective shareholders, each of the shareholders of the VIEs irrevocably granted such WFOE a right to purchase, or designate a third party to purchase, all or any part of their equity interests in the VIEs at a purchase price equal to the lowest price permissible by the then-applicable PRC laws and regulations at such WFOE’s sole and absolute discretion to the extent permitted by PRC law. The shareholders of the VIEs shall promptly give all considerations they received from the exercise of the options to our WFOEs (as applicable). Without the applicable WFOE’s prior written consent, the VIEs and their respective shareholders shall not enter into any major contract except for those entered in the daily business operations. Without the applicable WFOE’s prior written consent, the VIEs and their respective shareholders shall not sell, transfer, license or otherwise dispose of any of the VIEs’ assets or allow any encumbrance of any assets. The VIEs shall not be dissolved or liquidated without the written consent by the applicable WFOE. This agreement shall remain in effect and the VIEs do not have any right to unilaterally terminate the exclusive call option agreement.

Equity Pledge Agreement

Under the equity interest pledge agreement among the applicable WFOE, each of the VIEs and their respective shareholders, the VIEs’ shareholders pledged all of their equity of the VIEs to WFOEs as security for performance of the obligations of the VIEs and their respective shareholders under the exclusive call option agreement, the exclusive business cooperation agreement and the powers of attorney. If any of the specified events of default occurs, the respective WFOE may exercise the right to enforce the pledge immediately. Such WFOE may transfer all or any of its rights and obligations under the equity pledge agreement to its designee(s) at any time. The equity pledge agreement is binding on the VIEs’ shareholders and their successors. The equity pledge agreement shall remain in effect and the VIEs do not have any right to unilaterally terminate the equity interest pledge agreement.

Powers of Attorney

Pursuant to the powers of attorney executed by the shareholders of the VIEs, each of them irrevocably authorized the applicable WFOE to act on their respective behalf as exclusive agent and attorney, with respect to all rights of shareholders concerning all the equity interest held by each of them in the VIEs, including but not limited to the right to attend shareholder meetings on behalf of such shareholder, the right to exercise all shareholder rights and the voting rights (including the right to sell, transfer, pledge and dispose of all or a portion of the equity interests held by such shareholder), and the right to appoint legal representatives, directors, supervisors and chief executive officers and other senior management.

In the opinion of Shihui Partners, our PRC legal counsel, the contractual arrangements among WFOEs, the VIEs and their respective shareholders are valid, binding and enforceable under applicable PRC law currently in effect, except that the equity pledge under that certain equity pledge agreement would not be deemed validly created until they are registered with the competent governmental authorities. However, Shihui Partners has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations and there can be no assurance that the PRC government will ultimately take a view that is consistent with the opinion of our PRC legal counsel. For a description of the risks related to our corporate structure, see “Risk Factors — Risks Related to Our Corporate Structure.”

Spousal Consent Letters

Pursuant to the spousal consent letters, each of the spouses of the individual shareholders of the VIEs unconditionally and irrevocably agrees that the equity interest in the VIEs held by and registered in the name of her respective spouse will be disposed of pursuant to the relevant equity pledge agreement, the exclusive call option agreement and the powers of attorney. In addition, each of them agrees not to assert any rights over the equity interest in the VIEs held by his or her respective spouse. In addition, in the event that any of them obtains any equity interest in the VIEs held by her respective spouse for any reason, such spouse agrees to be bound by similar obligations and agreed to enter into similar contractual arrangements.

Our corporate structure is subject to risks associated with our contractual arrangements with the VIEs. These contractual arrangements have not been properly tested in a court of law, and the PRC regulatory authorities could disallow our corporate structure at any time, which could result in a material change in our operations and the value of our securities could decline or become worthless. The legal system in the PRC is not as developed as in other jurisdictions such as the United States. As a result, uncertainties in the PRC legal system could limit our ability, as a Cayman Islands holding company, to enforce these contractual arrangements and doing so may be costly. Because of our corporate structure, our Cayman Islands holding company, the WFOEs, the VIEs and their subsidiaries, and our investors face uncertainty with respect to the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of value-added telecommunications service companies and the validity and enforcement of the contractual agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. Our contractual agreements may not be as effective as direct ownership in providing control over the VIEs. We may also be subject to sanctions imposed by PRC regulatory agencies, including China Securities Regulatory Commission, if we fail to comply with their rules and regulations. For a detailed discussion of risks related to our corporate structure, see “Risk Factors — Risks Related to Our Corporate Structure.”

Cash Flows through Our Organization

TuanChe Limited is a holding company with no material operations of its own. We currently conduct our operations through our WFOEs, the VIEs and their respective subsidiaries. Cash is transferred through our organization in the manner as follows: (1) we may transfer funds to our WFOEs through our Hong Kong subsidiary, TuanChe Information Limited, by additional capital contributions or shareholder loans, as the case may be; (2) our subsidiaries in mainland China may provide loans to the VIEs, subject to statutory limits and restrictions; (3) the VIEs may pay service fees to our subsidiaries in mainland China for services rendered by our subsidiaries in mainland China; (4) our subsidiaries in mainland China may pay service fees to the VIEs for services rendered by the VIEs; and (5) our subsidiaries in mainland China may make dividends or other distributions to us through TuanChe Information Limited. We do not have cash management policies dictating how funds are transferred throughout our organization. We may encounter difficulties in our ability to transfer cash between subsidiaries in mainland China and other subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. If we intend to distribute dividends through TuanChe Limited (the “Parent”), our WFOEs will transfer the dividends to TuanChe Information Limited in accordance with the laws and regulations of the PRC, and then TuanChe Information Limited will transfer the dividends to the Parent, and the dividends will be distributed from the Parent to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

In 2021, our subsidiaries in mainland China received cash of RMB2.0 million from the VIEs for services rendered to the VIEs and their subsidiaries. In 2021, our subsidiaries in mainland China paid cash of RMB0.6 million to the VIEs for services rendered by the VIEs and their subsidiaries. The foregoing cash flows include all distributions and transfers between our Cayman Islands holding company, our subsidiaries and the VIEs as of the date of this prospectus supplement. For details regarding distributions and transfers between our Cayman Islands holding company, our subsidiaries and the VIEs, see “Item 5. Operating and Financial Review and Prospects—Cash Flows through Our Organization” in the 2021 Form 20-F.

Dividend Distribution to U.S. Investors and Tax Consequences

As of the date of this prospectus supplement, none of our subsidiaries has issued any dividends or made other distributions to us or their respective holding companies nor have we or any of our subsidiaries ever paid dividends or made other distributions to U.S. investors. We currently intend to retain all future earnings to finance the VIEs’ and our subsidiaries’ operations and to expand their business. As a result, we do not expect to pay and cash dividends in the foreseeable future.

Under our corporate structure, our ability to pay dividends and to service any debt we may incur and pay our operating expenses principally depends on dividends paid by our subsidiaries in mainland China. Under applicable PRC laws and regulations, our subsidiaries in mainland China are permitted to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our subsidiaries in mainland China are required to allocate at least 10% of their accumulated profits each year, if any, to fund statutory reserves of up to 50% of the registered capital of the enterprise. Statutory reserves are not distributable as cash dividends except in the event of liquidation. Furthermore, if our subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. In addition, the PRC tax authorities may require us to adjust the taxable income under the contractual arrangements we currently have in place in a manner that would materially and adversely affect our WFOEs’ ability to pay dividends and other distributions to us. Any limitation on the ability of our subsidiary to distribute dividends to us or on the ability of the VIEs to make payments to us may restrict our ability to satisfy our liquidity requirements.

Restrictions on Our and the VIEs’ Ability to Transfer Cash Out of Mainland China

To the extent cash or assets in the business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our, our subsidiaries’ or the VIEs’ ability to transfer cash and assets.

We may encounter difficulties in our ability to transfer cash between subsidiaries in mainland China and other subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. The majority of our income is denominated in Renminbi, and shortage in foreign currencies may restrict our ability to pay dividends or other payment to satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from the State Administration of the Foreign Exchange in the PRC as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. The PRC government has implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. It may continue to strengthen its capital controls and dividends and other distributions of our subsidiaries in mainland China may be subjected to tighter scrutiny and may limit the ability of our Cayman Islands holding company, to use capital from our subsidiaries in mainland China, which may restrict our ability to satisfy our liquidity requirements. For more detailed discussion of the restrictions and limitations on the ability to transfer cash or distribute earnings between our subsidiaries in mainland China and the VIEs, and between our Cayman Islands holding company and the VIEs, see “Risk Factors — Risks Related to Our Corporate Structure — We may rely on dividends and other distributions on equity paid by our subsidiaries in mainland China and Hong Kong to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct the business” in this prospectus supplement.

Financial Information Related to the VIEs

The following table presents the consolidated balance sheet information relating to the Parent, the VIEs and the non-variable interest entities as of December 31, 2020 and 2021 and June 30, 2022 (unaudited).

	As of December 31, 2020
			Non-VIE
		VIE		Other	Intercompany	Group
	Parent	Consolidated	WFOE	subsidiaries	Elimination	Consolidated
Cash, cash equivalents and restricted cash	46,501	20,178	66,481	6,585	—	139,745
Amount due from the subsidiaries of the Group	101,952	73,036	70,094	1,134	(246,216)	—
Other current assets	50,358	18,132	120,747	—	(17,581)	171,656
Total current assets	198,811	111,346	257,322	7,719	(263,797)	311,401
Property and equipment, net	—	578	17,946	—	(12,816)	5,708
Intangible assets	—	—	—	—	21,821	21,821
Long-term investments	—	8,949	—	—	—	8,949
Investments in subsidiaries, VIEs and subsidiaries of VIEs	97,465	—	30,100	565,453	(693,018)	—
Operating lease right-of-use assets, net	—	2,003	8,798	—	—	10,801
Goodwill	—	—	115,414	—	—	115,414
Other non-current assets	—	—	5,728	—	(5,415)	313
Total non-current assets	97,465	11,530	177,986	565,453	(689,428)	163,006
Total assets	296,276	122,876	435,308	573,172	(953,225)	474,407
Accounts payable	—	3,827	17,967	—	—	21,794
Amount due to the subsidiaries of the Group	—	210,102	65,590	7,358	(283,050)	—
Short-term operating lease liabilities	—	1,025	4,886	—	—	5,911
Other current liabilities	6,614	61,473	80,372	—	—	148,459
Total current liabilities	6,614	276,427	168,815	7,358	(283,050)	176,164
Lease liabilities, non-current	—	978	3,070	—	—	4,048
Other non-current liabilities	1,498	185	5,451	—	—	7,134
Total non-current liabilities	1,498	1,163	8,521	—	—	11,182
Total liabilities	8,112	277,590	177,336	7,358	(283,050)	187,346
Total equity/(deficit)	288,164	(154,714)	257,972	565,814	(670,175)	287,061

	As of December 31, 2021
			Non-VIE
		VIE		Other	Intercompany	Group
	Parent	Consolidated	WFOE	subsidiaries	Elimination	Consolidated
Cash, cash equivalents and restricted cash	41,811	4,974	44,076	6,437	—	97,298
Amount due from the subsidiaries of the Group	106,845	91,767	1,976	133,860	(334,448)	—
Other current assets	1,016	29,100	95,876	—	(17,581)	108,411
Total current assets	149,672	125,841	141,928	140,297	(352,029)	205,709
Property and equipment, net	—	379	32,989	—	(29,901)	3,467
Intangible assets	—	—	—	—	17,711	17,711
Long-term investments	—	5,357	—	—	—	5,357
Investments in subsidiaries, VIEs and subsidiaries of VIEs	52,139	—	30,100	596,994	(679,233)
Operating lease right-of-use assets, net	—	1,025	4,079	—	—	5,104
Goodwill	—	—	115,414	—	—	115,414
Other non-current assets	—	—	2,256	—	(1,943)	313
Total non-current assets	52,139	6,761	184,838	596,994	(693,366)	147,366
Total assets	201,811	132,602	326,766	737,291	(1,045,395)	353,075
Accounts payable	—	395	29,182	—	—	29,577
Amount due to the subsidiaries of the Group	1,232	253,003	102,196	13,756	(370,187)	—
Short-term operating lease liabilities	—	1,025	1,564	—	—	2,589
Other current liabilities	5,210	52,646	61,762	—	—	119,618
Total current liabilities	6,442	307,069	194,704	13,756	(370,187)	151,784
Lease liabilities, non-current	—	—	1,475	—	—	1,475
Other non-current liabilities	957	98	5,451	—	—	6,506
Total non-current liabilities	957	98	6,926	—	—	7,981
Total liabilities	7,399	307,167	201,630	13,756	(370,187)	159,765
Total equity/(deficit)	194,412	(174,565)	125,136	723,535	(675,208)	193,310

	As of June 30, 2022
			Non-VIE
		VIE		Other	Intercompany	Group
	Parent	Consolidated	WFOE	subsidiaries	Elimination	Consolidated
Cash, cash equivalents and restricted cash	10,106	7,438	16,084	6,502	—	40,130
Amount due from the subsidiaries of the Group	113,414	98,138	167,187	1,166	(379,905)	—
Other current assets	1,195	44,705	51,410	33	—	97,343
Total current assets	124,715	150,281	234,681	7,701	(379,905)	137,473
Property and equipment, net	—	253	1,839	—	—	2,092
Long-term investments	—	5,142	—	—	—	5,142
Investments in subsidiaries, VIEs and subsidiaries of VIEs	27,482	—	30,110	667,657	(725,249)	—
Operating lease right-of-use assets, net	—	519	11,206	—	—	11,725
Goodwill	—	—	115,414	—	—	115,414
Other non-current assets	—	—	429	—	—	429
Total non-current assets	27,482	5,914	158,998	667,657	(725,249)	134,802
Total assets	152,197	156,195	393,679	675,358	(1,105,154)	272,275
Accounts payable	—	4,753	8,429	—	—	13,182
Amount due to the subsidiaries of the Group	1,283	264,510	109,567	14,126	(389,486)	—
Short-term operating lease liabilities	—	1,140	2,000	—	—	3,140
Other current liabilities	6,791	49,455	40,745	901	—	97,892
Total current liabilities	8,074	319,858	160,741	15,027	(389,486)	114,214
Lease liabilities, non-current	—	—	6,628	—	—	6,628
Other non-current liabilities	743	1,859	5,451	—	—	8,053
Total non-current liabilities	743	1,859	12,079	—	—	14,681
Total liabilities	8,817	321,717	172,820	15,027	(389,486)	128,895
Total equity/(deficit)	143,380	(165,522)	220,859	660,331	(715,668)	143,380

The following table presents the consolidated statements of operations and comprehensive loss and cash flows relating to the Parent, the VIEs and the non-variable interest entities for the year ended and as of December 31, 2019, 2020 and 2021 and for the six months ended and as of June 30, 2022 (unaudited).

Consolidated statements of operations and comprehensive (loss)/income data

	Year Ended December 31, 2019
			Non-VIE
	Parent	VIE Consolidated	WFOE	Other subsidiaries	Intercompany Elimination	Group Consolidated
Net revenues	—	144,115	503,584	323	(3,249)	644,773
Cost of revenues	—	(46,507)	(142,805)	(1)	2,772	(186,541)
Operating expenses	(20,479)	(91,793)	(606,916)	(558)	477	(719,269)
Loss from operations	(20,479)	5,815	(246,137)	(236)	—	(261,037)
Equity in loss of subsidiaries, VIEs and subsidiaries of VIEs	(235,804)	—	—	—	235,804	—
Other income, net	5,643	1,635	2,356	104	—	9,738
Net income/(loss)	(250,640)	7,450	(243,781)	(132)	235,804	(251,299)

	Year Ended December 31, 2020
			Non-VIE
	Parent	VIE Consolidated	WFOE	Other subsidiaries	Intercompany Elimination	Group Consolidated
Net revenues	—	104,819	241,343	—	(15,934)	330,228
Cost of revenues	—	(28,573)	(71,271)	—	11,043	(88,801)
Operating expenses	(11,041)	(82,900)	(323,694)	(8)	4,891	(412,752)
Loss from operations	(11,041)	(6,654)	(153,622)	(8)	—	(171,325)
Equity in loss of subsidiaries, VIEs and subsidiaries of VIEs	(153,967)	—	—	—	153,967	—
Other income/(loss), net	1,974	2,160	3,146	(465)	—	6,815
Income tax expense	—	1,032	—	—	—	1,032
Net loss	(163,034)	(3,462)	(150,476)	(473)	153,967	(163,478)

	Year Ended December 31, 2021
			Non-VIE
	Parent	VIE Consolidated	WFOE	Other subsidiaries	Intercompany Elimination	Group Consolidated
Net revenues	—	93,975	327,958	—	(64,381)	357,552
Cost of revenues	—	(44,519)	(101,054)	—	60,283	(85,290)
Operating expenses	(6,710)	(84,191)	(296,300)	(6)	4,098	(383,109)
Loss from operations	(6,710)	(34,735)	(69,396)	(6)	—	(110,847)
Equity in loss of subsidiaries, VIEs and subsidiaries of VIEs	(96,058)	—	—	—	96,058	—
Other income/(loss), net	823	4,170	4,075	(166)	—	8,902
Net loss	(101,945)	(30,565)	(65,321)	(172)	96,058	(101,945)

	Six Months Ended June 30, 2021
			Non-VIE
		VIE		Other	Intercompany	Group
	Parent	Consolidated	WFOE	subsidiaries	Elimination	Consolidated
Net revenues	—	57,846	180,437	—	(24,956)	213,327
Cost of revenues	—	(32,310)	(42,099)	—	23,019	(51,390)
Operating expenses	(3,384)	(37,333)	(150,390)	(5)	1,937	(189,175)
Loss from operations	(3,384)	(11,797)	(12,052)	(5)	—	(27,238)
Equity in loss of subsidiaries, VIEs and subsidiaries of VIEs	(19,667)	—	—	—	19,667	—
Other income/(expenses), net	455	2,694	1,052	(75)	—	4,126
Income tax expense	—	516	—	—	—	516
Net loss	(22,596)	(8,587)	(11,000)	(80)	19,667	(22,596)

	Six Months Ended June 30, 2022
			Non-VIE
		VIE		Other	Intercompany	Group
	Parent	Consolidated	WFOE	subsidiaries	Elimination	Consolidated
Net revenues	—	43,012	48,572	—	(2,373)	89,211
Cost of revenues	—	(2,501)	(14,454)	—	—	(16,955)
Operating expenses	(2,950)	(38,444)	(76,424)	(1,067)	2,373	(116,512)
(Loss)/ income from operations	(2,950)	2,067	(42,306)	(1,067)	—	(44,256)
Equity in loss of subsidiaries, VIEs and subsidiaries of VIEs	(53,527)	—	—	—	53,527	—
Other income/(expenses), net	311	(12,888)	476	191	—	(11,910)
Net loss	(56,166)	(10,821)	(41,830)	(876)	53,527	(56,166)

Consolidated cash flow information

	Year Ended December 31, 2019
			Non-VIE
	Parent	VIE Consolidated	WFOE	Other subsidiaries	Intercompany Elimination	Group Consolidated
Net cash used in operating activities	(3,086)	(6,612)	(151,518)	(590)	—	(161,806)
Net cash used in investing activities	(319,916)	(5,418)	(12,413)	(151,813)	302,012	(187,548)
Net cash (used in) provided by financing activities	(37,245)	—	151,006	151,006	(302,012)	(37,245)
Effect of exchange rate changes	3,313	—	(818)	995	—	3,490
Net decrease in cash and cash equivalents	(356,934)	(12,030)	(13,743)	(402)	—	(383,109)

	Year Ended December 31, 2020
			Non-VIE
	Parent	VIE Consolidated	WFOE	Other subsidiaries	Intercompany Elimination	Group Consolidated
Net cash (used in) provided by operating activities	(13,622)	(4,945)	(70,791)	504	—	(88,854)
Net cash (used in) provided by investing activities	(40,851)	12,050	(1,518)	(65,736)	133,753	37,698
Net cash provided by (used in) financing activities	1,330	(63)	66,396	66,027	(133,753)	(63)
Effect of exchange rate changes	(2,358)	—	(73)	(2,054)	—	(4,485)
Net (decrease)/increase in cash and cash equivalents	(55,501)	7,042	(5,986)	(1,259)	—	(55,704)

	Year Ended December 31, 2021
			Non-VIE
	Parent	VIE Consolidated	WFOE	Other subsidiaries	Intercompany Elimination	Group Consolidated
Net cash (used in) provided by operating activities	(10,358)	(22,124)	(69,764)	9,991	—	(92,255)
Net cash provided by (used in) investing activities	7,287	2,920	(213)	(45,199)	83,061	47,856
Net cash provided by (used in) financing activities	—	4,000	47,674	38,387	(83,061)	7,000
Effect of exchange rate changes	(1,619)	—	(102)	(3,327)	—	(5,048)
Net decrease in cash and cash equivalents	(4,690)	(15,204)	(22,405)	(148)	—	(42,447)

	Six Months Ended June 30, 2021
			Non-VIE
	Parent	VIE Consolidated	WFOE	Other subsidiaries	Intercompany Elimination	Group Consolidated
Net cash (used in)/generated from operating activities	(531)	(23,095)	(27,038)	10,404	—	(40,260)
Net cash generated from / (used in) investing activities	39,211	3,892	(214)	(6,935)	12,926	48,880
Net cash generated from financing activities	—	4,000	9,463	6,463	(12,926)	7,000
Effect of exchange rate changes	(880)	—	(18)	(6,229)	—	(7,127)
Net increase/(decrease) in cash, cash equivalents and restricted cash	37,800	(15,203)	(17,807)	3,703	—	8,493

	Six Months Ended June 30, 2022
			Non-VIE
		VIE		Other	Intercompany	Group
	Parent	Consolidated	WFOE	subsidiaries	Elimination	Consolidated
Net cash (used in)/generated from operating activities	(1,248)	3,523	(55,414)	55	(2,288)	(55,372)
Net cash used in investing activities	(31,769)	—	(126)	(31,090)	62,869	(116)
Net cash (used in) / generated from financing activities	—	(1,060)	28,973	32,896	(62,869)	(2,060)
Effect of exchange rate changes	1,312	—	864	(1,796)	—	380
Net (decrease) / increase in cash, cash equivalents and restricted cash	(31,705)	2,463	(25,703)	65	(2,288)	(57,168)

Recent Development

We recently announced our strategic collaboration with YangMing New Energy Technology (“YangMing”), Beijing S-TECH Technology (“S-TECH”) and IAT Automobile Technology Co., Ltd. (Shenzhen Stock Exchange: 300825) (“IAT”) to explore opportunities in and strengthen our capabilities in the new energy vehicle (“NEV”) industry. Pursuant to the collaboration agreements, we will collaborate with YangMing to research EV batteries and strengthen our supply chain capacity, with S-TECH to leverage its technologies for our vehicle model development, and with IAT on, among others, vehicle and component research and development, manufacturing and software development.

Our Risks and Challenges

Investing in our securities entails a significant level of risk. Before investing in the ADSs, you should carefully consider all of the risks and uncertainties mentioned in the section titled “Risk Factors” in addition to all of the other information in this prospectus supplement. The occurrence of one or more of the events or circumstances described “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our business, results of operations and financial condition.

We and the VIEs face various legal and operational risks and uncertainties related to being based in and having significant operations in mainland China. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us and the VIEs, to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. For example, we and the VIEs face risks associated with regulatory approvals of offshore offerings, oversight on cybersecurity and data privacy, as well as the lack of inspection by the PCAOB on our auditors. Such risks could result in a material change in our operations and/or the value of the ADSs or could significantly limit or completely hinder our ability to offer ADSs and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. The PRC government also has significant discretion over the conduct of the business of us and the VIEs and may intervene with or influence our operations or the development of the value-added telecommunications service industry as it deems appropriate to further regulatory, political and societal goals. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and foreign investment in China-based companies. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless. These regulatory risks and uncertainties could become applicable to our Hong Kong subsidiary if regulatory authorities in Hong Kong adopt similar rules and/or regulatory actions. For further details, see “Risk Factors—Risks Related to Our Corporate Structure” and “Risk Factors—Risks Related to Doing Business in China” in this prospectus supplement.

We and the VIEs have obtained all licenses, permits or approvals from the PRC regulatory authorities for our and the VIEs’ business operations of offline marketing services, referral service for commercial bank and online marketing services, except that (1) TuanChe Internet is renewing the commercial performance permit, which expired on November 10, 2022, and that (2) we and/or the VIEs may need to obtain certain permits each time before we and/or the VIEs hold an offline event. We and the VIEs did not obtain requisite permits for the provision of certain livestreaming services when provided at a preliminary stage. As of the date of this prospectus supplement, we and the VIEs have taken measures to rectify such defect by entering into collaboration arrangements with the operators of livestreaming platforms holding the requisite permits, and we have not received any inquiry or investigation from any PRC government authority regarding such service provision. As of the date of this prospectus supplement, except as disclosed above and in “Risk Factors—Risks Related to Our Business and Industry—Failure to obtain, renew, or retain licenses, permits or approvals or failure to comply with applicable laws and regulations may affect our and the VIEs’ ability to conduct business” in this prospectus supplement, we and the VIEs have obtained all licenses, permits or approvals to conduct our and the VIEs’ business. As of the date of this prospectus supplement, TuanChe Internet Information Service (Beijing) Co., Ltd. has obtained certain value-added telecommunications service license for the operation of internet content service from the Beijing Administration of Telecommunications which will remain valid until September 2023, Shenzhen Drive New Media Co., Ltd. has obtained certain value-added telecommunications service license for the operation of internet content service from the Guangdong Administration of Telecommunications which will remain valid until June 2024, and TuanChe (Beijing) Automobile Sales & Service Co., Ltd., a subsidiary of TuanChe Internet, has obtained certain value-added telecommunications service license for the operation of internet content service from the Beijing Administration of Telecommunications which will remain valid until January 2026. Under PRC laws and regulations, we and the VIEs are required to obtain and maintain the aforementioned licenses, permits and approvals in order to conduct and operate our and the VIEs’ business. TuanChe Internet is renewing the commercial performance permit, which expired on November 10, 2022. We and the VIEs would not engage in activities that would be potentially deemed as public live artistic performance until a successful renewal of such certificate is obtained, and we do not expect such renewal process would adversely affect our and the VIEs’ current business operations. In addition, we and the VIEs may be required to obtain certain permits each time before we and the VIEs hold an offline event, including a security permit to organize large-scale mass activities and a permit for temporary occupation of urban roads, depending on the estimated number of participants and the need to temporarily occupy public roads. Although we and the VIEs have endeavored and will continue to endeavor to obtain all necessary permits according to our estimate of the condition of each specific event, we cannot assure you that we and the VIEs have been or will continue to be in full compliance with the licensing requirements for all the offline events we and the VIEs have held or will hold because the regulatory practices with respect to an offline event vary among different regions and the local authorities retain broad discretion in enforcing the license requirements. In addition, if relevant PRC government authorities determine that we or the VIEs are operating our offline events without proper licenses or permits or impose additional restrictions on the operation of any of our offline events, we and the VIEs might be subject to administration penalties, such as fines, confiscation of income, additional restrictions and force discontinuation of our offline events, which may materially and adversely affect our and the VIEs’ business, results of operations and financial condition. As of the date of this prospectus supplement, we and the VIEs have not been denied application for any permits or licenses required for our and the VIEs’ business operations and the offline events we and the VIEs have held. As of the date of this prospectus supplement, except as disclosed above, we and the VIEs have obtained requisite licenses in full compliance with applicable laws and regulations for offline events held, and we and the VIEs have not received any inquiry or investigation from any PRC government authority regarding non-compliance of the offline events. See “Risk Factors—Risks Related to Our Business and Industry—Our and the VIEs’ failure to obtain necessary permits for offline events may subject us and the VIEs to penalties and adversely affect our business, results of operations, and financial condition.” However, the licensing requirements in mainland China are constantly evolving, and we may be subject to more stringent regulatory requirements due to changes in the political or economic policies in the relevant jurisdictions. We cannot assure you that we or the VIEs will be able to satisfy such regulatory requirements, and as a result, we or the VIEs may be unable to retain, obtain or renew relevant licenses, permits or approvals in the future. If we or the VIEs fail to do so, we or the VIEs may be subject to administrative penalties or sanctions, which may materially and adversely affect our business, financial condition and results of operations. In addition, if we, our subsidiaries or the VIEs inadvertently conclude that other permissions and approvals, including those from the Cyberspace Administration of China (the “CAC”) or the China Securities Regulatory Commission (the “CSRC”), are not required or applicable laws, regulations or interpretations change and we, our subsidiaries or the VIEs are required to obtain such permissions or approvals in the future, we, our subsidiaries’ and the VIEs’ operations in mainland China may be subject to sanctions imposed by the relevant PRC regulatory authority, including fines and penalties, revocation of our subsidiaries’ and the VIEs’ licenses and suspension of their respective business, restrictions or limitations on our ability to pay dividends outside of mainland China, regulatory orders, litigation or adverse publicity, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.

As of the date of this prospectus supplement, neither we nor any of our subsidiaries, the VIEs or their subsidiaries have obtained the approval or clearance from either the CSRC or the CAC for any offering we may make under this prospectus supplement and accompanying prospectus. As advised by our PRC legal counsel, Shihui Partners, we are not required to obtain the approval or clearance from either the CSRC or the CAC in connection with any such offering under the PRC laws and regulations currently in effect, since our PRC legal counsel is not aware of any PRC laws or regulations in effect requiring that we obtain a prior permission from the CSRC or the CAC for the potential offering under this prospectus supplement and the accompanying prospectus. However, there remains significant uncertainty inherent in relying on the opinion of our PRC legal counsel as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. We cannot assure you that regulators in mainland China will not take a contrary view to that of our PRC legal counsel or will not subsequently require us to undergo the approval or clearance procedures and subject us to penalties for non-compliance. As of the date of this prospectus supplement, we have not been informed by the CSRC or the CAC of any requirements, approvals or permissions that TuanChe should obtain prior to this offering for the time being. See “Risk Factors—Risks Related to Doing Business in China—Any actions by the Chinese government, including any decision to intervene or influence the operations of our subsidiaries in mainland China or the VIEs or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our subsidiaries in mainland China or the VIEs, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless” and “—The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with this offering and our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” in this prospectus supplement.

Our financial statements contained in the 2021 Form 20-F have been audited by an independent registered public accounting firm that was not included in the list of PCAOB Identified Firms of having been unable to be inspected or investigated completely by the PCAOB in the PCAOB Determination Report issued in December 2021. We have not been identified by the SEC as a commission-identified issuer under the Holding Foreign Company Accountable Act (the “HFCA Act”) as of the date of this prospectus supplement. If, in the future, we have been identified by the SEC for three consecutive years as a commission-identified issuer whose registered public accounting firm is determined by the PCAOB that it is unable to inspect or investigate completely because of a position taken by one or more authorities in China, the SEC may prohibit our shares or the ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. Additionally, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. If we fail to meet the new listing standards specified in the HFCA Act, we could face possible delisting from the Nasdaq Stock Market, cessation of trading in over-the-counter market, deregistration from the SEC and/or other risks, which may materially and adversely affect, or effectively terminate, the ADSs trading in the United States.

In particular, we face risks and challenges in the following aspects, including:

Risks Related to Our Business and Industry

•	reliance on mainland China’s automotive industry for our net revenues and future growth;

•	material and adverse impact from the COVID-19 pandemic on our and the VIEs’ business operations;

•	our and the VIEs’ dependence on collaboration with industry customers;

•	our and the VIEs’ ability to attract and retain automobile consumers;

•	our net losses in the past and ability to generate net income;

•	liquidity risks in the operation and expansion of our and the VIEs’ business;

•	our and the VIEs’ evolving business focuses which may make it difficult to evaluate our and the VIEs’ business by comparing our results of operations from period to period, or to predict the profitability of certain of our and the VIEs’ business lines due to their limited operating history;

Risks Related to Our Corporate Structure

•	the agreements that establish the structure for operating some of our operations in mainland China to be found not compliant with PRC regulations relating to the relevant industries;

•	uncertainties with respect to the interpretation and implementation of the PRC Foreign Investment Law;

•	the risk of losing the ability to use and enjoy assets held by the VIEs and their subsidiaries that are important to our business if the VIEs and their subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding;

•	failure of the custodians or authorized users of our and the VIEs’ controlling non-tangible assets, including chops and seals, to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations may be materially and adversely affected;

Risks Related to Doing Business in China

•	impact from PRC economic, political and social conditions, as well as changes in any government policies, laws and regulations;

•	uncertainties with respect to the PRC legal system;

•	government actions to intervene or influence of our and the VIEs’ operations or to exert control over our offshore securities offerings;

•	approval of CSRC or other PRC government authorities that may be required in connection with this offering and our future offshore securities offerings;

•	failure to comply with governmental regulations and other legal obligations concerning data protection and cybersecurity;

•	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion delaying or preventing us from using the proceeds of this offering;

•	the ADSs being delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China;

Risks Related to Our Securities, including the ADSs

•	our emerging growth company status and the applicability of certain reduced reporting requirements;

•	volatility in the trading price of the ADSs;

•	our dual-class share structure with different voting rights that may limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of the Class A ordinary shares and ADSs may view as beneficial.

Corporate Information

Our principal executive offices are located at 9F, Ruihai Building, No. 21 Yangfangdian Road Haidian District, Beijing 100038, People’s Republic of China. Our telephone number at this address is +86 10-6399-8902. Our registered office in the Cayman Islands is located at the offices of Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands. Our website is at http://ir.tuanche.com/. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our main website is at http://ir.tuanche.com/. The information contained on our website is not a part of this prospectus supplement.

THE OFFERING

Issuer	TuanChe Limited

ADSs offered by us pursuant to this prospectus supplement	10,909,092 ADSs, representing 174,545,472 Class A ordinary shares (including up to 7,254,546 ADSs issuable upon the exercise of the Pre-Funded Warrants and the Warrants)

Pre-Funded Warrants offered by us	We are offering the Pre-Funded Warrants, to purchase 1,800,000 ADS in lieu of the ADSs being offered to certain purchasers whose purchase of the ADSs in this Offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, upon the election of the holder, 9.99%) of our outstanding Class A ordinary shares immediately following the consummation of this offering. Each Pre-Funded Warrant is exercisable for one ADS at an exercise price of US$0.001. The combined purchase price of each Pre-Funded Warrant and the accompanying Warrants is US$2.749. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This prospectus supplement also relates to the offering of 1,800,000 ADSs issuable upon exercise of the Pre-Funded Warrants sold in this offering. On November 22, 2022, certain investor partially exercised the Pre-Funded Warrants to purchase 800,000 ADSs at an exercise price of US$0.001 per ADS.

Warrants offered by us	We are offering Warrants to purchase up to 5,454,546 ADSs, representing up to 87,272,736 Class A ordinary shares. Each Warrant is exercisable for one ADS at an exercise price of US$2.75 per ADS. The Warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The Warrants may be exercised only for a whole number of ADSs. No fractional ADSs will be issued upon exercise of the Warrants. The ADSs and the Warrants will be issued separately, but will be purchased together in this offering. This prospectus supplement also relates to the offering of up to 5,454,546 ADSs issuable upon exercise of the Warrants.

Offering price	The combined purchase price of each ADS and the accompanying Warrants is US$2.75. The combined purchase price of each Pre-Funded Warrant and the accompanying Warrants is US$2.749.

ADSs outstanding before this offering	5,980,364

ADSs outstanding immediately after this offering	10,434,910 (including the issuance of 800,000 ADSs pursuant to the Partial Exercise, and assuming no exercise of the Warrants and the remaining Pre-Funded Warrants). Assuming all of the Warrants and the Pre-Funded Warrants issued in this offering were immediately exercised, there would be 16,889,456 ADSs outstanding after this offering.

Ordinary shares outstanding before this offering	321,832,295 ordinary shares, including (1) 266,571,715 Class A ordinary shares and (2) 55,260,580 Class B ordinary shares.

Ordinary shares outstanding after this offering	393,105,031 ordinary shares, including (1) 337,844,451 Class A ordinary shares and (2) 55,260,580 Class B ordinary shares (including the issuance of 800,000 ADSs pursuant to the Partial Exercise and assuming no exercise of the Warrants and the remaining Pre-Funded Warrants). Assuming all of the Warrants and the Pre-Funded Warrants issued in this offering were immediately exercised, there would be 496,377,767 ordinary shares.

The ADSs	Each ADS represents sixteen (16) Class A ordinary shares, par value US$0.0001 per share.

The depositary will be the holder of the Class A ordinary shares underlying the ADSs and you will have the rights as provided in the deposit agreement among us, the depositary and the owners and holders of the ADSs.

We have no plan to declare or pay any dividends in the near future on our ordinary shares. If, however, we pay dividends on our Class A ordinary shares, the depositary will distribute the net cash dividends and other distributions it receives on our Class A ordinary shares after deducting its fees and expenses in accordance with the terms set forth in the deposit agreement.

You may surrender and cancel your ADSs to the depositary to withdraw Class A ordinary shares underlying your ADSs. There are fees applicable to such cancellations.

We may amend or terminate the deposit agreement without your consent. If you continue to hold the ADSs after an amendment to the deposit agreement, you agree to be bound by the deposit agreement as amended.

To better understand the terms of the ADSs, you should carefully read the “Description of the American Depositary Shares” section of the accompanying prospectus. You should also read the deposit agreement, which is an exhibit to the registration statement that includes the accompanying prospectus.

Listing	The ADSs are listed on the Nasdaq Capital Market under the symbol “TC.” The ADSs and ordinary shares are not listed on any other stock exchange or traded on any automated quotation system. There is no established public trading market for the Warrants or the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants or the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants and the Pre-Funded Warrants will be limited.

Use of proceeds	We estimate that we will receive net proceeds of approximately US$13.3 million and after deducting the placement agent fee and estimated offering expenses payable by us.

We intend to use our net proceeds from this offering for the research and development of new energy vehicles and general corporate purposes and working capital.

See “Use of Proceeds” for more information.

Lock-up	Our executive officers and directors and 10% shareholders of our company have agreed not to sell, transfer or dispose of any ADSs, ordinary shares or similar securities for a period of 90 days after the closing of the offering.

Company standstill	We have agreed that neither we nor any of our subsidiaries shall, for a period of ninety (90) days, (1) offer, sell, issue or otherwise transfer or dispose of, directly or indirectly, any equity of our company or any securities convertible into or exercisable or exchangeable for equity of our company or (2) file or cause to be filed any registration statement relating to the offering of any equity of our company or any securities convertible into or exercisable or exchangeable for equity of our company, subject to certain exceptions.

Risk factors	Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors described in the section titled “Risk Factors” beginning on page S-26 of this prospectus supplement as well as the risks identified in documents that are incorporated by reference in this prospectus supplement.

Depositary	The Bank of New York Mellon.

Payment and settlement	The ADSs are expected to be delivered through the book-entry transfer facilities of The Depository Trust Company in New York, New York, and the Pre-Funded Warrants, together with the associated Warrants, are expected to be delivered against payment therefor, in each case, on or about November 23, 2022.

The number of ordinary shares that will be outstanding immediately after this offering is based upon:

•	266,571,715 Class A ordinary shares, including the 6,663,321 Class A ordinary shares held by Best Cars Limited, the nominee of our equity incentive trust, and 55,260,580 Class B ordinary shares issued and outstanding as of the date of this prospectus supplement, and

•	71,272,736 Class A ordinary shares represented by 4,454,546 ADSs that we will issue and sell in this offering, including the issuance of 800,000 ADSs pursuant to the Partial Exercise, and assuming no exercise of the Warrants and the remaining Pre-Funded Warrants.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the Warrants and the Pre-Funded Warrants, other than the Partial Exercise, issuable pursuant to this offering.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary consolidated statement of operations data for the years ended December 31, 2019, 2020 and 2021, summary consolidated balance sheet data as of December 31, 2020 and 2021, and summary consolidated cash flow data for the years ended 2019, 2020 and 2021 have been derived from our audited consolidated financial statements included in the 2021 Form 20-F. The summary consolidated statement of operations data for the six months ended June 30, 2021 and 2022, the summary consolidated balance sheet data as of June 30, 2022, and summary consolidated cash flow data for the six months ended June 30, 2021 and 2022 are derived from our unaudited consolidated financial statements included in our current report on Form 6-K furnished with the SEC on September 29, 2022 (the “Interim Report”). Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Our historical results are not necessarily indicative of results expected for future periods. You should read this Summary Consolidated Financial Data section together with our audited consolidated financial statements and the related notes included in the 2021 Form 20-F and information under “Item 5. Operating and Financial Review and Prospects” of the 2021 Form 20-F, as well as our unaudited consolidated financial statements and the related notes included in the Interim Report (excluding Exhibit 99.1 thereto titled “Press Release”), which are incorporated into this prospectus supplement by reference.

Summary Consolidated Statements of Operations and Comprehensive Loss

	Year ended December 31,			Six Months ended June 30,
	2019	2020	2021	2021	2022
	RMB	RMB	RMB	RMB	RMB	US$
	(All amounts in thousands, except for share and per share data)
				(Unaudited)
Net revenues
Offline Marketing Services:
Auto shows	603,407	250,481	242,860	158,129	25,229	3,767
Special promotion events	19,772	4,851	3,994	1,911	429	64
Referral service for commercial bank	156	18,694	67,010	33,509	26,482	3,954
Online marketing services and others	21,438	56,202	43,688	19,778	37,071	5,535
Total net revenues	644,773	330,228	357,552	213,327	89,211	13,320
Cost of revenues	(186,541)	(88,801)	(85,290)	(51,390)	(16,955)	(2,531)
Gross profit	458,232	241,427	272,262	161,937	72,256	10,789
Operating expenses:
Selling and marketing expenses	(572,040)	(279,665)	(274,670)	(140,810)	(77,205)	(11,526)
General and administrative expenses	(103,890)	(98,820)	(72,788)	(30,643)	(26,933)	(4,021)
Research and development expenses	(43,339)	(34,267)	(35,651)	(17,722)	(12,374)	(1,847)
Total operating expenses	(719,269)	(412,752)	(383,109)	(189,175)	(116,512)	(17,394)
Loss from operations	(261,037)	(171,325)	(110,847)	(27,238)	(44,256)	(6,605)
Other income/(expenses):
Interest income, net	7,020	2,409	625	496	29	4
Foreign exchange (loss)/gain	(661)	(25)	(149)	246	189	28
(Loss)/gain from equity method investments	(917)	933	258	(220)	(215)	(32)
Impairment of long-term investment	(1,000)	—	(700)	(700)	—	—
Impairment of long-lived assets	—	—	—	—	(15,614)	(2,331)
Other income, net	5,296	3,498	8,868	4,304	3,701	553
Loss before income taxes	(251,299)	(164,510)	(101,945)	(23,112)	(56,166)	(8,383)
Income tax benefit	—	1,032	—	516	—	—
Net loss	(251,299)	(163,478)	(101,945)	(22,596)	(56,166)	(8,383)
Net loss attributable to the non-controlling interests	(659)	(444)	—	—	—	—
Net loss attributable to TuanChe Limited's ordinary shareholders	(250,640)	(163,034)	(101,945)	(22,596)	(56,166)	(8,383)
Net loss	(251,299)	(163,478)	(101,945)	(22,596)	(56,166)	(8,383)
Other comprehensive income/(loss):
Foreign currency translation adjustments	8,416	(6,853)	(1,603)	(874)	88	13
Total other comprehensive income/(loss)	8,416	(6,853)	(1,603)	(874)	88	13
Total comprehensive loss	(242,883)	(170,331)	(103,548)	(23,470)	(56,078)	(8,370)
Comprehensive loss attributable to:
TuanChe Limited’s shareholders	(242,224)	(169,887)	(103,548)	(23,470)	(56,078)	(8,370)
Non-controlling interests	(659)	(444)	—	—	—	—
Net loss attributable to the TuanChe Limited’s ordinary shareholders per share
Basic and diluted	(0.85)	(0.54)	(0.33)	(0.07)	(0.18)	(0.03)
Weighted average number of ordinary shares
Basic and diluted	294,922,074	304,439,440	306,792,324	305,884,935	309,041,616	309,041,616

Summary Consolidated Balance Sheets

	December 31,
	2020	2021	June 30, 2022
	RMB	RMB	RMB	US$
	(All amounts in thousands)
			(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	109,916	63,461	32,184	4,805
Restricted cash	29,829	33,837	7,946	1,186
Time deposits	45,674	—	—	—
Accounts and notes receivable, net	66,126	47,951	40,416	6,034
Prepayment and other current assets, net	59,856	60,460	56,927	8,499
Total current assets	311,401	205,709	137,473	20,524
Non-current assets:
Property, equipment and software, net	5,708	3,467	2,092	312
Intangible assets, net	21,821	17,711	—	—
Operating lease right-of-use assets	10,801	5,104	11,725	1,750
Long-term investments	8,949	5,357	5,142	768
Goodwill	115,414	115,414	115,414	17,231
Other non-current assets	313	313	429	64
Total non-current assets	163,006	147,366	134,802	20,125
Total assets	474,407	353,075	272,275	40,649
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	21,794	29,577	13,182	1,968
Advance from customers	21,466	15,401	4,772	712
Salary and welfare benefits payable	57,996	39,870	36,330	5,424
Short-term borrowings	—	7,000	3,140	469
Other taxes payable	22,992	21,822	21,702	3,240
Current portion of deferred revenue	4,054	4,139	3,497	522
Short-term operating lease liabilities	5,911	2,589	4,309	643
Guarantee liabilities	387	4,073	1,617	241
Other current liabilities	41,564	27,313	25,665	3,832
Total current liabilities	176,164	151,784	114,214	17,051
Non-current portion of deferred revenue	185	98	59	9
Long-term borrowings	—	—	1,800	269
Deferred tax liability	5,451	5,451	5,451	814
Long-term operating lease liabilities	4,048	1,475	6,628	990
Other non-current liabilities	1,498	957	743	110
Total non-current liabilities	11,182	7,981	14,681	2,192
Total liabilities	187,346	159,765	128,895	19,243
Commitments and contingencies
Shareholders’ equity:
Class A ordinary shares: US$0.0001 par value; 800,000,000 shares authorized; 268,202,667 shares issued and 250,477,368 shares outstanding as of December 31, 2020 ; US$0.0001 par value; 800,000,000 shares authorized; 268,202,667 shares issued and 252,501,213 shares outstanding as of December 31, 2021 ; US$0.0001 par value; 800,000,000 shares authorized; 268,202,667 shares issued and 254,276,963 shares outstanding as of June 30, 2022	181	182	183	28
Class B ordinary shares: US$0.0001 par value; 60,000,000 shares authorized, and 55,260,580 issued and outstanding as of December 31, 2020 and 2021 and June 30, 2022	35	35	35	5
Treasury stock (14,907,047 treasury stock as of December 31, 2020 and 2021 and June 30, 2022)	(45,886)	(45,886)	(45,886)	(6,851)
Additional paid-in capital	1,221,339	1,231,135	1,236,179	184,557
Accumulated deficit	(881,700)	(983,645)	(1,039,811)	(155,240)
Accumulated other comprehensive loss	(5,805)	(7,408)	(7,320)	(1,093)
Total TuanChe Limited shareholders’ equity	288,164	194,413	143,380	21,406
Non-controlling interests	(1,103)	(1,103)	—	—
Total shareholders’ equity	287,061	193,310	143,380	21,406
TOTAL LIABILITIES AND EQUITY	474,407	353,075	272,275	40,649

Summary Consolidated Statements of Cash Flows

	Year ended December 31,			Six Months ended June 30,
	2019	2020	2021	2021	2022
	RMB	RMB	RMB	RMB	RMB	US$
	(All amounts in thousands, except for share and per share data)
				(Unaudited)
Cash flows from operating activities :
Net Loss	(251,299)	(163,478)	(101,945)	(22,596)	(56,166)	(8,383)
Adjustment to reconcile net loss to net cash used in operating activities:
Impairment on long-term investments	1,000	—	700	700	15,614	2,331
Depreciation of property, equipment and software	3,770	2,975	3,298	2,579	1,576	205
Amortization of intangible assets	—	4,134	4,110	2,055	2,097	313
Amortization of non-current assets	656	—	—	—	—	—
Share-based compensation	110,401	17,448	9,797	4,415	6,148	918
Allowance for doubtful accounts	13,684	30,227	17,796	4,942	3,783	565
Loss/ (Gain) from long-term investments	917	(933)	(258)	220	215	32
(Gain)/ Loss on disposal of property and equipment, subsidiary	(5)	51	429	—	—	—
Recognition of deferred income	(611)	(550)	(513)	(256)	(513)	(77)
Foreign exchange loss	661	(25)	149	(246)	(189)	(28)
Loss on changes in guarantee liabilities	—	233	1,542	1,542	(2,456)	(367)
Deferred income taxes	—	(1,032)	—	(516)	—	—
Non-cash lease expense	—	157	—	—	—	—
Changes in operating assets and liabilities:
Accounts receivable	(30,524)	(7,390)	6,504	3,790	7,400	1,105
Prepayment and other current assets	(24,100)	13,638	(4,177)	(8,853)	133	48
Accounts payable	(1,171)	15,970	7,782	(148)	(16,395)	(2,448)
Advance from customers	(9,899)	15,296	(6,065)	(16,631)	(10,630)	(1,587)
Salary and welfare benefits payable	19,190	(16,041)	(12,977)	(12,946)	(3,540)	(529)
Deferred revenue	—	1,720	—	—	(681)	(102)
Other taxes payable	(1,037)	876	(1,170)	1,563	(120)	(18)
Other current liabilities	6,561	(2,130)	(17,257)	126	(1,648)	(246)
Net cash used in operating activities	(161,806)	(88,854)	(92,255)	(40,260)	(55,372)	(8,268)
Cash flows from investing activities:
Purchase of property, equipment and software, and other non-current assets	(13,243)	(2,048)	(968)	(694)	(116)	(17)
Placement of time deposits	(69,762)	(141,016)	—	—	—	—
Bridge loan provided for acquisition	(99,148)	—	—	—	—	—
Cash paid for short-term investments	—	(7,105)	—	—	—	—
Cash paid for long-term investments	(5,400)	(700)	(2,250)	(1,500)	—	—
Cash received from maturity of time deposits	—	166,192	45,674	45,674	—	—
Cash received from disposal of long-term investments	—	250	5,400	5,400	—	—
Cash received from acquisition of a subsidiary	—	1,330	—	—	—	—
Cash received from disposal of property, equipment and software	5	—	—	—	—	—
Cash received from disposal of short-term investments	—	20,795	—	—	—	—
Net cash (used in)/generated from investing activities	(187,548)	37,698	47,856	48,880	(116)	(17)
Cash flows from financing activities:
Cash payments for repurchase of restricted shares from employees	(26,228)	—	—	—	—	—
Cash payments for repurchase of shares	(13,749)	—	—	—	—	—
Cash received from borrowings	—	3,000	10,000	7,000	4,940	738
Cash repayments of short-term borrowings	—	(3,000)	(3,000)	—	(7,000)	(1,045)
Cash received from the depositary bank	2,732	—	—	—	—	—
Cash paid from other financing activities	—	(63)	—	—	—	—
Net cash (used in)/generated from financing activities	(37,245)	(63)	7,000	7,000	(2,060)	(307)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3,490	(4,485)	(5,048)	(7,127)	380	57
Net decrease in cash, cash equivalents and restricted cash	(383,109)	(55,704)	(42,447)	8,493	(57,168)	(8,535)
Cash, cash equivalents and restricted cash at beginning of the year	578,558	195,449	139,745	139,745	97,298	14,526
Including :
Cash and cash equivalents at the beginning of the year	578,558	193,920	109,916	109,916	63,461	9,474
Restricted cash at the beginning of the year	—	1,529	29,829	29,829	33,837	5,052
Cash, cash equivalents and restricted cash at end of the year	195,449	139,745	97,298	148,238	40,130	5,991
Including :
Cash and cash equivalents at the end of the year	193,920	109,916	63,461	126,150	32,184	4,805
Restricted cash at the end of the year	1,529	29,829	33,837	22,088	7,946	1,186
Supplemental disclosures of cash flow information:
Cash paid for interest expense	—	(61)	(182)	(59)	(91)	(14)
Supplemental schedule of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	—	10,801	—	—	9,285	1,386
Bridge loan credited into cash portion of acquisition	—	99,896	—	—	—	—
Equity consideration of the acquisition	—	16,969	—	—	—	—

Non-GAAP Measures

To supplement our consolidated financial statements which are presented in accordance with U.S. GAAP, we also use adjusted EBITDA and adjusted net loss as additional non-GAAP financial measures. We present these non-GAAP financial measures because they are used by our management to evaluate our operating performance. We also believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our consolidated results of operations in the same manner as our management and in comparing financial results across accounting periods and to those of our peer companies.

We define adjusted EBITDA as net loss excluding depreciation and amortization, interest income, net, change of guarantee liability, share-based compensation expenses, impairment of long-term investment and impairment of long-lived assets. We define adjusted net loss as net loss excluding change of guarantee liability, share-based compensation expenses, impairment of long-term investment and impairment of long-lived assets. We believe that adjusted EBITDA and adjusted net loss provide useful information to investors and others in understanding and evaluating our operating results. These non-GAAP financial measures adjust for the impact of items that we do not consider indicative of the operational performance of our business and should not be considered in isolation or construed as an alternative to net loss or any other measure of performance or as an indicator of our operating performance. Investors are encouraged to compare the historical non-GAAP financial measures with the most directly comparable GAAP measures. Adjusted EBITDA and adjusted net loss presented here may not be comparable to similarly titled measures presented by other companies. Other companies may calculate similarly titled measures differently, limiting their usefulness as comparative measures to our data. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

The following tables set forth a reconciliation of our adjusted EBITDA and adjusted net loss to net loss for the years indicated.

	Year ended December 31,			Six Months ended June 30,
	2019	2020	2021	2021	2022
	RMB	RMB	RMB	RMB	RMB	US$
	(All amounts in thousands)
Net loss	(251,299)	(163,478)	(101,945)	(22,596)	(56,166)	(8,383)
Add:
Depreciation and amortization	3,483	7,109	7,668	4,634	3,673	548
Subtract:
Interest income, net	7,020	2,409	625	496	29	4
EBITDA	(254,836)	(158,778)	(94,902)	(18,458)	(52,522)	(7,839)
Add:
Share-based compensation expenses	109,968	17,448	9,796	4,415	6,148	918
Change of guarantee liability	—	233	1,542	1,542	—	—
Impairment of long-term investment	1,000	—	700	700	—	—
Impairment of long-lived assets	—	—	—	—	15,614	2,331
Adjusted EBITDA	(143,868)	(141,097)	(82,864)	(11,801)	(30,760)	(4,590)

	Year ended December 31,			Six Months ended June 30,
	2019	2020	2021	2021	2022
	RMB	RMB	RMB	RMB	RMB	US$
	(All amounts in thousands)
Net loss	(251,299)	(163,478)	(101,945)	(22,596)	(56,166)	(8,383)
Add:
Share-based compensation expenses	109,968	17,448	9,796	4,415	6,148	918
Change of guarantee liability	—	233	1,542	1,542	—	—
Impairment of long-term investment	1,000	—	700	700	—	—
Impairment of long-lived assets	—	—	—	—	15,614	2,331
Adjusted net loss	(140,331)	(145,797)	(89,907)	(15,939)	(34,404)	(5,134)

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described below, before making an investment in our securities. Any of the following risks could materially and adversely affect our business, financial condition and results of operations. In any such case, the market price of the ADSs could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We rely on mainland China’s automotive industry for our net revenues and future growth, the prospects of which are subject to many uncertainties, including government regulations and policies.

We rely on mainland China’s automotive industry for our net revenues and future growth. We and the VIEs benefited greatly from the rapid growth of mainland China’s automotive industry in the past. However, the prospects of mainland China’s automotive industry are subject to many uncertainties, including those relating to general economic conditions in mainland China, the urbanization rate of mainland China’s population and the cost of automobiles. In addition, government policies may have a considerable impact on the growth of the automotive industry in mainland China. For example, in an effort to alleviate traffic congestion and improve air quality, a number of cities in mainland China have issued regulations to limit the number of new passenger car license plates issued each year starting from 2010. In September 2013, the PRC government released a plan for the prevention and remediation of air pollution, which requires large cities to further restrict the number of automobiles. Since 2010, the Beijing municipal government has issued the interim regulations, which were amended from time to time, to control the quantity of small passenger cars in the city. Pursuant to the latest Interim Provisions of Quantity Adjustment and Control for Small Passenger Cars in Beijing and the Implementing Rules of the Interim Provisions of Quantity Adjustment and Control for Small Passenger Cars in Beijing (Revised in 2020), both of which were came into force on January 1, 2021, the city imposes an annual quota on the issuance of new vehicle registration plates. The annual car license plate quota in 2022 has been further reduced to 100,000, down from 150,000 in 2017. Some other cities in mainland China, including Tianjin, Hangzhou, and Shenzhen, have also implemented certain interim provisions to control the quantity of small cars in the cities. Such regulatory developments, as well as other uncertainties, may adversely affect the growth prospects of mainland China’s automotive industry, and in turn reduce consumer demand for automobiles. If automakers, auto dealers or automotive service providers reduce their marketing expenditures as a result, our and the VIEs’ business, financial condition and results of operations could be materially and adversely affected.

Our and the VIEs’ business operations have been and may continue to be materially and adversely affected by the COVID-19 pandemic.

The outbreak of a novel strain of coronavirus (COVID-19) spread throughout China and to other countries globally. We, the VIEs, as well as our and the VIEs’ suppliers and customers, have experienced significant business disruptions due to government-mandated quarantine measures and travel restrictions to contain the spread of the pandemic. Out of public health concerns, we and the VIEs cancelled all offline events such as auto shows and special promotion events previously scheduled in February and March 2020, and held very few offline events in April 2020. We and the VIEs continued to reduce the number of offline events in the first half of 2020, as the Chinese government issued guidelines to continue to curb indoor public gatherings. For example, on April 6, 2020, the State Council promulgated a notice pursuant to which the various shows and fairs shall be temporarily suspended due to the COVID-19 pandemic. As the COVID-19 pandemic became largely under control in mainland China, we and the VIEs saw a rapid pick-up of the number of auto shows we held in the second half of 2020. However, regional outbreak may occur from time to time, causing us and the VIEs to have no choice but cancel our auto shows and special promotion events. For example, we and the VIEs were forced to cancel 157 auto shows in 2021 and 59 auto shows in the first half of 2022 due to regional COVID-19 outbreak. In addition, the spread of COVID-19 may continue to cause a general slowdown of the Chinese economy in 2020, 2021 and beyond, leading to a further slump in the demand for automobiles in mainland China. Furthermore, as the business operations of our and the VIEs’ industry customers have also been severely disrupted, we and the VIEs continue to experience a delay in collecting our and the VIEs’ account receivables since the COVID-19 outbreak, which could materially and adversely affect our liquidity. In response to the significant impact of the COVID-19 pandemic, we and the VIEs implemented measures to adjust the pace of business expansion and conserve resources, such as furlough arrangements and scaling back recruitment budget and employee size in 2020, 2021 and the first half of 2022. As the COVID-19 pandemic has been largely contained, our and the VIEs’ daily operation has been mostly back to normal with necessary pandemic prevention measures in place. However, regional outbreak of COVID-19 may still subject our and the VIEs’ business, results of operations, financial condition and cash flows to uncertainties, and we and the VIEs may resort to other cost cutting measures if the outbreak of COVID-19 and its impact persist or escalate, which may result in labor disputes and have a material adverse effect on our and the VIEs’ business, results of operations and financial condition. We and the VIEs are closely monitoring the development of the COVID-19 pandemic and continuously evaluate its impact on our and the VIEs’ business, results of operations, financial condition and liquidity, the severity of which will depend on the duration of the pandemic and the government’s responsive measures.

Our and the VIEs’ business is substantially dependent on our and the VIEs’ collaboration with industry customers, including automakers, auto dealers, and automotive service providers, and our and the VIEs’ agreements with them typically do not contain long-term contractual commitments.

Our and the VIEs’ business is substantially dependent on collaboration with automakers, auto dealers and automotive service providers. We and the VIEs’ generally enter into cooperation agreements with them (1) on an ad-hoc basis for a particular auto show or special promotion event or (2) for a stipulated term of up to one year, and our and the VIEs’ agreements do not impose any contractual obligations requiring them to maintain their relationships with us or the VIEs beyond the completion of each such event we and the VIEs organize or beyond the contractual term. Accordingly, there is no guarantee for future cooperation after the event and there is no assurance that we and the VIEs can maintain stable and long-term business relationships with any such industry customers. If a significant number of our and the VIEs’ industry customers terminate or do not renew their agreements with us or the VIEs and we and the VIEs are not able to replace these business partners on commercially reasonable terms in a timely manner or at all, our and the VIEs business, results of operations and financial condition would be materially and adversely affected.

If we and the VIEs fail to attract and retain automobile consumers, our and the VIEs’ business and results of operations may be materially and adversely affected.

In order to maintain and strengthen our and the VIEs’ leading market position and to attract industry customers, we and the VIEs must continue to attract and retain consumers to our and the VIEs’ auto shows and other offline events. We and the VIEs must also innovate and introduce services and applications that improve consumers’ purchase experience. In addition, we and the VIEs must maintain and enhance our and the VIEs’ brand recognition among automobile consumers. If we and the VIEs fail to enhance consumers’ ability to secure favorable purchase prices, offer a superior purchase experience or maintain and enhance our and the VIEs’ brand, we and the VIEs may not be able to attract and retain automobile consumers and thus fail to retain and attract industry customers, from whom we and the VIEs derive net revenues, and our and the VIEs’ brand and reputation may be materially and adversely affected.

If our and the VIEs’ consumer base decreases, our and the VIEs’ service offerings may be less attractive to industry customers. As a result, our and the VIEs’ net revenues may decline, and our and the VIEs’ business, financial condition and results of operations may be materially and adversely affected.

We have a limited track record in operating in the NEV industry, which makes it difficult to evaluate our business and future prospects.

We announced our plan to expand into the NEV industry in January 2021, and we have a limited track record in operating in the NEV industry, and hence have limited experience in designing, developing, manufacturing, marketing and selling NEVs. We face a number of risks and challenges in China’s NEV industry, including but not limited to our ability to develop and produce safe, reliable and high quality NEVs, advance our technologies, expand our sales and service network, market and promote our products and services, improve our operational efficiency and attract, retain and motivate our employees, in particular, our R&D personnel. If we fail to address any or all of these risks and challenges, our business may be materially and adversely affected.

We may face intense competition in China’s NEV market, and demand for NEVs may be cyclical and volatile.

China’s NEV market is intensely competitive. We will compete with both local and international competitors, established companies and potential new entrants. If we successfully execute our plan to expand into the NEV market, we will directly compete with other NEV companies, which include electric vehicles, plug-in hybrid electric vehicles (including extended-range electric vehicles) and fuel cell electric vehicles, and we may also face competition from new and well-funded entrants, which will increase the level of competition we face. In addition, volatility in the NEV industry may materially and adversely affect our business, prospects, operating results and financial condition. The sales volume of NEVs in China may not grow at the rate that we expect, or at all. Demand for NEVs could be volatile, depending to a large extent on general economic, political and social conditions in a given market and the introduction of new vehicles and technologies. We have fewer financial resources than more established automakers to withstand changes in the market and disruptions in demand. Demand for NEVs may also be affected by factors directly impacting automobile prices or the cost of purchasing and maintaining automobiles, such as sales and financing incentives, prices of raw materials and components, cost of oil and gasoline and governmental regulations, including tariffs, import regulation and sales taxes. These factors may have a more pronounced impact on our business given our relatively smaller scale and less financial resources as compared to many traditional automakers.

Our successful expansion into the NEV industry largely depends on our ability to develop, manufacture and deliver NEVs of high quality, safety, reliability and consumer appeal, on schedule and at a large scale.

Our successful expansion into the NEV industry largely depends on our ability to develop, manufacture, and deliver at a large scale NEVs of high quality, safety, reliability and appeal to consumers in a timely manner. This ability is subject to risks, including:

•	lack of necessary funding;

•	delays or disruptions in our supply chain and production, including in our procurement of raw materials and components such as chips and battery cells;

•	delays in the research and development of technologies necessary for our vehicles;

•	deficiencies in quality control;

•	compliance with environmental and workplace safety related laws and regulations;

•	cost overruns; and

•	loss of skilled and talented employees.

Any of the foregoing could materially and adversely affect our ability to successfully expand into the NEV industry, which would in turn affect our future prospects.

We and the VIEs have incurred net losses in the past and may incur losses again in the future.

We and the VIEs commenced business operations in 2010, and only began to generate significant net revenues in 2012 from group-purchase facilitation business. Our net revenues were, RMB644.8 million, RMB330.2 million, RMB357.6 million (US$56.1 million), RMB213.3 million and RMB 89.2 million (US$13.3 million) in 2019, 2020 and 2021 and for the six months ended June 30, 2021 and 2022, respectively. We and the VIEs may fail to recapture a sustainable growth rate, which may continue to decrease in the future, especially considering the impact of the COVID-19 pandemic. We experienced net loss attributable to our shareholders of RMB250.6 million, RMB163.0 million and RMB101.9 million (US$16.0 million), RMB22.6 million and RMB 56.2 million (US$8.4 million) in 2019, 2020 and 2021 and for the six months ended June 30, 2021 and 2022, respectively. See “Summary Consolidated Financial Data—Summary Consolidated Statements of Operations and Comprehensive Loss” in this prospectus supplement.

Our and the VIEs’ ability to achieve profitability and positive cash flow will depend in large part on our and the VIEs’ ability to execute our and the VIEs’ growth strategies and appropriately control our and the VIEs’ costs and expenses. We and the VIEs may continue to incur significant losses in the future for a number of reasons, including the other risks described in this prospectus supplement. We and the VIEs may also further encounter unforeseen expenses, difficulties, complications, delays and other unknown events. If we and the VIEs fail to increase net revenues at the rate we and the VIEs anticipate or if our and the VIEs’ expenses increase at a faster rate than the increase in our and the VIEs’ net revenues, we and the VIEs may not be able to achieve profitability.

We and the VIEs may also continue to incur net losses in the future due to various factors beyond our and the VIEs’ control, such as changes in the macroeconomic and regulatory environment, as well as competitive dynamics. Our and the VIEs’ inability to respond to these changes in a timely and effective manner may materially and adversely affect our and the VIEs’ business, results of operations and financial condition.

We and the VIEs may face liquidity risks in the operation and expansion of our and the VIEs’ business.

We and the VIEs face liquidity risks in the operation of our and the VIEs’ businesses. Under our and the VIEs’ auto show business, we and the VIEs in some cases permit industry customers to pay us and the VIEs after they attend the offline events we and the VIEs organize. We and the VIEs also in some cases pay service and venue providers in advance. As we and the VIEs undertake to expand industry customer base to include more automakers, we and the VIEs may offer extended payment periods. If our and the VIEs industry customers fail to pay us and the VIEs within the pre-agreed payment periods, or if we and the VIEs are unable to collect the proceeds from secondary dealers before or shortly after we and the VIEs pay automakers or franchised dealerships, we and the VIEs may have outlay capital, which might impose a strain on our and the VIEs’ working capital. Further, while we and the VIEs continue to explore opportunities to grow our and the VIEs’ business, we and the VIEs have not yet achieved a business scale that is able to generate a sufficient level of revenues to achieve net profit and positive cash flows from operating activities, and we expect the operating losses and negative cash flows from operations will continue for the foreseeable future. While we believe we have sufficient cash for the next twelve months from the date of this prospectus supplement, if we are unable to grow the business to achieve economies of scale in the future, it will become even more difficult for us to sustain a sufficient source of cash to cover our operating costs. The liquidity risks could materially and adversely affect our business, results of our and the VIEs’ operations, and financial condition.

We have entered into collaboration, and may establish or seek collaborations, strategic alliances or equity investment in connection with our expansion into the NEV industry in the future, and we may not timely realize the benefits of such arrangements.

We may from time to time establish or seek collaborations, strategic alliances or equity investment in connection with our expansion into the NEV industry. As of the date of this prospectus supplement, we have collaborated with NEV technology solution providers and manufacturers in China, including YangMing, S-TECH and IAT. For details, see “Prospectus Summary—Recent Developments.” We face significant competition in seeking appropriate strategic partners, and the negotiation process for collaboration, alliances or licensing arrangements can be complex and time-consuming. Moreover, we may not be successful in our efforts to establish a strategic partnership or other alternative arrangements for research, development and commercialization of our NEVs. Any of these relationships may require us to incur non-recurring and other charges, increase our near and long-term expenditures, issue securities that dilute our existing shareholders, or disrupt our management and business. Furthermore, such collaborations are subject to numerous risks, which may include the following:

•	such collaboration may fail to integrate into our current product and service offerings;

•	collaborators have significant discretion in determining the efforts and resources that they will apply to a collaboration project;

•	collaborators may not pursue the research, development and commercialization of our NEVs or may elect not to continue or renew our collaboration due to availability of funding or other external factors, such as a business combination that diverts resources or creates competing priorities;

•	collaborators could independently develop, or develop with third parties, NEVs that compete directly or indirectly with our NEV products or product candidates;

•	disputes may arise between us and collaborators that cause delays in or termination of the research, development or commercialization of our NEVs, or that result in costly litigation or arbitration that diverts management’s attention and resources; and/or

•	collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further research, development or commercialization initiatives.

As a result, we may not be able to realize the benefit of current or future collaborations, strategic alliances or equity investment in connection with our expansion into the NEV industry if we are unable to successfully launch our NEV products or achieve the revenue or specific net income that justifies such arrangement. If we fail to enter into collaborations or do not have sufficient funds or expertise to undertake the necessary research, development and commercialization activities, we may not be able to further develop our NEV products or bring them to market and generate expected revenue, which would harm our business, results of operations, financial condition and prospects.

Historically our and the VIEs business focuses have evolved and may continue to change in the future, which may make it difficult to evaluate our and the VIEs’ business by comparing our results of operations from period to period, or to predict the profitability of certain of our and the VIEs’ business lines due to their limited operating history.

We and the VIEs have expanded and adjusted business focuses multiple times in the past in order to compete in the evolving automotive industry in mainland China. We and the VIEs commenced automobile group-purchase business in 2010, and began auto show business in the fourth quarter of 2016. In 2017, we and the VIEs expanded auto shows to tier-3 and below cities. We and the VEs began the operation of virtual dealership business in the second quarter of 2018, and we and the VIEs ceased operation of, and did not generate any revenue from, virtual dealership business in 2021. In January 2020, we completed the acquisition of Longye, a leading developer and implementer of social CRM cloud systems for mainland China’s automotive industry. Going forward, we and the VIEs may establish new business lines or discontinue existing ones as our and the VIEs’ business further develops and new business opportunities arise in the automotive industry. On January 21, 2022, we announced our preliminary plan to expand into and develop the new electric vehicle business. As a result, it is difficult to make period-over-period comparisons of our results of operations, liquidity position or financial conditions. In addition, it may be difficult to predict the profitability of our and the VIEs’ certain business lines, especially special promotion events and online marketing services, due to their limited operating history. We cannot assure you that our and the VIEs’ business will continue to grow as a result of our and the VIEs’ expanded and adjusted business focuses, or that our and the VIEs’ attempts to expand or adjust our and the VIEs’ business focus will be successful.

We may adopt new share incentive plans and grant equity-based awards in the future, which may dilute our existing shareholders and cause us to incur substantial share-based compensation expenses.

In June 2018, our directors approved the Share Incentive Plan (the “Plan”), pursuant to which up to 38,723,321 ordinary shares may be granted to our employees, directors and consultants. As of the date of this prospectus supplement, 6,560,752 ordinary shares remain available for grants under the Plan. We may adopt new share incentive plans to permit the grants of additional equity-based awards, especially in light of our recent endeavor to explore the NEV industry. We believe the grants of equity-based awards are important to our ability to attract, retain and motivate our employees. Any future grants of equity-based awards may dilute our existing shareholders and cause the value in their investment to decline. Additionally, we may incur substantial share-based compensation expenses in connection with such grants, which may materially and adversely affect our business, results of operations and financial condition.

We and the VIEs may not be able to successfully operate and expand social CRM cloud services, which could materially and adversely affect our and the VIEs’ business, results of operations and financial condition.

In January 2020, we completed the acquisition of Longye, a leading developer and implementer of social customer relationship management (social CRM) cloud systems for mainland China’s automotive industry. Longye’s principal software as a service (SaaS) product, Cheshangtong, provides mainland China’s auto dealers with social CRM cloud services based on a system that facilitates the effective flow of information between auto dealers and customers. We and the VIEs may fail to successfully integrate Longye into our and the VIEs’ business operations due to limited operating experience and other reasons beyond our and the VIEs’ control. We cannot assure you that Cheshangtong will continue to enjoy its popularity among auto dealers. Should any resulting disputes arise or should we and the VIEs fail to integrate Longye into our and the VIEs’ business operations, our and the VIEs’ business, results of operations and financial condition could be materially and adversely affected.

Our and the VIEs’ business is subject to risks related to the overall automotive industry ecosystem, including consumer demand, consumption habits, global supply chain challenges and other macroeconomic issues.

Decreasing consumer demand could adversely affect the market for automobile purchases and, as a result, adversely affect our and the VIEs’ business. Consumer purchases of new and used automobiles generally decline during recessionary periods and other periods in which disposable income is adversely affected. Purchases of new and used automobiles are typically discretionary for consumers and have been, and may continue to be, affected by negative trends in the economy, including the rising cost of energy and gasoline, the limited availability and increasing cost of credit, reductions in business and consumer confidence, stock market volatility, and increased unemployment. Further, in recent years the automotive market has experienced rapid changes in technology and consumer demands. Self-driving technology, ride sharing, transportation networks, and other fundamental changes in transportation could impact consumer demand for the purchase of automobiles. A reduction in the number of automobiles purchased by consumers could adversely affect automakers and auto dealers and lead to a reduction in their spending on our and the VIEs’ services. In addition, our and the VIEs’ business may be negatively affected by challenges to the overall automotive industry ecosystem, including global supply chain challenges and other macroeconomic issues such as uncertainty with respect to trade policies, treaties, government regulations and tariffs between China and the United States due to the recent trade tension. Specifically, following the disruptions to semiconductor manufacturers due to the COVID-19 pandemic and an increase in global demand for personal computers for work-from-home economies, there is an ongoing global chip shortage, which would materially and adversely affect the automotive industry, and demand from our and the VIEs’ industry customers for our and the VIEs’ automobile marketing and distribution services may thus decline, which may materially and adversely affect our and the VIEs’ business, results of operations and financial condition. The global chip shortage may also make it difficult for us and the VIEs to procure sufficient chip supply if and when we launch our electric vehicle manufacturing business. The occurrence of any of the foregoing could materially and adversely affect our and the VIEs’ business, results of operations, and financial condition.

If we and the VIEs fail to help facilitate the marketing and sales of industry customers due to factors beyond our and the VIEs’ control, our and the VIEs’ operational and financial results might suffer.

Our and the VIEs’ industry customers are attracted to our and the VIEs’ offline events due to their marketing needs and the prospects of selling a large number of automobiles to individual consumers through the events. The marketing results and the sales volume at our and the VIEs’ offline events might fail to meet the expectation of our and the VIEs’ industry customers due to factors beyond our and the VIEs’ control, including among others, changes in the regulatory environment, a downturn or unfavorable development in the automotive industry, overall economic downturn and the resulting decrease in purchasing power and willingness of consumers, and contingencies that occur on event dates such as inclement weather or sudden public security measures which affect our and the VIEs’ ability to host the events effectively, or at all. Other factors that affect consumer attendance at our and the VIEs’ offline events may also affect sales volume, such as conflicts with other local events, road traffic control, outbreak of contagious disease or the potential for infection, or acts of nature, such as earthquakes, storms, and typhoons. If we and the VIEs fail to help facilitate the marketing and sales of our and the VIEs’ industry customers, they might be less inclined to participate in our and the VIEs’ future events, which directly affects our and the VIEs’ business, results of operations, and financial condition.

We and the VIEs may incur additional costs and decrease the number of auto shows due to severe weather conditions, which could negatively impact our gross profit margin and overall results of operations.

We and the VIEs host most of the auto shows outdoors. The table below sets forth the number of outdoor auto shows during the periods indicated:

	For the three months ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022
Number of outdoor auto shows	—	46	103	137	71	131	40	74	17	28

In addition to the COVID-19 pandemic, severe weather conditions may also cause unplanned cancellation of our and the VIEs’ outdoor auto shows and lower the level of industry customer attendance at the affected auto shows, resulting in a decrease in our net revenues. For example, in 2020, we and the VIEs cancelled two auto shows due to weather conditions. In addition, to ensure the smooth operation of these outdoor auto shows and minimize the impact of potential severe weather conditions on these outdoor auto shows, we and the VIEs may seek to manage such contingencies by securing backup indoor venues or setting up temporary facilities for these auto shows. These contingency management plans could lead to our and the VIEs’ outlay of additional financial resources, which could negatively impact our gross profit margin and overall results of operations.

Our and the VIEs’ failure to obtain necessary permits for offline events may subject us and the VIEs to penalties and adversely affect our and the VIEs’ business, results of operations, and financial condition.

Under PRC laws and regulations, we and the VIEs may be required to obtain certain permits each time before we and the VIEs hold an offline event, including a security permit to organize large-scale mass activities and a permit for temporary occupation of urban roads, depending on the estimated number of participants and the need to temporarily occupy public roads. See “Item 4. Information on the Company—B. Business Overview—Regulation—Regulations Relating to Security Administration of Large-scale Mass Activities and Temporary Urban Road Occupation” in the 2021 Form 20-F. Although we and the VIEs have endeavored and will continue to endeavor to obtain all necessary permits according to our and the VIEs’ estimate of the condition of each specific event, we cannot assure you that we and the VIEs have been or will continue to be in full compliance with the licensing requirements for all the offline events we and the VIEs have held or will hold because the regulatory practices with respect to an offline event vary among different regions and the local authorities retain broad discretion in enforcing the licensing requirements. In addition, the licensing requirements in mainland China are constantly evolving, and we and the VIEs may be subject to more stringent regulatory requirements due to political or economic changes in the future. We cannot assure you that we and the VIEs will be able to satisfy such regulatory requirements and as a result we and the VIEs may be unable to obtain the necessary permits for each of our offline events in a timely manner in the future. TuanChe Internet is renewing the commercial performance permit, which expired on November 10, 2022. We and the VIEs would not engage in activities that would be potentially deemed as public live artistic performance until a successful renewal of such certificate is obtained, and we do not expect such renewal process would adversely affect our and the VIEs’ current business operations. If relevant PRC government authorities determine that we and the VIEs are operating offline events without proper licenses or permits or impose additional restrictions on the operation of any of the offline events, we and the VIEs might be subject to administrative penalties, such as fines, confiscation of income, additional restrictions and forced discontinuation of the offline events, which may materially and adversely affect our and the VIEs’ business, results of operations, and financial condition. As of the date of this prospectus supplement, except as disclosed above, we and the VIEs have obtained requisite licenses in full compliance with applicable laws and regulations for offline events held, and we and the VIEs have not received any inquiry or investigation from any PRC government authority regarding non-compliance of the offline events.

Relevant government authorities may suspend our and the VIEs’ offline events due to various reasons beyond our and the VIEs’ control.

Even if we and the VIEs have obtained all prerequisite permits, government authorities may unexpectedly suspend our and the VIEs’ scheduled offline events due to a variety of reasons beyond our and the VIEs’ control. For example, two weeks prior to an auto show in April 2018 in Beijing National Stadium, the local public security authority abruptly demanded that the VIEs suspend the auto show for one morning, even though the VIEs had already obtained the required approvals, and in 2022, we and the VIEs, adhering to government requirements, canceled 59 offline events due to the COVID-19 pandemic as of the date of this prospectus supplement. Under such circumstances, we and the VIEs usually negotiate with industry customers to reschedule the auto show. In addition, the local police security authorities may prevent consumers from entering our and the VIEs’ auto shows and impose administrative penalties on us and the VIEs if the visitor flow exceeds the prescribed limit. Such abrupt suspensions, re-scheduling and restrictions might adversely affect the sales volumes of our and the VIEs’ industry customers, which in turn could discourage them from participating in our and the VIEs’ future events and materially and adversely affect our and the VIEs’ business, results of operations, and financial condition. As of the date of this prospectus supplement, we and the VIEs have obtained requisite licenses in full compliance with applicable laws and regulations for offline events held, and we and the VIEs have not received any inquiry or investigation from any PRC government authority regarding non-compliance of the offline events.

Successful strategic relationships with third-party cooperative partners are important for our and the VIEs’ future success.

We and the VIEs have established strategic relationships with third-party business partners from a variety of industries. For example, we and the VIEs have established strategic business relationships with insurance companies that offer automotive insurance products during our and the VIEs’ offline events, which we believe will enhance consumers’ end-to-end shopping experience. We and the VIE have also entered into strategic partnerships with Tmall Auto, the automotive arm of Alibaba Group’s Tmall, through which we expect to further explore additional growth opportunities along mainland China’s automotive transaction value chain, and Beijing Easyhome Furnishing Chain Group Co., Ltd., a company that operates one of the largest home improvement supplies and furniture chains in mainland China, through which we expect to jointly establish an innovative one-stop retail experience that combines home decoration products and automotive services to serve a broader range of consumers in mainland China. Also, we and the VIEs operate some of our and the VIEs’ auto shows in cooperation with one of the leading e-commerce platforms in mainland China, which we believe will increase the influence of our and the VIEs’ auto shows. We anticipate that we will continue to leverage our strategic relationships with existing third-party business partners and potentially establish new relationships with more partners in order to grow our and the VIEs’ business. However, we and the VIEs’ may have disagreements or disputes with such third-party business partners, or our and the VIEs’ interests may not be aligned with theirs, which could cause disruptions to or terminations of such business collaboration and adversely affect our and the VIEs’ reputation, results of operations, and financial condition.

We and the VIEs face various forms of competition, and if we and the VIEs fail to compete effectively, we and the VIEs may lose market shares and our and the VIEs’ business, prospects, and results of operations may be materially and adversely affected.

We and the VIEs compete with alternative auto show organizers and other marketing service providers. As we and the VIEs expand business operations and service offerings, we expect to encounter more competitors from more industries and markets as well as different forms of competition. Some of these competitors or potential competitors may have longer operating histories and may have better resources than us and the VIEs in terms of funding, management, technology and sales and marketing. Our and the VIEs’ competitors may be acquired and consolidated by owners who are able to further invest significant resources into our and the VIEs’ operating field. If we and the VIEs are unable to compete effectively and at a reasonable cost against our and the VIEs’ existing and future competitors, our and the VIEs’ business, prospects, and results of operations could be materially and adversely affected.

If we and the VIEs are unable to manage business growth or execute growth strategies effectively, our and the VIEs’ business and prospects may be materially and adversely affected.

We and the VIEs have historically experienced rapid growth in our and the VIEs’ auto shows and other offline events nationwide. Our net revenues increased significantly from RMB280.7 million in 2017 to RMB651.0 million in 2018, and remained stable at RMB644.8 million in 2019. Our net revenue decreased to RMB330.2 million in 2020. We were not able to sustain this level of growth in 2020 due to the impact of COVID-19 that led to cancellation of most of our and the VIEs’ auto shows and offline events. Our revenue increased to RMB357.6 million (US$56.1 million) in 2021, primarily due to our continuous and expanded collaboration with a commercial bank for our referral services. Our net revenues decreased by 58.2% from RMB213.3 million in the six months ended June 30, 2021 to RMB89.2 million (US$13.3 million) in the six months ended June 30, 2022, primarily due to a reduced number of offline activities as a result of tightened government restrictions in response to regional COVID-19 outbreak. We may not be able to achieve business and revenue growth in the future due to a number of factors, including, among others, our and the VIEs’ ability to retain and expand industry customer base, maintain customer satisfaction, compete effectively within the automotive industry, integrate, develop, motivate and manage an increasing number of employees, control expenses and acquire the resources for future growth as well as macroeconomic factors that are beyond our and the VIEs’ control, such as the continuing impact of the COVID-19 pandemic and the global chip shortage. If our and the VIEs’ operational capabilities fall behind, the quality of our and the VIEs’ services and efficiency of operations could suffer, which could harm our and the VIEs’ brand, results of operations and our and the VIEs’ overall business.

In addition, our and the VIEs’ anticipated development and expansion plans will place a significant strain on our and the VIEs’ management, systems and resources. Our development and expansion strategies of new electric vehicle business will require substantial managerial efforts and skills and incurrence of additional expenditures and may subject us to new or increased risks. Moreover, our and the VIEs’ expansion strategies may incur higher costs than the net revenues generated. Our and the VIEs’ failure to efficiently or effectively implement growth strategies or manage the growth of our and the VIEs’ operations may limit our and the VIEs’ future growth and hamper our and the VIEs’ business strategies.

The consolidated financial statements incorporated by reference herein contain disclosures related to our ability to continue as a going concern.

The consolidated financial statements included in the 2021 Form 20-F and the unaudited consolidated financial statements in the Interim Report, which are incorporated by reference in this prospectus supplement, were prepared on a going concern basis, which assumes that we will continue to operate in the future in the normal course of business. We have incurred recurring operating losses since our inception, including net losses of RMB251.3 million, RMB163.5 million, RMB101.9 million (US$16.0 million), RMB 22.6 million and RMB56.2 million (US$8.4 million) in 2019, 2020 and 2021 and the six months ended June 30, 2021 and 2022, respectively. Net cash used in operating activities was RMB161.8 million, RMB88.9 million, RMB92.3 million (US$14.5 million), RMB0.5 million and RMB1.2 million (US$0.2 million) in 2019, 2020 and 2021 and the six months ended June 30, 2021 and 2022, respectively. Accumulated deficit was RMB881.7 million, RMB983.6 million (US$154.4 million) and RMB1,039.8 million (US$155.2 million) as of December 31, 2020 and 2021 and June 30, 2022. As of December 31, 2020 and 2021 and June 30, 2022, we had cash and cash equivalents of RMB109.9 million, RMB63.5 million (US$10.0 million) and RMB32.2 million (US$4.9 million), respectively. The COVID-19 pandemic, especially the resulting high cancelation rate of scheduled offline auto shows, negatively impacted our and the VIEs’ business operations in 2020, 2021 and the first half of 2022 and has continued to impact our financial position, results of operations and cash flows. These conditions raise substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern is dependent on our management’s ability to successfully execute the business plan of reducing fixed labor cost, pursuing cooperation opportunities in the electric vehicle industry, pursuing potential financing to improve our cash flow from operating and financing activities, and effectively responding to the future development of the COVID-19 pandemic. Based on cash flow projections from operating and financing activities, our current balance of cash and cash equivalents, and the impact of the COVID-19 pandemic on our and the VIEs’ operations, our management believes that our current cash and cash equivalents, time deposits and anticipated cash flow from operations upon successful execution of our business plans will be sufficient to meet our anticipated cash needs from operations and other commitments for at least the next 12 months from the date of this prospectus supplement. However, there is no assurance that the plans will be successfully implemented. Failure to successfully implement the plan will have a material adverse effect on our and the VIEs’ business, results of operations and financial position, and may materially and adversely affect our ability to continue as a going concern.

Our independent registered public accounting firm included an explanatory paragraph expressing substantial doubt relating to our ability to continue as a going concern in its report on our consolidated financial statements for the year ended December 31, 2021, and a similar discussion was included in the consolidated financial statements in the Interim Report. The inclusion of a going concern explanatory paragraph may negatively impact the trading price of the ADSs, have an adverse impact on our and the VIEs’ relationship with third parties with whom we and the VIEs do business, including our and the VIEs’ customers, vendors and employees, and could make it challenging and difficult for us and the VIEs to raise additional debt or equity financing to the extent needed, all of which could have a material adverse impact on our and the VIEs’ business, results of operations, financial condition and prospects.

For additional information on the above-referenced accounting standards and matters affecting our ability to continue as a going concern, see Note 1 of the financial statements included in the 2021 Form 20-F, the discussion included in “Item 5. Operating and Financial Review and Prospects—B. Liquidity and Capital Resources—Liquidity and Capital Resources” in the Form 20-F, Note 1 of the financial statements included in the Interim Report, and the discussion included in “Exhibit 99.4 Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the Interim Report.

Our and the VIEs’ business depends heavily on our and the VIEs’ reputation and consumer perception of our and the VIEs’ brand, and any negative publicity or other harm to our and the VIEs’ brand or failure to maintain and enhance our and the VIEs’ brand recognition may materially and adversely affect our and the VIEs’ financial condition and results of operations.

We believe that our and the VIEs’ reputation and consumer perception of our brand “TuanChe” are critical to our financial condition and results of operations. Maintaining and enhancing our and the VIEs’ reputation and brand recognition depends primarily on the quality and consistency of our and the VIEs’ services, as well as the success of our and the VIEs’ marketing and promotional efforts. While we and the VIEs have devoted significant resources to brand promotion efforts in recent years, our and the VIEs’ ongoing marketing efforts may not be successful in further promoting our and the VIEs’ brand. In addition, there may be from time to time negative publicity about us and the VIEs, our and the VIEs’ business, management or services. For example, if auto dealers breach their contracts with automobile consumers concluded during the auto show and raise the purchase price, we and the VIEs may be found at fault by consumers and our and the VIEs’ reputation may be materially and adversely affected. We and the VIEs may be subject to litigation as well as government or regulatory investigation as a result of such negative publicity, which might require us and the VIEs to spend significant time and resources to resolve.

Our and the VIEs’ failure to satisfactorily handle complaints from industry customers and consumers could also harm our and the VIEs’ reputation and discourage them from attending our and the VIEs’ future offline events. For example, they may complain about the cancellation or rescheduling of our and the VIEs’ auto shows. While we and the VIEs have been improving and will continue to improve our and the VIEs’ customer service capabilities, we cannot assure you that our and the VIEs’ employees will satisfactorily resolve all complaints from industry customers or consumers. If we and the VIEs fail to resolve a particular complaint from industry customers or consumers, whether or not such resolutions are within our and the VIEs’ control, our and the VIEs’ perceived reputation and the confidence these industry customers and consumers place in us and the VIEs may diminish, which could materially and adversely affect our and the VIEs’ business, financial condition and results of operations.

Acquisitions, strategic alliances and investments could prove difficult to integrate, disrupt our and the VIEs’ business and lower our and the VIEs’ results of operations and the value of your investment.

As part of our business strategy, we regularly evaluate investments in, or acquisitions of, complementary businesses, joint ventures, services and technologies. For example, in January 2020, we completed the acquisition of Longye, a leading system developer and implementer of social CRM systems. We expect that periodically we will continue to make such investments and acquisitions and establish such strategic collaboration relationships in the future. Acquisitions, strategic alliances and investments involve numerous risks, including:

•	the potential failure to achieve the expected benefits and synergies of the combination or acquisition;

•	difficulties in, and the cost of, integrating operations, technologies, services and personnel;

•	lack of knowledge and experience in the new business;

•	inability to obtain funding for the investments;

•	potential write-offs of acquired assets or investments; and

•	downward effect on our and the VIEs’ results of operations.

In addition, if we finance acquisitions by issuing equity or convertible debt securities, such arrangements may dilute our existing shareholders, which could affect the market price of the ADSs. Further, if we fail to properly evaluate and execute acquisitions or investments, our business and prospects may be seriously harmed and the value of your investment may decline.

Furthermore, we may fail to identify or secure suitable acquisition and business partnership opportunities or our and the VIEs’ competitors may capitalize on such opportunities before we do, which could impair our and the VIEs’ ability to compete with our and the VIEs’ competitors and adversely affect our and the VIEs’ growth prospects and results of operations.

Any financial or economic crisis, or perceived threat of such a crisis, including a significant decrease in consumer confidence, may materially and adversely affect our and the VIEs’ business, financial condition and results of operations.

Any actual or perceived threat of a financial crisis in mainland China, in particular a credit and banking crisis, could have an indirect, but material and adverse, impact on our and the VIEs’ business and results of operations. Economic conditions in mainland China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in mainland China.

Furthermore, any slowdown in mainland China’s economic development might lead to tighter credit markets, increased market volatility, sudden declines in business and consumer confidence and dramatic changes in business and consumer behaviors. For example, the COVID-19 pandemic has caused a general slowdown of the Chinese economy in 2020, and in response to the uncertainty in economic conditions, consumers might delay, reduce or cancel purchases of automobiles, which to some extent are considered as luxury items by many people in mainland China, and as a result, our and the VIEs’ industry customers may also defer, reduce or cancel purchasing our and the VIEs’ services. In addition, although the government-mandated quarantine measures against the COVID-19 pandemic have largely been lifted in mainland China, normal economic activities in mainland China, including production, transportation and sales of automobiles, may be disrupted if there is any regional outbreak of COVID-19. The continued spread of the COVID-19 pandemic throughout the world also materially and adversely affect the supply chain of mainland China’s automobile industry, as well as the business, results of operations, financial condition and liquidity of major market players in this industry, including automakers and auto dealers, from whom we generate a substantial portion of our net revenues. To the extent any fluctuations in the Chinese economy significantly affect the demand from automakers or auto dealers for our and the VIEs’ services or change the spending habits of automobile consumers, our and the VIEs’ business, results of operations, and financial condition may be materially and adversely affected. See “—Our and the VIEs’ business operations have been and may continue to be materially and adversely affected by the COVID-19 pandemic.”

In addition, the economic downturn may reduce the number of automakers and auto dealers in mainland China resulting in the decrease of the demand for our and the VIEs’ services. Since the early 1990s, many non-automotive enterprises joined mainland China’s automotive industry and began to offer new lines of automobiles. An increasing number of foreign brands gradually entered the PRC market primarily by forming joint ventures with Chinese brands. Growing automobile production capacity and production volume have significantly increased the number of auto dealers. By contrast, negative economic trends could lead to market consolidation of automakers and auto dealers, which in effect will reduce our and the VIEs’ customer base and, in turn, reduce the demand for our and the VIEs’ services. As a result, our ability to generate net revenues, as well as our and the VIEs’ business, results of operations and financial condition, will be materially and adversely affected.

We and the VIEs may not be able to successfully expand our and the VIEs’ operations into certain additional geographical markets in mainland China.

We and the VIEs organized auto shows in 233, 172, 142, 133 and 49 cities across mainland China in 2019, 2020 and 2021 and the six months ended June 30, 2021 and 2022, and we had sales representatives located in 148, 126, 119 and 49 cities as of December 31, 2019, 2020 and 2021 and June 30, 2022. We and the VIEs plan to expand our and the VIEs’ operations to more cities and counties in mainland China. Geographic expansion is particularly important for us and the VIEs to acquire more industry customers, whose operations are usually localized and spread out in the regions they serve. Nonetheless, expansion into new geographical markets imposes additional burdens on our and the VIEs’ sales, marketing and general managerial resources. As mainland China is a large and diverse market, business practices and demands may vary significantly by region and our and the VIEs’ experience in the markets in which we and the VIEs currently operate may not be applicable in other parts of mainland China. As a result, we and the VIEs may not be able to leverage our and the VIEs’ experience when entering into new markets in mainland China. If we and the VIEs are unable to manage expansion efforts effectively, if such expansion efforts take longer than planned or if costs for these efforts exceed expectations, our and the VIEs’ business, results of operations, and financial condition may be materially and adversely affected.

We and the VIEs may be subject to administrative penalties if we and the VIEs fail to register our and the VIEs’ premises as branches.

Under the PRC laws and regulations, a company is required to register a branch, whether in the form of a branch office or a subsidiary under the PRC laws, at each of the premises where it conducts business outside its registered domicile. As of the date of this prospectus supplement, we and the VIEs have registered certain regional offices, including those in Shenzhen, Chongqing, Tianjin, Hangzhou, Xi’an, Harbin, and Hefei, as our and the VIEs’ branches, and we and the VIEs’ have not yet received any inquiry or investigation from any PRC government authority regarding the absence of any registration. However, we cannot assure you that we and the VIEs will set up all necessary branches in a timely manner due to complex procedural requirements and the relocation of branch offices from time to time, if the PRC regulatory authorities determine that we and the VIEs have failed to complete registration in a timely manner as required by the applicable laws and regulations, we and the VIEs may be subject to penalties, including fines, confiscation of income and suspension of operation, which may adversely affect our and the VIEs’ business, results of operations, and financial condition.

Our and the VIEs’ cooperation with a commercial bank might be deemed as operating financing guarantee business in violation of relevant financing guarantee regulations in China.

In October 2019, we and the VIEs commenced our and the VIEs’ referral services in collaboration with a commercial bank, where we and the VIEs facilitate the bank in expanding its cooperation with our and the VIEs’ industry customers to grow its auto loan business. With respect to such cooperation with the commercial bank, we and the VIEs are required to compensate the bank for the outstanding principal loan amount and interest of such auto loan upon the occurrence of certain events of default by the referred customers. The specified events of default by referred customers, include the failure to timely complete the vehicle mortgage registration within a certain period of time or the repayment of the first three installment of loan becoming overdue for more than thirty days. Therefore, such cooperation might be deemed as operating financing guarantee business without proper qualification under the Regulations on the Supervision and Administration of Financing Guarantee Companies (the “Financing Guarantee Regulations”), which were promulgated by State Council on August 2, 2017 and became effective on October 1, 2017, and the Supplementary Provisions on the Supervision and Administration of Financing Guarantee Companies (the “Financing Guarantee Supplementary Provisions”), which were promulgated by the China Banking and Insurance Regulatory Commission (the “CBIRC”), and other eight PRC regulatory agencies and became effective on October 9, 2019.

Pursuant to the Financing Guarantee Regulations, “financing guarantee” refers to the activities in which guarantors provide guarantee to the guaranteed parties as to the debt financing (including but not limited to the extension of loans or issuance of bonds), and “financing guarantee companies” refer to companies legally established and operating financing guarantee business. According to the Financing Guarantee Regulations, the establishment of financing guarantee companies shall be subject to the approval by the competent government authorities, and, unless otherwise stipulated by the state, no entity may operate financing guarantee business without such approval. If any entity violates these regulations and operates financing guarantee business without approval, the entity may be subject to various penalties, including but not limited to suspension of operation, confiscation of illegal gains, fines of up to RMB1,000,000 and criminal liabilities if such operation constitutes a crime.

In addition to the Financing Guarantee Regulations, the Financing Guarantee Supplementary Provisions further clarifies that institutions providing services such as client recommendation and credit assessment to various institutional funding partners shall not render any financing guarantee services, directly or in disguised form, without the necessary approval. Otherwise, the penalties set forth in the Financing Guarantee Regulations may be imposed by the regulatory authorities, and the existing business shall be properly settled. In case an institution intends to continue the financing guarantee business, certain financing guarantee companies shall be established in accordance with the Financing Guarantee Regulations.

As of the date of this prospectus supplement, we and the VIEs have not been subject to any fine or other penalties with regard to our cooperation with the commercial bank. However, due to a lack of further interpretations, the exact definition and scope of “operating financing guarantee business” under the Financing Guarantee Regulations or “providing financing guarantee services in disguised form” under the Financing Guarantee Supplementary Provisions remain unclear. It is uncertain whether we and the VIEs would be deemed to have operated financing guarantee business or provided financing guarantee services in disguised form because of our and the VIEs’ arrangements with the commercial bank.

Nevertheless, we and the VIEs have been taking necessary measures to fully comply with the foregoing laws and regulations on financing guarantee business. However, we cannot assure you that we will not be subject to penalties for our past operation of such business. To the extent any of the foregoing were to occur, our and the VIEs’ business, results of operations and financial condition could be adversely affected.

Material weaknesses in our internal control over financial reporting have been identified, and if we fail to implement and maintain effective internal control over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of the Nasdaq Capital Market. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. Commencing with our fiscal year ended December 31, 2019, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting in our Form 20-F filing for that year, as required by Section 404 of the Sarbanes-Oxley Act.

Our management has concluded that, as of December 31, 2021, our existing disclosure controls and procedures and internal control over financial reporting were ineffective, due to a material weakness. In accordance with U.S. GAAP and financial reporting requirements set forth by the SEC, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis. The material weakness relates to lack of sufficient financial reporting and accounting personnel, especially those with U.S. GAAP knowledge.

To remedy the material weakness, we have begun to, and will continue to (1) hire additional finance and accounting staff with qualifications and work experiences in U.S. GAAP and SEC reporting requirements to formalize and strengthen the key internal control over financial reporting, (2) allocate sufficient resources to prepare and review consolidated financial statements and related disclosures in accordance with U.S. GAAP and SEC reporting requirements, and (3) hire qualified consultant to assess Sarbanes-Oxley Act compliance readiness, to assess where we can improve our overall internal control over financial reporting function, and to assist us in implementing improvements where necessary.

Once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. In the future, our management may conclude that our internal control over financial reporting remains ineffective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

Our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. In light of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of the ADSs. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

Our and the VIEs’ failure or alleged failure to comply with China’s anti-corruption laws or the U.S. Foreign Corrupt Practices Act could result in penalties, which could harm our and the VIEs’ reputation and have an adverse effect on our and the VIEs’ business, results of operations, and financial condition.

We and the VIEs are subject to PRC laws and regulations related to anti-corruption, which prohibit bribery to government agencies, state or government owned or controlled enterprises or entities, to government officials or officials that work for state or government owned enterprises or entities, as well as bribery to non-government entities or individuals. We are also subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), which generally prohibits companies and any individuals or entities acting on their behalf from offering or making improper payments or providing benefits to foreign officials for the purpose of obtaining or keeping business, along with various other anti-corruption laws. Our and the VIEs’ existing policies prohibit any such conduct and we and the VIEs are in the process of implementing additional policies and procedures, and providing training, to ensure that we, the VIEs and our and the VIEs’ employees and other third parties comply with PRC anti-corruption laws and regulations, the FCPA and other anti-corruption laws to which we and the VIEs are subject. There is, however, no assurance that such policies or procedures will work effectively all the time or protect us and the VIEs against liability under the FCPA or other anti-corruption laws. There is no assurance that our and the VIEs’ employees and other third parties would always comply with our and the VIEs’ policies and procedures. Further, there is uncertainty in connection with the implementation of PRC anti-corruption laws. We and the VIEs could be held liable for actions taken by our and the VIEs’ employees and other third parties with respect to our and the VIEs’ business or any businesses that we and the VIEs may acquire. As of the date of this prospectus supplement, significantly all our and the VIEs’ operations are in the PRC. If we or the VIEs are found not to be in compliance with PRC anti-corruption laws, the FCPA and other applicable anti-corruption laws, we and the VIEs may be subject to criminal, administrative, and civil penalties and other remedial measures, which could have an adverse impact on our and the VIEs’ business, results of operations and financial condition. Any investigation of any potential violations of the FCPA or other anti-corruption laws by U.S. or foreign authorities, including Chinese authorities, could adversely impact our and the VIEs’ reputation, cause us and the VIEs to lose customer relationships, subject us and the VIEs to administrative penalties or sanctions, and lead to other adverse impacts on our and the VIEs’ business, results of operations, and financial condition.

If we and the VIEs lose the services of any of our and the VIEs’ key executive officers, senior management, or other key employees, or are unable to retain, recruit and hire sufficiently qualified staff, our and the VIEs’ ability to effectively manage and execute our and the VIEs’ operations and meet our and the VIEs’ strategic objectives could be harmed.

Our and the VIEs’ future success depends on the continued service of our and the VIEs’ key executive officers, senior management, and other key employees. We and the VIEs benefit from the leadership of a strong management team with proven vision, rich professional work experience and extensive knowledge of mainland China’s automotive industry. We and the VIEs also rely on a number of key staff for the development and operation of our and the VIEs’ business. In addition, we and the VIEs will need to continue attracting and retaining skilled and experienced staff for our and the VIEs’ businesses to maintain our competitiveness.

If one or more of our and the VIEs’ key personnel are unable or unwilling to continue in their present positions, we and the VIEs may not be able to replace them easily or at all and may incur additional expenses to recruit and train new personnel. In addition, if any of our and the VIEs’ executive officers, senior management, or key employees joins a competitor or forms a competing company, we and the VIEs may be disadvantaged in the competition and risk losing our and the VIEs’ know-how, trade secrets, suppliers and customers. Substantially all of our and the VIEs’ employees, including each of our and the VIEs’ executive officers, senior management, and key employees, have entered into employment agreements with us and the VIEs, respectively, which contain customary non-compete provisions. Although non-compete provisions are generally enforceable under PRC laws, PRC legal practice regarding the enforceability of such provisions is not as well-developed as in countries such as the United States. Therefore, if we and the VIEs lose the services of any of our and the VIEs’ key executive officers, senior management, or other key employees, or are unable to retain, recruit and hire experienced staff, our and the VIEs’ ability to effectively manage and execute our and the VIEs’ operations and meet our and the VIEs’ strategic objectives could be harmed.

We and the VIEs rely upon certain online advertising service providers, and any significant change in our and the VIEs’ relationship with these suppliers could have a material adverse effect on our and the VIEs’ business, results of operations, and financial condition if we and the VIEs cannot find suitable replacements.

Historically we and the VIEs relied upon certain online advertising service providers to advertise our and the VIEs’ service offerings. Our and the VIEs’ two largest online advertising service providers accounted for approximately 55.1%, 47.4%, 62.2%, 62.3% and 51.3% of our total online advertising expenses in 2019, 2020 and 2021 and the six months ended June 30, 2021 and 2022, respectively. Our and the VIEs’ agreements with them typically do not contain long-term contractual commitments. We cannot assure you that we and the VIEs will be able to maintain business relationships with these existing advertising suppliers. In the event that the existing major online advertising service providers terminate or refuse to renew their agreements with us or the VIEs, and we and the VIEs are unable to find new providers with similar or more favorable terms within a reasonable period of time or at all, our business, results of operations, and financial condition may be materially and adversely affected.

If we and the VIEs fail to protect our and the VIEs’ intellectual property rights, our and the VIEs’ brand and business performance may suffer.

We and the VIEs rely on a combination of trademark, patent, copyright and trade secret protection laws in China and other jurisdictions, as well as through confidentiality agreements and other measures, to protect our and the VIEs’ intellectual property rights. Our and the VIEs’ major brand names and logos are registered trademarks in China. Most of our and the VIEs’ professionally produced contents available on our and the VIEs’ websites are protected by copyright laws. Despite our and the VIEs’ precautions, third parties may obtain and use our and the VIEs’ intellectual property without our and the VIEs’ authorization. Historically, the Chinese legal system and courts have not protected intellectual property rights to the same extent as the U.S. legal system and courts, and companies operating in mainland China continue to face an increased risk of intellectual property infringement. Furthermore, the validity, application, enforceability and scope of protection of intellectual property rights for many internet-related activities, such as internet commercial methods patents, are uncertain and still evolving in China and abroad, which may make it more difficult for us and the VIEs to protect our and the VIEs’ intellectual property. From time to time, other websites may use our and the VIEs’ articles, photographs or other content without our and the VIEs’ proper authorization. Although such use has not in the past caused any material damage to our and the VIEs’ business, it is possible that there may be misappropriation on a much larger scale with a material adverse impact to our and the VIEs’ brand, business, and results of operations.

Third parties may claim that we and the VIEs infringe their proprietary intellectual property rights, which could cause us and the VIEs to incur significant legal expenses and prevent us and the VIEs from promoting our and the VIEs’ services.

Internet, technology and media companies are frequently involved in litigation based on allegations of infringement of intellectual property rights, unfair competition, invasion of privacy, defamation and other violation of other parties’ rights. We and the VIEs have not experienced any material claims on these issues against us or the VIEs in the past, but as we and the VIEs face increasing competition and as litigation becomes more common in mainland China in resolving commercial disputes, we and the VIEs face a higher risk of being the subject of intellectual property infringement claims. We and the VIEs may be subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our and the VIEs’ business. We and the VIEs could also be subject to claims based upon the content that is displayed on our and the VIEs’ websites or accessible from our and the VIEs’ websites through links to other websites or information on our and the VIEs’ websites supplied by third parties. Intellectual property claims and litigation are expensive and time-consuming to investigate and defend and may divert resources and management attention from the operation of our websites. Such claims, even if they do not result in liability, may harm our and the VIEs’ reputation. Any resulting liability or expenses, or changes required of our and the VIEs’ websites to reduce the risk of future liability, may have a material adverse effect on our and the VIEs’ business, financial condition, and results of operations.

We and the VIEs may be subject to liability for placing advertisements with inappropriate or misleading content.

PRC laws and regulations prohibit advertising companies from producing, distributing or publishing any advertisement with content that violates PRC laws and regulations, impairs the national dignity of China, involves designs of the national flag, the national emblem or the national anthem, is considered reactionary, obscene, superstitious or absurd, is fraudulent, or disparages similar products. As we and the VIEs provide advertising services to our and the VIEs’ industry customers, we and the VIEs are obligated to review supporting documents provided by advertisers, verify the content of the advertisements and are prohibited from publishing any advertisement inconsistent with or with the lack of supporting documents. In addition, in case we and the VIEs are advertisers, we and the VIEs are required by PRC laws and regulations to ensure that the content of our and the VIEs’ advertisements is true and in full compliance with applicable laws and regulations. While we and the VIEs have made significant efforts to comply with such verification requirements before publishing, we cannot assure you that all the content contained in the advertisements is true and accurate as required by the advertising laws and regulations, especially given the uncertainty in the interpretation of these PRC laws and regulations. If we and the VIEs are found to be in violation of applicable PRC advertising laws and regulations, we and the VIEs may be subject to penalties, including fines, confiscation of our and the VIEs’ advertising income, orders to cease dissemination of the advertisements, orders to publish an announcement correcting the misleading information, and suspension or termination of our and the VIEs’ advertising business, any of which may have a material and adverse effect on our and the VIEs’ business and results of operations. See “Item 4. Information on the Company—B. Business Overview—Regulation—Regulations Relating to Advertisements” in the 2021 Form 20-F.

The performance and reliability of the internet infrastructure and wireless and landline telecommunications networks in mainland China will affect our and the VIEs’ operations and growth, including our and the VIEs’ ability to accommodate prospective customers in the future.

With our principal executive offices located in mainland China, we and the VIEs conduct central management of consumer data, provide data transmission and communications, and monitor our and the VIEs’ overall operations, relying on wireless and landline telecommunications networks in mainland China. The national networks in mainland China are connected to the internet through international gateways controlled by the PRC government, which are the only channels through which a domestic user can connect to the internet. These international gateways may not support the demand necessary for the continued growth in internet traffic by users in mainland China. We cannot assure you that the development of mainland China’s information infrastructure will be adequate to support our and the VIEs’ operations and growth. In addition, in the event of any infrastructure disruption or failure, we and the VIEs would have no access to alternative networks and services on a timely basis, if at all, which could have a material adverse effect on our and the VIEs’ business, results of operations, and prospects.

Unintended leakage of consumer information or privacy breaches may materially and adversely affect our and the VIEs’ reputation and business performance.

During the ordinary course of our and the VIEs’ business, we and the VIEs collect and store a large amount of automobile consumer data gathered from our and the VIEs’ offline events. We and the VIEs rely on encryption and authentication technology to provide the security and authentication necessary for secure transmission of such data. However, our and the VIEs’ security control may not prevent the improper leakage of consumer data. Anyone may circumvent our and the VIEs’ security measures and misappropriate proprietary information or cause interruptions in our and the VIEs’ operations. A security breach that leads to leakage of our and the VIEs’ consumer data could still harm our and the VIEs’ reputation. Moreover, many jurisdictions have passed laws regulating the storage, sharing, use, disclosure and protection of personally identifiable or other confidential information and data. The Chinese government has enacted a series of laws and regulations relating to the protection of privacy and personal information, under which internet service providers and other network operators are required to clearly indicate the purposes, methods and scope of any information collection and usage, obtain appropriate user consent and establish user information protection systems with appropriate remedial measures. See “Item 4. Information on the Company—B. Business Overview—Regulations—Regulations Relating to Internet Information Security and Privacy Protection” in the 2021 Form 20-F. However, the regulatory framework for privacy protection in mainland China and other jurisdictions is fast-evolving, and therefore, involves uncertainties and is subject to change in the foreseeable future. We cannot assure you that our and the VIEs’ existing privacy and personal information protection measures will be considered sufficient under the current or future applicable laws and regulations. In addition to laws, regulations and other applicable rules, industry associations or other private parties may adopt different privacy protection standards. Because the interpretation and application of privacy and data protection laws and privacy protection standards is still uncertain, it is possible that these laws or privacy standards may be interpreted and applied in a manner inconsistent with our and the VIEs’ practices. Our and the VIEs’ actual or perceived failure to comply with industry standards, governmental regulation and other legal obligations related to user privacy could harm our and the VIEs’ business. We and the VIEs may be required to expend significant capital and other resources to prevent such security breaches or alleviate problems caused by such breaches. Any of the circumstances may materially and adversely affect our and the VIEs’ business and results of operations.

Failure to obtain, renew, or retain licenses, permits or approvals or failure to comply with applicable laws and regulations may affect our and the VIEs’ ability to conduct business.

We and the VIEs have obtained all material licenses, permits or approvals from the PRC regulatory authorities for our and the VIEs’ current operations, except that we and the VIEs may need to obtain certain permits each time before we and the VIEs hold an offline event. See “—Our and the VIEs’ failure to obtain necessary permits for our and the VIEs’ offline events may subject us and the VIEs to penalties and adversely affect our and the VIEs’ business, results of operations, and financial condition.” However, the licensing requirements in mainland China are constantly evolving, and we and the VIEs may be subject to more stringent regulatory requirements due to changes in the political or economic policies in the relevant jurisdictions. We cannot assure you that we and the VIEs will be able to satisfy such regulatory requirements and as a result we and the VIEs may be unable to retain, obtain or renew relevant licenses, permits or approvals in the future. If we and the VIEs fail to do so, we and the VIEs may be subject to administrative penalties or sanctions, which may materially and adversely affect our and the VIEs’ business, financial condition, and results of operations. For example, TuanChe Internet has obtained certain value-added telecommunications service license for the operation of internet content service from the Beijing Administration of Telecommunications which will remain valid until September 2023, Drive New Media has obtained certain value-added telecommunications service license for the operation of internet content service from the Guangdong Administration of Telecommunications which will remain valid until June 2024, and TuanChe (Beijing) Automobile Sales & Service Co., Ltd., a subsidiary of TuanChe Internet, has obtained certain value-added telecommunications service license for the operation of internet content service from the Beijing Administration of Telecommunications which will remain valid until January 2026. However, as we and the VIEs provide mobile applications to mobile device users, it is uncertain if we and the VIEs will be required to obtain a separate operating license for our mobile applications in addition to the value-added telecommunications service licenses, although we believe that not obtaining such separate license is in line with the current market practice.

We and the VIEs may need additional capital, and we and the VIEs may be unable to obtain such capital in a timely manner or on acceptable terms, or at all.

We and the VIEs may require additional capital from time to time to grow our and the VIEs’ business, including to expand into and develop the new electric vehicle business, better serve our and the VIEs’ customers, develop new features or enhance our and the VIEs’ marketplace, improve our and the VIEs’ operating and technology infrastructure or conduct acquisition of complementary businesses and technologies. Accordingly, we and the VIEs may need to sell additional equity or debt securities or obtain a credit facility. Future issuances of equity or equity-linked securities, such as the issuance of securities in connection with this offering under this prospectus supplement and the accompanying prospectus, could significantly dilute our existing shareholders, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our ordinary shares. The incurrence of debt financing would result in increased debt service obligations and could result in operating and financing covenants that would restrict our and the VIEs’ operations or our ability to pay dividends to our shareholders.

Our and the VIEs’ ability to obtain additional capital is subject to a variety of uncertainties, including:

•	our and the VIEs’ market position and competitiveness in the automotive industry;

•	our and the VIEs’ future profitability, overall financial condition, results of operations and cash flows;

•	general market conditions for capital raising activities in mainland China and globally; and

•	economic, political and other conditions in mainland China and globally.

We and the VIEs may be unable to obtain additional capital in a timely manner or on acceptable terms or at all, and such financing may also be subject to regulatory requirements. On December 24, 2021, the China Securities Regulatory Commission (the “CSRC”), issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (collectively, the “Draft Overseas Listing Regulations”), which propose to require PRC companies and their overseas special purpose vehicles to file with the CSRC and meet compliance rules for their listing in overseas markets. The Draft Overseas Listing Regulations, if enacted in their current forms, may make it difficult for us to obtain additional financing through future overseas offering of securities. See “—Risks Related to Doing Business in China—The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with this offering and our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.” If we and the VIEs are unable to obtain adequate financing on terms satisfactory to us and the VIEs and when we and the VIEs require it in the future, our and the VIEs ability to continue to support our and the VIEs business growth and our ability to continue as a going concern could be significantly impaired, and our and the VIEs’ business and prospects could be adversely affected.

Failure to renew or retain any preferential tax treatments that are available in China could adversely affect our and the VIEs’ results of operations and financial condition.

The modified Enterprise Income Tax Law, effective on December 29, 2018 and its implementation rules and regulations generally impose a uniform income tax rate of 25% on all enterprises, but grant preferential treatments, including a preferential enterprise tax rate of 15%, to high and new technology enterprises (the “HNTEs”), strongly supported by the state. Such preferential tax rate is subject to reapplication and renewal every three years. During the three-year period, an HNTE must conduct annual qualification self-reviews, and will lose the 15% preferential rate and be subject to the regular 25% rate for any year in which it does not meet relevant criteria. TuanYuan, TuanChe Internet and Drive New Media have been accredited as HNTEs and are eligible for a preferential enterprise tax rate of 15% for as long as they meet the criteria of HNTE in each year of the accredited period. We cannot assure you that our affiliated entities will continue to meet the relevant criteria, and that the tax authorities will continue to approve the preferential tax rate of 15% even if these entities are accredited as HNTE. Moreover, it is uncertain how the modified Enterprise Income Tax Law and its implementing rules and regulations will be interpreted or implemented in the future. It is possible that the HNTE status currently enjoyed by TuanYuan, TuanChe Internet and Drive New Media, and other income tax exemptions for which our affiliated entities qualify, will be challenged by tax authorities and be repealed. Future implementation of rules and regulations might be inconsistent with current interpretations of the modified Enterprise Income Tax.

Seasonality may cause fluctuations in our and the VIEs’ results of operations.

Our quarterly net revenues and other results of operations have fluctuated in the past and may continue to fluctuate depending upon a number of factors, many of which are beyond our control. For these reasons, comparing our results of operations on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. For example, consumer purchases typically slow down in the first quarter, and then increase through the next three quarters of each year. Therefore, the demand for booth spaces in our and the VIEs’ auto shows is generally the lowest in the first quarter of each year, primarily due to a general slowdown in business activities and a reduced number of working days during the Chinese New Year holiday period. The timing of such releases, however, is subject to uncertainties due to various factors such as automakers’ design or manufacturing issues, their marketing plans, general marketing conditions and government incentives or restrictions. These factors may make our and the VIEs’ results of operations difficult to predict and cause our quarterly results of operations to fall short of expectations.

We and the VIEs may be held liable for injuries to individual participants of our and the VIEs’ offline events or damages to automobiles displayed in our and the VIEs’ offline events, which may adversely affect our and the VIEs’ reputation and adversely affect our and the VIEs’ financial condition and results of operations.

We and the VIEs strive to ensure the safety of the participants and the automobiles displayed during our and the VIEs’ offline events. However, we cannot guarantee that no physical injury or damages will occur during such events, for which we and the VIEs could be held liable. For example, under the PRC laws and regulations, the undertaker of a mass activity bears tort liability for damages to a third party arising from such undertakers’ failure to fulfill its security obligations. If the act of a third party results in damage to others in a mass activity, the undertaker that failed to fulfill security obligations shall also bear supplementary liability. See “Item 4. Information on the Company—B. Business Overview—Regulation—Regulations Relating to Consumer Rights Protection and Tort Liabilities” in the 2021 Form 20-F.

In addition, we and the VIEs have contractual obligations to compensate the event venue provider for any damages it suffers arising from the accident occurring on the venue and claims by the participants of the event. Therefore, we and the VIEs might face negligence claims alleging that we and the VIEs failed to maintain our and the VIEs’ facilities or to supervise our and the VIEs’ employees. In addition, if any participants of our and the VIEs’ offline events commit acts of violence, we and the VIEs could also face allegations that we and the VIEs failed to provide adequate security or were otherwise responsible for his or her actions.

We and the VIEs typically require our and the VIEs’ event set-up service providers to purchase liability insurance. However, such insurance might not be adequate to cover our and the VIEs’ potential liabilities, or may not cover us and the VIEs at all. If we and the VIEs are held liable for the injury or damages, we and the VIEs may be subject to litigations, and our and the VIEs’ financial condition and results of operations may be adversely affected. Additionally, our and the VIEs’ offline events may be perceived to be unsafe, which may discourage prospective consumers and industry customers from attending. These negative perceptions might also adversely affect our and the VIEs’ reputation and results of operations.

We and the VIEs may be subject to claims under consumer protection laws, product quality laws and tort liabilities law, including health and safety claims and product liability claims, if people or properties are harmed by automobiles sold during our and the VIEs’ events or through our and the VIEs’ previous virtual dealership networks.

The automobiles sold during our and the VIEs’ events or through our and the VIEs’ virtual dealership networks are designed and manufactured by third parties, and we cannot guarantee that none of these automobiles is defectively designed or manufactured. We and the VIEs may be subject to claims under applicable consumer protection laws, product quality laws and tort liabilities law, including health and safety claims and product liability claims for damages to third parties arising from the defects of automobiles sold through our and the VIEs’ previous virtual dealership networks. Although we and the VIEs would have legal recourse against the manufacturer or the dealer of such products under PRC law if the liabilities are attributable to such manufacturer or dealer, attempting to enforce our and the VIEs’ rights against such manufacturer or dealer may be expensive, time-consuming and ultimately futile. See “Item 4. Information on the Company—B. Business Overview—Regulation—Regulations Relating to Consumer Rights Protection and Tort Liabilities” in the 2021 Form 20-F.

In addition, we and the VIEs do not currently maintain any third-party liability insurance or product liability insurance in relation to most of the automobiles sold during our and the VIEs’ events. As a result, any material product liability claim or litigation could have a material adverse effect on our and the VIEs’ business, financial condition and results of operations. Even unsuccessful claims could result in the expenditure of funds and managerial efforts in defending them and could have a negative impact on our and the VIEs’ reputation.

Our and the VIEs’ lack of insurance could expose us and the VIEs to significant costs and business disruption.

The insurance industry in mainland China is still at an early stage of development. Insurance companies in mainland China offer limited business insurance products and are, to our and the VIEs’ knowledge, not well-developed in the field of business liability insurance. We and the VIEs do not have any business liability or disruption insurance to cover our and the VIEs’ operations in mainland China, which, based on public information available to us and the VIEs relating to mainland China’s automotive industry, is consistent with customary industry practice in mainland China. We and the VIEs have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us and the VIEs to have such insurance. In addition, we and the VIEs do not maintain any insurance policies covering risks including loss and theft of and damages to our and the VIEs’ servers or other technology infrastructure. Any uninsured occurrence of business disruption, litigation or natural disaster, or significant damages to our and the VIEs’ uninsured equipment or technology infrastructure could result in substantial costs and diversion of resources for us and the VIEs and could adversely affect our and the VIEs’ financial condition and results of operations.

Any catastrophe, including outbreak of health pandemics and other extraordinary events, could have a negative impact on our and the VIEs’ business operations.

We and the VIEs are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, wars, riots, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our and the VIEs’ ability to provide our and the VIEs’ services.

Our and the VIEs’ business could also be adversely affected by the effects of Ebola virus diseases, H1N1 flu, H7N9 flu, avian flu, Severe Acute Respiratory Syndrome (SARS), COVID-19 or other epidemics. Our and the VIEs’ business operation could be disrupted if any of our and the VIEs’ employees is suspected of having any of the aforementioned epidemics or another contagious disease or condition, since it could require our and the VIEs’ employees to be quarantined and/or our and the VIEs’ offices to be disinfected. In addition, our and the VIEs’ business, results of operations and financial condition could be adversely affected to the extent that any of these epidemics harms the Chinese economy in general.

Risks Related to Our Corporate Structure

If the PRC government finds that the agreements that establish the structure for operating some of the VIEs’ operations in mainland China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we and the VIEs could be subject to severe penalties or be forced to relinquish our interests in those operations.

Foreign investment in the value-added telecommunications services industry in mainland China is extensively regulated and subject to numerous restrictions. For example, foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunications service provider with certain exceptions relating to e-commerce business, domestic multi-party communications services business, store-and-forward business and call center business in accordance with the special management measures for the entry of foreign investment (as amended) (the “Negative List”), and other applicable laws and regulations.

We are a Cayman Islands company and our wholly-owned subsidiaries in mainland China are currently considered foreign-invested enterprises. Accordingly, our subsidiaries in mainland China are not eligible to provide certain value-added telecommunications services in mainland China. Due to these restrictions, we carry out our value-added telecommunications business in mainland China through the VIEs. We, through TuanYuan, Sangu Maolu and Chema Beijing, entered into a series of contractual arrangements with the VIEs and their respective shareholders, in order to (1) exercise significant influence over the consolidated affiliated entities, (2) receive substantially all of the economic benefits of the consolidated affiliated entities, and (3) have an exclusive option to purchase all or part of the equity interests in the VIEs when and to the extent permitted by PRC law. We have been and expect to continue to be dependent on the consolidated affiliated entities to operate our value-added telecommunications business. As a result of these contractual arrangements, we have significant influence over and are the primary beneficiary of the VIEs and hence consolidate the financial results of the consolidated affiliated entities under U.S. GAAP.

In the opinion of our PRC counsel, Shihui Partners, the ownership structures of our WFOEs and the VIEs, currently do not result in any violation of the applicable PRC laws or regulations currently in effect; and the contractual arrangements among our WFOEs, the VIEs and their respective shareholders, are governed by PRC laws or regulations, and are currently valid, binding and enforceable in accordance with the applicable PRC laws or regulations currently in effect, and do not result in any violation of the applicable PRC laws or regulations currently in effect, except that the equity pledge under that certain equity pledge agreement would not be deemed validly created until they are registered with the competent governmental authorities. However, Shihui Partners has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations, and there can be no assurance that the PRC government will ultimately take a view that is consistent with the opinion of our PRC counsel.

In particular, in March 2019, the National People’s Congress (the “NPC”), passed the PRC Foreign Investment Law, which became effective as of January 1, 2020. For the effect of the PRC Foreign Investment Law on us, see “—Risks Related to Our Corporate Structure—Uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.”

If our ownership structure and contractual arrangements are found to violate any PRC laws or regulations, or if we or the VIEs are found to be required but failed to obtain any of the permits or approvals for our or the VIEs’ value-added telecommunications business, the relevant PRC regulatory authorities, including the Ministry of Industry and Information Technology (the “MIIT”), would have broad discretion in imposing fines or administrative penalties upon us and/or the VIEs for such violations, including:

•	revoking our and/or the VIEs’ business and operating licenses;

•	discontinuing or restricting any related-party transactions between us and the VIEs;

•	imposing fines and penalties, confiscating the income from us or the VIEs, or imposing additional requirements for our or the VIEs’ operations which we or the VIEs may not be able to comply with;

•	requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements and deregistering the equity pledges of the VIEs, which in turn would affect our ability to consolidate, derive economic interests from, or exercise significant influence over the consolidated affiliated entities;

•	restricting or prohibiting our use of the proceeds of this offering to finance our or the VIEs’ business and operations in mainland China, particularly the expansion of our business through strategic acquisitions; or

•	restricting the use of financing sources by us or the consolidated affiliated entities or otherwise restricting our or their ability to conduct business.

As of the date of this prospectus supplement, similar ownership structure and contractual arrangements have been used by many China-based companies listed overseas, including a number of value-added telecommunications companies listed in the United States. To our knowledge, none of the fines or punishments listed above has been imposed on any of these public companies. However, we cannot assure you that such fines or punishments will not be imposed on us, the VIEs or any other companies in the future. If any of the above fines or punishments is imposed on us or the VIEs, our business, financial condition and results of operations could be materially and adversely affected. If any of these penalties results in our inability to direct the activities of the consolidated affiliated entities that most significantly impact their economic performance, and/or our failure to receive the economic benefits from the consolidated affiliated entities, we may not be able to consolidate them in our financial statements in accordance with U.S. GAAP. However, we do not believe that such actions would result in the liquidation or dissolution of our company, our WFOEs or the VIEs or their subsidiaries. To the extent commercially practicable and in compliance with the relevant PRC laws and regulations, we plan to conduct the VIEs’ current businesses through our subsidiaries in mainland China and cease substantially all of the operation of the VIEs within the next three to five years.

Uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

On March 15, 2019, the NPC approved the Foreign Investment Law, which came into effect on January 1, 2020 and replaced the trio of existing laws regulating foreign investment in mainland China, i.e., the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. In December 2019, the State Council promulgated the Implementation Regulation on the Foreign Investment Law to further clarify relevant provisions of the Foreign Investment Law, which came into effect on January 1, 2020. The Foreign Investment Law and its implementation regulation embody an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments.

However, since the Foreign Investment Law and its implementation regulation are relatively new, uncertainties still exist in relation to their interpretation and implementation. For instance, under the Foreign Investment Law, “foreign investment” refers to the investment activities directly or indirectly conducted by foreign individuals, enterprises or other entities in mainland China. Though it does not explicitly classify contractual arrangements as a form of foreign investment, there is no assurance that foreign investment via contractual arrangements would not be deemed as a type of indirect foreign investment activities under the definition in the future. In addition, the definition has a catch-all provision which includes investments made by foreign investors through means stipulated in laws or administrative regulations or other methods prescribed by the State Council. The Special Administrative Measures (Negative Lest) for Foreign Investment Access (2021 Version) (the “Negative List (2021 version)”) stipulates that any domestic enterprise in mainland China engaging in prohibited business under the Negative List shall be subject to review by and shall obtain the consent of the relevant competent PRC authorities for overseas listing, and the foreign investors shall not participate in the operation and management of such enterprise, and the shareholding percentage of the foreign investors in such enterprise shall be subject, mutatis mutandis, to the relevant administrative provisions of the PRC domestic securities investment by foreign investors. The Negative List does not further elaborate whether existing overseas listed enterprises, like us, will be subject to such requirements. Further, pursuant to the press conference held by the National Development and Reform Commission (the “NDRC”) on January 18, 2022, the foresaid requirements shall not be applicable to domestic enterprises that seek to offer and list securities in overseas markets indirectly. Although it does not explicitly classify contractual arrangements as a form of foreign investment, there is no assurance that foreign investment via contractual arrangement would not be interpreted as a type of indirect foreign investment activities in the future. In any of these cases, it will be uncertain whether our contractual arrangements will be deemed to be in violation of the market access requirements for foreign investment under the PRC laws and regulations. Furthermore, if future laws, administrative regulations or provisions prescribed by the State Council mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all.

In addition, the Foreign Investment Law provides that foreign-invested enterprises established before the Foreign Investment Law came into effect may maintain their structure and corporate governance within a five-year transition period, which means that we may be required to adjust the structure and corporate governance of certain of our subsidiaries in mainland China when such transition period ends. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure, corporate governance and business operations.

We may rely on dividends and other distributions on equity paid by our subsidiaries in mainland China and Hong Kong to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct the business.

Under our current corporate structure, our ability to pay dividends depends upon dividends paid by our Hong Kong subsidiary, which in turn depends on dividends paid by our subsidiaries in mainland China, which further depends on payments from the VIEs under the contractual arrangements. To the extent cash or assets in the business is in mainland China or Hong Kong or an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our, our subsidiaries’ or the VIEs’ ability to transfer cash and assets.

Although we consolidate the results of the VIEs and their subsidiaries, we only have access to the assets or earnings of the VIEs and their subsidiaries through the contractual arrangements. If the PRC authorities determine that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if current regulations change or are interpreted differently in the future, our ability to settle amount owed by the VIEs under the contractual arrangements may be seriously hindered. In addition, if our existing subsidiaries in China or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Our WFOEs are permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC laws, each of our subsidiary, the VIEs and their subsidiaries in mainland China is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, after making an allocation to the statutory reserve funds from their after-tax profits, our wholly owned subsidiary in mainland China, the VIEs and their subsidiaries may allocate a portion of their after-tax profits based on PRC accounting standards to a discretionary surplus fund at their discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends.

There are limitations on our ability to transfer cash between us, our subsidiaries and the VIEs, and there is no assurance that the PRC government will not intervene or impose restrictions on cash transfer between us, our subsidiaries and the VIEs. We may encounter difficulties in our ability to transfer cash between subsidiaries in mainland China and other subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. The majority of our income is denominated in Renminbi, and shortage in foreign currencies may restrict our ability to pay dividends or other payment to satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from the State Administration of the Foreign Exchange in the PRC as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. The PRC government has implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. It may continue to strengthen its capital controls and dividends and other distributions of our subsidiaries in mainland China may be subjected to tighter scrutiny and may limit the ability of our Cayman Islands holding company, to use capital from our subsidiaries in mainland China, which may restrict our ability to satisfy our liquidity requirements.

Our Hong Kong subsidiary may be considered a non-resident enterprise for tax purposes, so that any dividends our subsidiary in mainland China pays to our Hong Kong subsidiary may be regarded as China-sourced income and, as a result, may be subject to PRC withholding tax at a rate of up to 10% unless a tax treaty or similar arrangement provides otherwise. If we are required under the PRC Enterprise Income Tax Law to pay income tax for any dividends we receive from our subsidiaries in mainland China, or if our Hong Kong subsidiary is determined by PRC government authority as receiving benefits from reduced income tax rate due to a structure or arrangement that is primarily tax-driven, it would materially and adversely affect the amount of dividends, if any, we may pay to our shareholders.

If the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for enterprise income tax purposes and unless a tax treaty or similar arrangement provides otherwise, we may be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the ADSs. In addition, non-resident enterprise shareholders, including the ADS holders, may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of ADSs or ordinary shares if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders, including the ADS holders, and any gain realized on the transfer of ADSs or ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% which in the case of dividends may be withheld at source. Any such tax may reduce the returns on your investment in the ADSs.

We may lose the ability to use and enjoy assets held by the VIEs and their subsidiaries that are important to our business if the VIEs and their subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding.

The VIEs and their subsidiaries hold a significant portion of our assets in mainland China. Under our contractual arrangements, the shareholders of the VIEs may not voluntarily liquidate the VIEs or approve them to sell, transfer, mortgage or dispose of their assets or legal or beneficial interests exceeding certain threshold in the business in any manner without our prior consent. However, in the event that the shareholders breach this obligation and voluntarily liquidate the VIEs, or the VIEs declare bankruptcy, or all or part of their assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our operations, which could materially and adversely affect our business, financial condition and results of operations. Furthermore, if the VIEs or their subsidiaries undergo a voluntary or involuntary liquidation proceeding, their shareholders or unrelated third-party creditors may claim rights to some or all of its assets, hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

If the custodians or authorized users of our and the VIEs’ controlling non-tangible assets, including chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our and the VIEs’ business and operations may be materially and adversely affected.

Under PRC law, legal documents for corporate transactions, including agreements and contracts that our and the VIE’ business relies on, are executed using the chop or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with the relevant local branch of State Administration for Market Regulations (the “SAMR”). We and the VIEs generally execute legal documents by affixing chops or seals, rather than having the designated legal representatives sign the documents.

We and the VIEs have three major types of chops, corporate chops, contract chops and finance chops. We and the VIEs use corporate chops generally for documents to be submitted to government agencies, such as applications for changing business scope, directors or company name, and for legal letters. We and the VIEs use contract chops for executing leases and commercial contracts. We and the VIEs use finance chops generally for making and collecting payments, including issuing invoices. Use of corporate chops and contract chops must be approved by our and the VIEs’ legal department and administrative department, and use of finance chops must be approved by our finance department. The chops of our subsidiary and the VIEs are generally held by the relevant entities so that documents can be executed locally. Although we and the VIEs usually utilize chops to execute contracts, the registered legal representatives of our subsidiary and VIEs and their subsidiaries have the apparent authority to enter into contracts on behalf of such entities without chops, unless such contracts set forth otherwise.

In order to maintain the physical security of our and the VIEs’ chops, we and the VIEs generally have them stored in secured locations accessible only to the designated key employees of our and the VIEs’ legal, administrative or finance departments. Our and the VIEs’ designated legal representatives generally do not have access to the chops. Although we and the VIEs have approval procedures in place and monitor our and the VIEs’ key employees, including the designated legal representatives of our subsidiaries and the VIEs and their subsidiaries, the procedures may not be sufficient to prevent all instances of abuse or negligence. There is a risk that our and the VIEs’ key employees or designated legal representatives could abuse their authority, for example, by binding our subsidiaries and the VIEs and their subsidiaries with contracts against our interests, as we and the VIEs would be obligated to honor these contracts if the other contracting party acts in good faith in reliance on the apparent authority of our and the VIEs’ chops or signatures of our and the VIEs’ legal representatives. If any designated legal representative obtains control of the chop in an effort to obtain control over the relevant entity, we and the VIEs would need to have a shareholder or board resolution to designate a new legal representative and to take legal action to seek the return of the chop, apply for a new chop with the relevant authorities, or otherwise seek legal remedies for the legal representative’s misconduct. If any of the designated legal representatives obtains and misuses or misappropriates our and the VIEs’ chops and seals or other controlling intangible assets for whatever reason, we and the VIEs could experience disruption to our and the VIEs’ normal business operations. We and the VIEs may have to take corporate or legal action, which could involve significant time and resources to resolve while distracting management from our and the VIEs’ operations, and our and the VIEs’ business and operations may be materially and adversely affected.

We rely on contractual arrangements with the VIEs and their respective shareholders for a large portion of our business operations which may not be as effective as direct ownership in exercising operational influence.

We have relied and expect to continue to rely on the contractual arrangements with the VIEs and their respective shareholders to operate our value-added telecommunications business. For a description of these contractual arrangements, see “Prospectus Supplement Summary—Our Corporate Structure and Contractual Arrangements with the VIEs—Our Contractual Agreements” in this prospectus supplement. The revenue contribution of the consolidated affiliated entities accounted for a significant portion of our net revenues in 2020, 2021 and the six months ended June 30, 2022. However, these contractual arrangements may not be as effective as direct equity ownership in providing us with significant influence over the consolidated affiliated entities. Any failure by the consolidated affiliated entities, including the VIEs and their respective shareholders, to perform their obligations under the contractual arrangements would have a material adverse effect on our financial position and results of operations. For example, should any dispute relating to the contractual arrangements arises, we will have to enforce our rights under the contracts through the operations of PRC law and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system. Therefore, our contractual arrangements with the VIEs and their respective shareholders may not be as effective in ensuring our significant influence over the relevant portion of our business operations as direct ownership would be.

Furthermore, we are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct substantially all of our operations through our subsidiaries established in mainland China, the VIEs, and their subsidiaries in mainland China. We control and receive the economic benefits of the VIEs and their subsidiaries’ business operations through certain contractual arrangements. The ADSs listed on the Nasdaq Stock Market represents shares of our offshore holding company instead of shares of the VIEs or their subsidiaries in mainland China. We may not be able to continue to satisfy the applicable requirements and rules with respect to such structure. If we are unable to satisfy the Nasdaq Stock Market criteria for maintaining our listing, our securities could be subject to delisting.

Any failure by the VIEs and their respective shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.

If the VIEs and their respective shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be effective under PRC law. For example, if the shareholders of the VIEs refuse to transfer their equity interest in the VIEs to us or our designee if we exercise the purchase option pursuant to the contractual arrangements, or if they otherwise act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations. In addition, if any third parties claim any interest in such shareholders’ equity interests in the VIEs, our ability to exercise shareholders’ rights or foreclose the share pledge according to the contractual arrangements may be impaired.

All of the contractual arrangements are governed by and interpreted in accordance with PRC law, and disputes arising from the contractual arrangements will be resolved through arbitration in China. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. See “—Risks Related to Doing Business in China—Uncertainties with respect to the PRC legal system could have a material adverse effect on us and the VIEs” in this prospectus supplement. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a variable interest entity should be interpreted or enforced under PRC law. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event we are unable to enforce the contractual arrangements, or if we suffer significant delays or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over the consolidated affiliated entities, and our ability to conduct our business may be negatively affected.

The shareholders of the VIEs may have actual or potential conflicts of interest with us, which may materially and adversely affect our business, results of operations and financial condition.

The shareholders of the VIEs may have actual or potential conflicts of interest with us. These shareholders may refuse to sign or breach, or cause the VIEs to breach, or refuse to renew, the existing contractual arrangements we have with them and the VIEs, which would have a material adverse effect on our ability to effectively control the consolidated affiliated entities and receive economic benefits from them. For example, the shareholders may be able to cause our agreements with the VIEs to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor. Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company, except that we could exercise our purchase option under the exclusive option agreement with these shareholders to request them to transfer all of their equity interests in the variable interest entities to a PRC entity or individual designated by us, to the extent permitted by PRC laws. If we cannot resolve any conflict of interest or dispute between us and these shareholders, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Our contractual arrangements may be subject to scrutiny by the PRC tax authorities, and they may determine that we or the VIEs owe additional taxes, which could negatively affect our and the VIEs’ business, financial condition, and results of operations.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm’s length principles. We and the VIEs could face material and adverse tax consequences if the PRC tax authorities determine that our contractual arrangements were not entered into on an arm’s-length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust the income of the VIEs in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by the VIEs for PRC tax purposes, which could in turn increase its tax liabilities without reducing our PRC subsidiary’s tax expenses. In addition, if our WFOEs request the shareholders of the VIEs to transfer their equity interests at nominal or no value pursuant to the contractual arrangements, such transfer could be viewed as a gift and subject our WFOEs to PRC income tax. Furthermore, the PRC tax authorities may impose late payment fees and other penalties on the VIEs for the adjusted but unpaid taxes according to the applicable regulations. Our and the VIEs’ financial position could be materially and adversely affected if the VIEs’ tax liabilities increase or if they are required to pay late payment fees and other penalties.

We may lose the ability to use, or otherwise benefit from, the licenses, approvals and assets held by the consolidated affiliated entities, which could severely disrupt our business, render us unable to conduct some or all of our business operations and constrain our growth.

We currently conduct our operations in mainland China through contractual arrangements with the VIEs and their respective shareholders. As part of these arrangements, certain assets, licenses and permits that are material to our and the VIEs’ business operations are held by the VIEs and their subsidiaries, such as value-added telecommunications business license. The contractual arrangements contain terms that specifically obligate shareholders of the VIEs to ensure the valid existence of the VIEs and restrict the disposal of material assets of the VIEs. However, in the event shareholders of the VIEs breach the terms of the contractual arrangements and voluntarily liquidate the VIEs, or any of the VIEs declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to conduct some or all of our and the VIEs’ business operations or otherwise benefit from the assets held by the consolidated affiliated entities, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, if the VIEs undergo a voluntary or involuntary liquidation proceeding, their shareholders or unrelated third-party creditors may claim rights to some or all of the assets of the VIEs, thereby hindering our ability to operate our and the VIEs’ business as well as constrain our growth.

Certain existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.

As of the date of this prospectus supplement, our directors, officers and principal shareholders collectively own an aggregate of 89.71% of the total voting power of our outstanding ordinary shares. As a result, they have substantial influence over our and the VIEs’ business, including significant corporate actions such as mergers, consolidations, election of directors and other significant corporate actions.

They may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the ADSs. These actions may be taken even if they are opposed by our other shareholders. In addition, the significant concentration of share ownership may adversely affect the trading price of the ADSs due to investors’ perception that conflicts of interest may exist or arise.

Risks Related to Doing Business in China

PRC economic, political and social conditions, as well as changes in any government policies, laws and regulations, could adversely affect the overall economy in mainland China or the automotive market, which could harm our and the VIEs’ business.

Substantially all of our and the VIEs’ operations are conducted in mainland China, and substantially all of our net revenues are derived from mainland China. Accordingly, our and the VIEs’ business, prospects, financial condition and results of operations are subject, to a significant extent, to economic, political and legal developments in mainland China.

The PRC economy differs from the economies of most developed countries in many respects. Although the PRC economy has been transitioning from a planned economy to a more market-oriented economy since the late 1970s, the PRC government continues to play a significant role in regulating the industry. The PRC government continues to exercise significant control over mainland China’s economic growth through allocating resources, controlling the incurrence and payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Uncertainties or changes in any of these policies, laws and regulations, including but without limitations, those affecting the automotive industry in mainland China, could adversely affect the economy in mainland China or our and the VIEs’ business. For example, the CBIRC, promulgated the Interim Measures for Administration of Internet Loans Issued by Commercial Banks (the “Commercial Banks Online Lending Measures”) in July 2020, and the Circular on Further Regulating the Internet Loan Business of Commercial Banks (“Circular 24”) in February 2021. The Commercial Banks Online Lending Measures, as well as Circular 24, set several rules for commercial banks to collaborate with external institutions on online lending, which may affect our cooperation with commercial banks in mainland China.

While the PRC economy has experienced significant growth in the past two to three decades, growth has been uneven, both geographically and among various sectors of the economy. Demand for our services depends, in large part, on economic conditions in mainland China. Any significant slowdown in mainland China’s economic growth may reduce our net revenues. In addition, any sudden changes to mainland China’s political system or the occurrence of social unrest could also have a material adverse effect on our and the VIEs’ business, prospects, financial condition and results of operations.

Furthermore, our Company, the VIEs and their subsidiaries, and our investors may face uncertainty about future actions by the PRC government that could significantly affect the VIEs and their subsidiaries’ financial performance and operations, including the enforceability of the contractual arrangements. As of the date of this prospectus supplement, neither our company nor the VIEs have received or have been denied permission from Chinese authorities to list on U.S. exchanges. However, there is no guarantee that our company or the VIEs will receive or not be denied permission from Chinese authorities to list on U.S. exchanges in the future.

Uncertainties with respect to the PRC legal system could have a material adverse on us and the VIEs.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions in a civil law system may be cited as reference but have limited precedential value. Since 1979, newly introduced PRC laws and regulations have significantly enhanced the protections of interest relating to foreign investments in mainland China. However, since these laws and regulations are relatively new and the PRC legal system continues to evolve rapidly, the interpretations of such laws and regulations may not always be consistent, and enforcement of these laws and regulations involves significant uncertainties, any of which could limit the available legal protections.

In addition, the PRC administrative and judicial authorities have significant discretion in interpreting, implementing or enforcing statutory rules and contractual terms, and it may be more difficult to predict the outcome of administrative and judicial proceedings and the level of legal protection we and the VIEs may enjoy in the PRC than under some more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. These uncertainties may affect our decisions on the policies and actions to be taken to comply with PRC laws and regulations, and may affect our and the VIEs’ ability to enforce our and their contractual or tort rights, respectively. In addition, the regulatory uncertainties may be exploited through unmerited legal actions or threats in an attempt to extract payments or benefits from us or the VIEs. Such uncertainties may therefore increase our and the VIEs’ operating expenses and costs, and materially and adversely affect our and the VIEs’ business and results of operations.

The PRC government may exert, at any time, substantial intervention and influence over the manner of our operations, and the rules and regulations to which we are subject, including the ways they are enforced, may change rapidly and with little advance notice to us or our shareholders. Any such actions by the Chinese government, including any decision to intervene or influence the operations of our subsidiaries in mainland China or the VIEs or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our subsidiaries in mainland China or the VIEs, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless.

The ability of our subsidiaries and the VIEs to operate in mainland China may be impaired by changes in its laws and regulations, including those relating to value-added telecommunications service industry, taxation, foreign investment limitations, and other matters.

The PRC government may exert, at any time, substantial intervention and influence over the manner of our operations, and the rules and regulations to which we are subject, including the ways they are enforced, may change rapidly and with little advance notice to us or our shareholders. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, and adopting new measures to extend the scope of cybersecurity reviews and new laws and regulations relating to data security. The PRC government may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our subsidiaries in mainland China and the VIEs’ compliance with such regulations or interpretations. As such, our subsidiaries in mainland China and the VIEs may be subject to various government actions and regulatory interference in the provinces in which they operate. They could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. They may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, it is uncertain when and whether we will be required to obtain permission from the PRC government to maintain our listing status on U.S. exchanges in the future, and even when such permission is obtained, whether it will be later denied or rescinded. On December 24, 2021, the CSRC issued the Draft Overseas Listing Regulations, which propose to require companies in mainland China and their overseas special purpose vehicles that seek to offer and list in overseas markets to file with the CSRC and meet compliance rules for their listing. As advised by our PRC counsel, under existing applicable PRC laws, regulations and regulatory rules, our company, our WFOEs, the VIEs and their subsidiaries, are not required to obtain permission from the CSRC in connection with any such offering. In addition, none of them has received any notice of denial of permission to list on a U.S. exchange from any Chinese authorities. However, we cannot assure you that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel does. If the CSRC or any other PRC regulatory body subsequently determines that we need to file with the CSRC or obtain the CSRC’s approval to maintain our listing status on U.S. exchanges or for the offering of securities by us under this prospectus supplement and the accompanying prospectus or if the CSRC or any other PRC government authorities promulgates any interpretation or implements rules that would require us to file with or obtain approvals of the CSRC or other governmental bodies for any such listing status or offering, we may face adverse actions that could have a material and adverse effect on our business, reputation, financial condition, results of operations, prospects, as well as the trading price of the ADSs.

Accordingly, government actions in the future, including any decision to intervene or influence the operations of our subsidiaries in mainland China or the VIEs at any time, or to exert control over an offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our subsidiaries in mainland China or the VIEs, may limit or completely hinder our ability to offer or continue to offer securities to investors, and/or may cause the value of such securities to significantly decline or be worthless. We or the VIEs have not received any inquiry, notice, warning, or sanctions regarding our corporate structure, contractual arrangements, the VIEs’ operations and the offering that we may make under this prospectus supplement and the accompanying prospectus from the CSRC, CAC or any other PRC government authorities.

The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with this offering and our future offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, include, among other things, provisions that purport to require that an offshore special purpose vehicle, formed for the purpose of an overseas listing of securities through acquisitions of domestic enterprises in mainland China or assets and controlled by enterprises or individuals in mainland China, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, pursuant to the M&A Rules and other PRC laws, the CSRC published on its official website relevant guidance regarding its approval of the listing and trading of special purpose vehicles’ securities on overseas stock exchanges, including a list of application materials. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles. We completed our initial public offering on November 23, 2018. If the CSRC approval is required for any of the subsequent offshore offering, such as the offering under this prospectus supplement and the accompanying prospectus, or to maintain our offshore listing status on U.S. exchanges, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for any of our offshore offerings, or a rescission of such approval if obtained, may subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which may materially and adversely affect our business, financial condition, and results of operations.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. These opinions and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As these opinions were recently issued, official guidance to act upon and the interpretation thereof remain unclear at this time. We cannot assure that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all. On December 24, 2021, the CSRC issued the Draft Overseas Listing Regulations, which propose to establish a new filing-based regime to regulate overseas offerings and listings by domestic companies. Specifically, an overseas offering and listing by a company in mainland China, whether directly or indirectly, an initial or follow-on offering, must be filed with the CSRC. The examination and determination of an indirect offering and listing will be conducted on a substance-over-form basis, and an offering and listing shall be deemed as an indirect overseas offering and listing of a company in mainland China if the issuer meets the following conditions: (1) any of the operating income, gross profit, total assets, or net assets of the enterprise in mainland China in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statement for that year; and (2) senior management personnel responsible for business operations and management are mostly citizens of mainland China or have domicile in mainland China, and the principal place of business is in mainland China or main business activities are carried out in mainland China. The issuer or its affiliated entity in mainland China, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering and other equivalent offering activities. Particularly, the issuer shall submit the filing with respect to its initial public offering and listing within three business days after its initial filing of the listing application, and submit the filing with respect to its follow-on offering within three business days after the completion of the follow-on offering. Failure to comply with the filing requirements may result in fines to the relevant companies in mainland China, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons. The Draft Overseas Listing Regulations also set forth certain regulatory red lines for overseas offerings and listings by enterprises in mainland China.

There are substantial uncertainties as to whether these draft measures to regulate direct or indirect overseas offering and listing would be further amended or updated, their enactment timetable and final content. In a Q&A released on CSRC’s official website on December 24, 2021, the respondent CSRC official indicated that the proposed new filing requirement will start with new issuers and listed companies seeking follow-on financing and other financing activities. As for the filings for other listed companies, the regulator will grant adequate transition period and apply separate arrangements. The Q&A also pointed out that, if compliant with relevant PRC laws and regulations, companies with compliant VIE structure may seek overseas listing after completion of the CSRC filings. Nevertheless, the Q&A did not specify what would qualify as a “compliant VIE structure” and what relevant PRC laws and regulations are required to be complied with. As advised by our PRC counsel, under existing applicable PRC laws, regulations and regulatory rules, our company, our WFOEs, the VIEs and their subsidiaries, are not required to obtain permission from the CSRC in connection with any such offering, including the offering under this prospectus supplement and the accompanying prospectus. In addition, none of them has received any notice of denial of permission to list on a U.S. exchange from any Chinese authorities. However, we cannot assure you that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel does. Given the substantial uncertainties surrounding the latest CSRC filing requirements at this stage, we cannot assure you that, if ever required, we would be able to complete the filings and fully comply with the relevant new rules on a timely basis, or at all.

On December 27, 2021, the NDRC and MOFCOM jointly issued the Negative List (2021 Version), which became effective on January 1, 2022. Pursuant to the Negative List (2021 Version), if a company in mainland China engaging in the prohibited business stipulated in the Negative List (2021 Version) seeks an overseas offering and listing, it shall obtain the approval from the competent governmental authorities. The foreign investors of the issuer shall not be involved in the company’s operation and management, and their shareholding percentages shall be subject, mutatis mutandis, to the relevant regulations on the domestic securities investments by foreign investors. As the 2021 Negative List is relatively new, there remain substantial uncertainties as to the interpretation and implementation of these new requirements, and it is unclear as to whether and to what extent listed companies like us will be subject to these new requirements. If we and the VIEs’ are required to comply with these requirements and fail to do so on a timely basis, if at all, our and the VIEs’ business operation, financial condition and business prospect may be adversely and materially affected.

On April 2, 2022, the CSRC published the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (Draft for Comments) (the “Draft Provisions on Confidentiality and Archives Administration”), which was open for public comments until April 17, 2022. The Draft Provisions on Confidentiality and Archives Administration requires that, in the process of overseas issuance and listing of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. Where the domestic entities provide with or publicly disclose documents, materials or other items related to the state secrets and government work secrets to the relevant securities companies, securities service institutions, overseas regulatory authorities, or other entities or individuals, the companies shall apply for approval of competent departments with the authority of examination and approval in accordance with law and report the matter to the secrecy administrative departments at the same level for record filing. Where there is unclear or controversial whether or not the concerned materials are related to state secrets, the materials shall be reported to the relevant secrecy administrative departments for determination. However, the Draft Provisions on Confidentiality and Archives Administration have not yet been settled or become effective, and there remain uncertainties regarding the further interpretation and implementation of the Draft Provisions on Confidentiality and Archives Administration.

In addition, we cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us and the VIEs. If it is determined in the future that approval and filing from the CSRC or other regulatory authorities or other procedures, including the cybersecurity review under the Measures for Cybersecurity Review and the annual data security review under the Administrative Measures for Internet Data Security (Draft for Comments), are required for our offshore offerings, it is uncertain whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected. For details, see “— Failure to comply with governmental regulations and other legal obligations concerning data protection and cybersecurity may materially and adversely affect our and the VIEs’ business.” As of the date of this prospectus supplement, we have not received any inquiry or notice or any objection to this offering from the CSRC, the CAC or any other PRC governmental authorities that have jurisdiction over our operations. However, given the current regulatory environment in mainland China, there remains uncertainty regarding the interpretation and enforcement of PRC laws, which can change quickly with little notice in advance and subject to any future actions within the discretion of PRC authorities. Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our offshore offerings, or a rescission of any such approval or filing if obtained by us, may subject us to sanctions by the CSRC or other PRC regulatory authorities, which could materially and adversely affect our and the VIEs’ business, results of operations, financial condition and prospects, as well as the trading price of our listed securities. The CSRC or other PRC regulatory authorities also may take actions requiring us and the VIEs, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the shares offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our and the VIEs’ business, prospects, financial condition, reputation, and the trading price of our listed securities.

If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders and the ADS holders.

The PRC enterprise income tax law and its implementing rules provide that enterprises established outside of mainland China whose “de facto management bodies” are located in mainland China are considered “resident enterprises” under PRC tax laws. The implementing rules define the term “de facto management bodies” as a management body which substantially manages, or has control over the business, personnel, finance and assets of an enterprise. In April 2009, the State Administration of Taxation (the “SAT”), issued the Notice Regarding the Determination of Chinese-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies (“SAT Circular 82”), which provides that a foreign enterprise controlled by a PRC company or a group of PRC companies will be classified as a “resident enterprise” with its “de facto management body” located within mainland China if all of the following requirements are satisfied: (1) the senior management and core management departments in charge of its daily operations function are mainly in mainland China; (2) its financial and human resources decisions are subject to determination or approval by persons or bodies in mainland China; (3) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in mainland China; and (4) at least half of the enterprise’s directors with voting right or senior management reside in mainland China. The SAT issued a bulletin in August 2011 to provide more guidance on the implementation of SAT Circular 82. The bulletin clarifies certain matters relating to resident status determination, post-determination administration and competent tax authorities. Although both the circular and the bulletin only apply to offshore enterprises controlled by PRC enterprises and not those by PRC individuals, the determination criteria set forth in the circular and administration clarification made in the bulletin may reflect the general position of the SAT on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises and the administration measures should be implemented, regardless of whether they are controlled by PRC enterprises or PRC individuals.

In addition, the SAT issued a bulletin in January 2014 to provide more guidance on the implementation of SAT Circular 82. This bulletin further provides that, among other things, an entity that is classified as a “resident enterprise” in accordance with the circular shall file the application for classifying its status of residential enterprise with the local tax authorities where its main domestic investors are registered. From the year in which the entity is determined as a “resident enterprise,” any dividend, profit and other equity investment gain shall be taxed in accordance with the enterprise income tax law and its implementing rules.

As the tax resident status of an enterprise is subject to the determination by the PRC tax authorities, if we are deemed as a PRC “resident enterprise,” we will be subject to PRC enterprise income tax on our worldwide income at a uniform tax rate of 25.0%, although dividends distributed to us from our existing PRC subsidiaries and any other PRC subsidiaries which we may establish from time to time could be exempt from the PRC dividend withholding tax due to our PRC “resident recipient” status. This could have a material adverse effect on our overall effective tax rate, our income tax expenses and our net income. Furthermore, dividends, if any, paid to our shareholders and ADS holders may be decreased as a result of the decrease in distributable profits. In addition, if we were to be considered a PRC “resident enterprise,” dividends we pay with respect to the ADS or ordinary shares and the gains realized from the transfer of the ADS or ordinary shares may be considered income derived from sources within mainland China and be subject to PRC withholding tax, which could have a material adverse effect on the value of your investment in us and the price of the ADS.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans to or make additional capital contributions to our PRC subsidiaries and consolidated affiliated entities, which could materially and adversely affect our liquidity and our ability to fund and expand our and the VIEs’ business.

As an offshore holding company of our PRC subsidiaries, we may make loans to our PRC subsidiaries and the consolidated affiliated entities, or we may make additional capital contributions to our PRC subsidiaries. Such loans to our PRC subsidiaries or the consolidated affiliated entities in mainland China and capital contributions are subject to PRC regulations and approvals. For example, loans by us to our PRC subsidiaries and consolidated affiliated entities cannot exceed statutory limits and must be filed with the State Administration of Foreign Exchange (“SAFE”) via SAFE’s official online system. Besides SAFE filing, such loans may also need to be filed with the NDRC or its local branches. Capital contributions to our PRC subsidiaries must be approved by or filed with the MOFCOM or its local counterpart. In addition, the PRC government also restricts the convertibility of foreign currencies into Renminbi and use of the proceeds. In March 2015, SAFE promulgated SAFE Circular 19, which took effect and replaced certain previous SAFE regulations from June 2015. SAFE further promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Administrative Provisions on Capital Account Foreign Exchange Settlement (“SAFE Circular 16”), effective in June 2016, which, among other things, amend certain provisions of SAFE Circular 19. According to SAFE Circular 19 and SAFE Circular 16, the flow and use of the Renminbi capital converted from foreign currency denominated registered capital of a foreign-invested company is regulated such that Renminbi capital may not be used for business beyond its business scope or to provide loans to persons other than affiliates unless otherwise permitted under its business scope. In October 2019, the SAFE promulgated the Circular Regarding Further Promotion of the Facilitation of Cross-Border Trade and Investment (“SAFE Circular 28”), pursuant to which all foreign-invested enterprises can make equity investments in the PRC with their capital funds in accordance with the law. The Circular Regarding Further Optimizing the Cross-border Renminbi Policy to Support the Stabilization of Foreign Trade and Foreign Investment jointly promulgated by the People’s Bank of China (the “PBOC”), the NDRC, MOFCOM, the State-owned Assets Supervision and Administration Commission of the State Council, the CBIRC and SAFE on December 31, 2020 and effective on February 4, 2021 allows the non-investment foreign-invested enterprises to make domestic reinvestment with capital denominated in Renminbi in accordance with the law on the premise that they comply with prevailing regulations and the invested projects in mainland China are authentic and compliant.

Violations of the applicable circulars and rules may result in severe penalties, including substantial fines as set forth in the Foreign Exchange Administration Regulations. If the consolidated affiliated entities require financial support from us or our wholly owned subsidiaries in the future and we find it necessary to use foreign currency-denominated capital to provide such financial support, our ability to fund the consolidated affiliated entities’ operations will be subject to statutory limits and restrictions, including those described above.

The applicable foreign exchange circulars and rules may significantly limit our ability to convert, transfer and use the net proceeds from the offering under this prospectus supplement and the accompanying prospectus or any offering of additional equity securities in mainland China, which may adversely affect our and the VIEs’ business, financial condition and results of operations. As the foreign exchange related regulatory regime and practice are complex and still evolving and involve many uncertainties, we cannot assure you that we have complied or will be able to comply with all applicable foreign exchange circulars and rules, or that we will be able to complete the necessary government registrations or filings on a timely basis, if at all, with respect to future loans by us to our PRC subsidiaries or with respect to future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or filings, our ability to contribute additional capital to fund our and the VIEs’ PRC operations may be negatively affected, which could adversely and materially affect our liquidity and our ability to fund and expand our and the VIEs’ business.

There are significant uncertainties under the PRC enterprise income tax law relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.

Under the PRC enterprise income tax and its implementation rules, the profits of a foreign-invested enterprise generated through operations, which are distributed to its immediate holding company outside mainland China, will be subject to a withholding tax rate of 10.0%. Pursuant to a special arrangement between Hong Kong and China, such rate may be reduced to 5.0% if a Hong Kong resident enterprise owns at least 25.0% of the equity interest in the PRC company and satisfies other conditions as provided under the special tax arrangement. Our current PRC subsidiaries are wholly owned by our Hong Kong subsidiary.

Moreover, under the Notice of the State Administration of Taxation on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated in February 2009, the taxpayer that is a tax resident of the other contracting party to the tax treaty and also the beneficial owner of the relevant dividends needs to satisfy certain conditions to enjoy the benefits under a tax treaty. These conditions include: (1) the taxpayer should be a company as provided in the tax treaty, (2) the taxpayer must directly own the required percentage of equity interests and voting rights in the PRC subsidiaries, and (3) the corporate shareholder to receive dividends from the PRC subsidiaries must have continuously met the direct ownership thresholds during the 12 consecutive months preceding the receipt of the dividends. Additionally, the SAT promulgated the Notice on Issues Related to the “Beneficial Owner” in Tax Treaties in February 2018, which requires the “beneficial owner” to have ownership and the right to dispose of the income or the rights and properties giving rise to the income and generally engage in substantive business activities and sets forth certain detailed factors in determining the “beneficial owner” status. The SAT promulgated the Announcement on How to Recognize the “Beneficial Owner” in Tax Treaties on June 29, 2012, which further clarified and supplemented the application of the Notice on How to Understand and Recognize the “Beneficial Owner” in Tax Treaties. Furthermore, the SAT promulgated the Announcement of the State Administration of Taxation on Issues Relating to “Beneficial Owner” in Tax Treaties (“Circular 9”), in February 3, 2018, which took effect on April 1, 2018, replaced the Notice on How to Understand and Recognize the “Beneficial Owner” in Tax Treaties and the Announcement on How to Recognize the “Beneficial Owner” in Tax Treaties and provides guidance for determining whether a resident of a contracting party is the “beneficial owner” of an item of income under China’s tax treaties and tax arrangements. According to Circular 9, when determining an applicant’s status as a “beneficial owner” regarding tax treatments in connection with dividends, interests or royalties in tax treaties, several factors, including without limitation, whether the applicant is obligated to pay more than 50% of its income in 12 months to residents in a third country or region, whether the business operated by the applicant constitutes actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account and analyzed based on specific circumstances. Circular 9 further provides that applicants who intend to prove his or her status as a “beneficial owner” shall submit relevant documents to tax bureau according to the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties. Entitlement to a lower tax rate on dividends according to tax treaties or arrangements between the PRC central government and governments of other countries or regions is subject to inspection or approval of the relevant tax authorities. As a result, we cannot assure you that we will be entitled to any preferential withholding tax rate under tax treaties for dividends received from our PRC subsidiaries.

We face uncertainties with respect to indirect transfers of the equity interests in PRC resident enterprises by their non-PRC holding companies.

In February 2015, the SAT issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises (“SAT Bulletin 7”). SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets.

In October 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source (“SAT Bulletin 37”), which came into effect in December 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfer of shares in our company by investors who are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Restrictions on currency exchange may limit our ability to receive and use our net revenues effectively.

Substantially all of our net revenues are denominated in Renminbi. As a result, restrictions on currency exchange may limit our ability to use net revenues generated in Renminbi to fund any business activities we may have outside mainland China in the future or to make dividend payments to our shareholders and ADS holders in U.S. dollars. Under current PRC laws and regulations, Renminbi is freely convertible for current account items, such as trade and service-related foreign exchange transactions and dividend distributions. However, Renminbi is not freely convertible for direct investment or loans or investments in securities outside mainland China, unless such use is approved by SAFE. For example, foreign exchange transactions under our subsidiary’s capital account, including principal payments in respect of foreign currency-denominated obligations, remain subject to significant foreign exchange controls and the approval requirement of SAFE. These limitations could affect our ability to obtain foreign exchange for capital expenditures.

Our PRC subsidiaries are permitted to declare dividends to our offshore subsidiary holding their equity interest, convert the dividends into a foreign currency and remit to its shareholder outside mainland China. In addition, in the event that our PRC subsidiaries liquidate, proceeds from the liquidation may be converted into foreign currency and distributed outside mainland China to our overseas subsidiary holding its equity interest.

Other than the above distributions by and through our PRC subsidiaries which are permitted to be made without the necessity to obtain further approvals, any conversion of the Renminbi-denominated net revenues generated by the consolidated affiliated entities for direct investment, loan or investment in securities outside mainland China will be subject to the limitations discussed above. To the extent we need to convert and use any Renminbi-denominated net revenues generated by the consolidated affiliated entities not paid to our PRC subsidiaries and net revenues generated by our PRC subsidiaries not declared and paid as dividends, the limitations discussed above will restrict the convertibility of, and our ability to directly receive and use such net revenues. As a result, our and the VIEs’ business and financial condition may be adversely affected. In addition, we cannot assure you that the PRC regulatory authorities will not impose more stringent restrictions on the convertibility of Renminbi in the future, especially with respect to foreign exchange transactions.

Our subsidiaries and the consolidated affiliated entities in mainland China are subject to restrictions on making dividends and other payments to us.

We are a holding company and rely principally on dividends paid by our subsidiaries in mainland China for our cash needs, including paying dividends and other cash distributions to our shareholders to the extent we choose to do so, servicing any debt we may incur and paying our operating expenses. The income for our PRC subsidiaries, especially our WFOEs, in turn depends on the service fees paid by the consolidated affiliated entities. Current PRC regulations permit our subsidiaries in China to pay dividends to us only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Under the applicable requirements of PRC law, our PRC subsidiaries may only distribute dividends after they have made allowances to fund certain statutory reserves. These reserves are not distributable as cash dividends. Furthermore, if our subsidiaries or the consolidated affiliated entities in mainland China incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any such restrictions may materially affect such entities’ ability to make dividends or make payments, in service fees or otherwise, to us, which may materially and adversely affect our and the VIEs’ business, financial condition and results of operations.

Fluctuations in the value of the Renminbi may have a material adverse effect on your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate. The change in value of the Renminbi against the U.S. dollar and other currencies is affected by, various factors, such as changes in mainland China’s political and economic conditions. In July 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under such policy, the Renminbi was permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. Later on, the PBOC has decided to further implement the reform of the RMB exchange regime and to enhance the flexibility of RMB exchange rates. Such changes in policy have resulted in a significant appreciation of the Renminbi against the U.S. dollar since 2005. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and more significant adjustment of the Renminbi against the U.S. dollar.

Any significant appreciation or revaluation of the Renminbi may have a material adverse effect on the value of, and any dividends payable on, the ADS in foreign currency terms. More specifically, if we decide to convert our Renminbi into U.S. dollars, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us. To the extent that we need to convert U.S. dollars we receive from the offering under this prospectus supplement and the accompanying prospectus into Renminbi for our and the VIEs’ operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. In addition, appreciation or depreciation in the exchange rate of the Renminbi to the U.S. dollar could materially and adversely affect the price of the ADS in U.S. dollars without giving effect to any underlying change in our and the VIEs’ business or results of operations.

Certain PRC regulations, including the M&A Rules and national security regulations, may require a complicated review and approval process which could make it more difficult for us to pursue growth through acquisitions in mainland China.

The M&A Rules established additional procedures and requirements that could make merger and acquisition activities in mainland China by foreign investors more time-consuming and complex. For example, MOFCOM must be notified in the event a foreign investor takes control of a PRC domestic enterprise. Moreover, certain acquisitions of domestic companies by offshore companies that are related to or affiliated with the same entities or individuals of the domestic companies, are subject to approval by the anti-monopoly law enforcement agency. In addition, the Implementing Rules Concerning Security Review on Mergers and Acquisitions by Foreign Investors of Domestic Enterprises, issued by MOFCOM in August 2011, require that mergers and acquisitions by foreign investors in “any industry with national security concerns” be subject to national security review by MOFCOM. Furthermore, any activities attempting to circumvent such review process, including structuring the transaction through a proxy or contractual control arrangement, are strictly prohibited. Moreover, in December 2020, the NDRC and the MOFCOM promulgated the Measures for Security Review of Foreign Investment, which became effective on January 18, 2021. Pursuant to the Measures for Security Review of Foreign Investment, any foreign investment activities falling in the scope such as important cultural products and services, important information technologies and internet products and services, important financial services, key technologies and other important fields that concern state security while obtaining the actual control over the enterprises invested in, a foreign investor or a party concerned in the PRC shall take the initiative to make a declaration to the working mechanism office prior to making the investment. See “Item 4. Information on the Company—B. Business Overview—Regulation—Regulations Relating to Foreign Investment in Value-added Telecommunications Companies” in the 2021 Form 20-F.

There is significant uncertainty regarding the interpretation and implementation of these regulations relating to merger and acquisition activities in mainland China. In addition, complying with these requirements could be time-consuming, and the required notification, review or approval process may materially delay or affect our ability to complete merger and acquisition transactions in mainland China. As a result, our ability to seek growth through acquisitions may be materially and adversely affected.

It may be difficult for overseas regulators to conduct investigations or collect evidence within mainland China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in mainland China. For example, in mainland China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside mainland China. Although the authorities in mainland China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, which became effective in March 2020, no foreign securities regulator is allowed to directly conduct investigations or evidence collection activities within the PRC territory. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for a foreign securities regulator to directly conduct investigations or evidence collection activities within mainland China may further increase the difficulties you face in protecting your interests.

A failure by the beneficial owners of our shares who are PRC residents to comply with certain PRC foreign exchange regulations could restrict our ability to distribute profits, restrict our overseas and cross-border investment activities and subject us to liability under PRC law.

SAFE has promulgated regulations, including the Notice on Relevant Issues Relating to Foreign Exchange Control on Domestic Residents’ Investment and Financing and Round-Trip Investment through Special Purpose Vehicles (“SAFE Circular 37”), effective in July 2014, and its appendices, that require PRC residents, including PRC institutions and individuals, to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” The term “control” under SAFE Circular 37 is broadly defined as the operation rights, beneficiary rights or decision-making rights acquired by the PRC residents in the offshore special purpose vehicles by such means as acquisition, trust, proxy, voting rights, repurchase, convertible bonds or other arrangements. SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiaries. Further, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion.

These regulations apply to our direct and indirect shareholders who are PRC residents and may apply to any offshore acquisitions or share transfers that we make in the future if our shares are issued to PRC residents. However, in practice, different local SAFE branches may have different views and procedures on the application and implementation of SAFE regulations. As of the date of this prospectus supplement, all PRC residents known to us that currently hold direct or indirect interests in our company have completed the necessary registrations with SAFE as required by SAFE Circular 37. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with the requirements of SAFE Circular 37. As a result, we cannot assure you that these individuals or any other direct or indirect shareholders or beneficial owners of our company who are PRC residents will be able to successfully complete the registration or update the registration of their direct and indirect equity interest as required in the future. If they fail to make or update the registration, our PRC subsidiaries could be subject to fines and legal penalties, and SAFE could restrict our cross-border investment activities and our foreign exchange activities, including restricting our PRC subsidiaries’ ability to distribute dividends to, or obtain loans denominated in foreign currencies from, our company, or prevent us from contributing additional capital into our PRC subsidiaries. As a result, our and the VIEs’ business operations and our ability to make distributions to you could be materially and adversely affected.

Failure to comply with governmental regulations and other legal obligations concerning data protection and cybersecurity may materially and adversely affect our and the VIEs’ business.

We and the VIEs are subject to PRC laws and regulations governing the collecting, storing, sharing, using, processing, disclosure and protection of data on the internet and mobile platforms as well as cybersecurity. The PRC regulators, including the MIIT and the CAC, have been increasingly focused on regulation in the areas of cybersecurity and data protection and governmental authorities have enacted a series of laws and regulations to enhance the protection of privacy and data, which require certain authorization or consent from users prior to collection, use or disclosure of their personal data and also protection of the security of the personal data of such users. The MIIT issued the Order for the Protection of Telecommunications and Internet User Personal Information on July 16, 2013, requiring internet service providers to establish and publish protocols relating to the collection or use of personal information, keep any collected information strictly confidential and take technological and other measures to maintain the security of such information. Institutions and their employees are prohibited from selling or otherwise illegally disclosing a person’s personal information obtained during the course of performing duties or providing services. Pursuant to the PRC Cybersecurity Law, effective on June 1, 2017, network operators are required to fulfill certain obligations to safeguard cyber security and enhance network information management. See “Item 4. Information on the Company — B. Business Overview — Regulations — Regulations relating to internet information security and privacy protection” in the 2021 Form 20-F.

Moreover, existing PRC privacy, cybersecurity and data protection-related laws and regulations are evolving and subject to potentially differing interpretations, and various legislative and regulatory bodies may expand current or enact new laws and regulations regarding privacy, cybersecurity and data protection-related matters. These developments could adversely affect our and the VIEs’ business, operating results and financial condition. Any failure or perceived failure by us or the VIEs to comply with new or existing PRC privacy, cybersecurity or data protection laws, regulations, policies, industry standards or legal obligations, or any systems failure or security incident that results in the unauthorized access to, or acquisition, release or transfer of, personally identifiable information or other data relating to customers or individuals may result in governmental investigations, inquiries, enforcement actions and prosecutions, private claims and litigation, fines and penalties, adverse publicity or potential loss of business. For example, on June 10, 2021, the Standing Committee of the National People’s Congress (the “Standing Committee of the NPC”), promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law provides for data security obligations on entities and individuals carrying out data activities. The PRC Data Security Law also introduces a national security review procedure for those data activities which may affect national security and imposes export restrictions on certain data information. Furthermore, along with the promulgation of the Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law, overseas-listed China-based companies are experiencing a heightened scrutiny over their compliance with laws and regulations regarding data security, cross-border data flow and management of confidential information from PRC regulatory authorities.

On August 20, 2021, the Standing Committee of the NPC issued the Personal Information Protection Law, which has been effective from November 1, 2021 and reiterates the circumstances under which a personal information processor could process personal information and the requirements for such circumstances. The Personal Information Protection Law clarifies the scope of application, the definition of personal information and sensitive personal information, the legal basis of personal information processing and the basic requirements of notice and consent.

On October 29, 2021, the CAC publicly solicited opinions on the Measures for the Security Assessment of Data Cross-border Transfer (Draft for Comments), which requires that any data processor who provides to an overseas recipient important data collected and generated during operations within the territory of the PRC or personal information that should be subject to security assessment shall conduct security assessment. The Measures for the Security Assessment of Data Cross-border Transfer was adopted on July 7, 2022 and will take effect on September 1, 2022.

On November 14, 2021, the CAC publicly solicited opinions on the Administrative Measures for Internet Data Security (Draft for Comments) (the “Draft Measures for Internet Data Security”), which requires that data processors processing “important data” or listed overseas shall conduct an annual data security assessment by itself or commission a data security service provider to do so and submit the assessment report for the preceding year to the municipal cybersecurity department by the end of January each year. As of the date of this prospectus supplement, the Draft Measures for Internet Data Security has not been formally adopted. However, if the Draft Measures for Internet Data Security were to be enacted in the current form, we, as an overseas listed company, will be required to conduct an annual data security review and comply with the relevant reporting obligations. Furthermore, according to the Draft Measures for Internet Data Security, data processors shall, in accordance with relevant state provisions, apply for cyber security review when carrying out the following activities: (1) the merger, reorganization or separation of internet platform operators that have acquired a large number of data resources related to national security, economic development or public interests, which affects or may affect national security, (2) data processors that handle the personal information of more than one million people intends to be listed abroad, (3) the data processor intends to be listed in Hong Kong, which affects or may affect national security, and (4) other data processing activities that affect or may affect national security. It remains uncertain whether the requirement of cybersecurity review applies to follow-on offerings by an overseas-listed online platform operator that possesses personal data of more than one million users. We completed our initial public offering on November 23, 2018, and the ADSs have been listed on Nasdaq Capital Market since November 2018. Considering the substantial uncertainties existing with respect to the enactment timetable, final content, interpretation and implementation of the Draft Measures for Internet Data Security, in particular with respect to the explanation or interpretation for “affects or may affect national security,” there remain uncertainties as to whether our data processing activities may be deemed to affect national security, thus subjecting us to a cybersecurity review. As of the date of this prospectus supplement, we have not received any formal notice from any cybersecurity regulator that we shall be subject to a cybersecurity review.

On December 28, 2021, the CAC and 12 other government authorities published the Measures for Cybersecurity Review, which took effect on February 15, 2022. The Measures for Cybersecurity Review provides that certain operators of critical information infrastructure purchasing internet products and services or network platform operators carrying out data processing activities, which affect or may affect national security, must apply with the Cybersecurity Review Office for a cybersecurity review. On July 30, 2021, the State Council promulgated the Regulations on Protection of Critical Information Infrastructure, which became effective on September 1, 2021. Pursuant to the Regulations on Protection of Critical Information Infrastructure, critical information infrastructure shall mean any important network facilities or information systems of an important industry or field, such as public communication and information service, energy, communications, water conservation, finance, public services, e-government affairs and national defense science, and any other important network facilities or information system which may endanger national security, people’s livelihoods and public interest in the event of damage, function loss or data leakage. In addition, relevant administrative departments of each critical industry and sector, shall be responsible to formulate eligibility criteria and determine the critical information infrastructure operator in the respective industry or sector. The operators shall be informed about the final determination as to whether they are categorized as critical information infrastructure operators. As of the date of this prospectus supplement, the exact scope of “critical information infrastructure operators” under the current regulatory regime remains unclear, and we have not been informed that we are identified as a critical information infrastructure operator by any governmental authorities. Furthermore, since the Measures for Cybersecurity Review is relatively new and the determination of “affecting national security” are subject to further explanations and interpretations, there remain uncertainties as to whether our data processing activities may be deemed to affect national security and whether we would be required to apply for a cybersecurity review. In light of such uncertainties in relation to the interpretations and implementation of Measures for Cybersecurity Review, we cannot predict the impact of the Measures for Cybersecurity Review and will continue to closely monitor and assess the statutory developments in this regard. If we are identified as an operator of “critical information infrastructure,” we would be required to fulfill various obligations as required under PRC cybersecurity laws and other applicable laws for such operators of “critical information infrastructure,” and we may be subject to cybersecurity review procedure before making certain purchases of network products and services, which could lead to adverse impacts on our business and a diversion of time and attention of our management and our other resources. Furthermore, there can be no assurance that we will obtain the clearance or approval for these applications from the Cybersecurity Review Office and the relevant regulatory authorities in a timely manner, or at all. If we are found to be in violation of cybersecurity requirements of the PRC, the relevant governmental authorities may conduct investigations, levy fines, or require us to change our business practices in a manner materially adverse to our business. Any of these actions may disrupt our operations and adversely affect our business, results of operations and financial condition. Currently, the cybersecurity laws and regulations in force have not directly affected our business and operations, but in anticipation of the strengthened implementation of cybersecurity laws and regulations and the expansion of our business, we face potential risks if we are deemed as a CIIO under the Cybersecurity Law. In such case, we must fulfill certain obligations as required under the Cybersecurity Law and other applicable laws, including, among others, storing personal information and important data collected and produced within the PRC territory during our operations in mainland China, which we are already doing in our business, and we may be subject to review when purchasing internet products and services. As the Measures for Cybersecurity Review took effect in February 2022, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices in data processing. As of the date of this prospectus supplement, we, our subsidiaries and the VIEs have not been involved in any investigations on cybersecurity review made by the CAC on such basis, and we, our subsidiaries and the VIEs have not received any inquiry, notice, warning, or sanctions in such respect. Based on the foregoing, we and our PRC legal counsel do not expect that, as of the date of this prospectus supplement, the applicable PRC laws on cybersecurity currently in effect would have a material adverse impact on our and the VIEs’ business.

Complying with these obligations concerning data protection and cybersecurity could cause us and the VIEs to incur substantial costs. As the interpretation and application of cybersecurity laws, regulations and standards of the PRC are still uncertain and evolving, we and the VIEs may be required to make further adjustments to our and the VIEs’ business practices to comply with the enacted form of the laws, which may increase our and the VIEs’ compliance cost and adversely affect our business performance. We expect that there will continue to be new proposed laws, rules of self-regulatory bodies, regulations and industry standards concerning privacy, data protection and information security in the PRC, and we cannot yet determine the impact such future laws, rules, regulations and standards may have on our and the VIEs’ business.

Moreover, we and the VIEs may not disclose any personal data or information, unless required by the competent PRC authorities through certain procedures required by the laws, for the purpose of, among others, safeguarding the national security, investigating crimes, investigating infringement of information network communications rights, or cooperating with the supervision and inspection of telecommunications regulatory authorities. Failure to comply with these requirements could subject us and the VIEs to fines and penalties.

We face regulatory uncertainties in mainland China that could restrict our ability to grant share incentive awards to our employees or consultants who are PRC citizens.

Pursuant to SAFE Circular 37, PRC residents who participate in stock incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose vehicles. In the meantime, pursuant to the Notices on Issues concerning the Foreign Exchange Administration for Domestic Individuals Participating in a Stock Incentive Plan of an Overseas Publicly-Listed Company issued by SAFE in February 2012 (“SAFE Circular 7”), a qualified PRC agent (which could be the PRC subsidiary of the overseas-listed company) is required to file, on behalf of  “domestic individuals” (both PRC residents and non-PRC residents who reside in China for a continuous period of not less than one year, excluding the foreign diplomatic personnel and representatives of international organizations) who are granted shares or share options by the overseas-listed company according to its share incentive plan, an application with SAFE to conduct SAFE registration with respect to such share incentive plan, and obtain approval for an annual allowance with respect to the purchase of foreign exchange in connection with the share purchase or share option exercise. Such PRC individuals’ foreign exchange income received from the sale of shares and dividends distributed by the overseas listed company and any other income shall be fully remitted into a collective foreign currency account in mainland China, which is opened and managed by the PRC domestic agent before distribution to such individuals. In addition, such domestic individuals must also retain an overseas entrusted institution to handle matters in connection with their exercise of share options and their purchase and sale of shares. The PRC domestic agent also needs to update registration with SAFE within three months after the overseas-listed company materially changes its share incentive plan or make any new share incentive plans.

We and our directors, executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of no less than one year and who have been granted stock options are subject to these regulations. Failure to complete the SAFE registrations may subject them to fines and legal sanctions, and may also limit our ability to contribute additional capital into our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law. See “Item 4. Information on the Company—B. Business Overview—Regulation—Regulations Relating to Foreign Currency Exchange—Share Option Rules” in the 2021 Form 20-F.

Labor contract laws in mainland China may adversely affect our and the VIEs’ results of operations.

The current PRC labor contract law imposes considerable liabilities on employers and significantly affects the cost of an employer’s decision to reduce its workforce. Further, it requires certain terminations be based on the mandatory retirement age. In the event we and the VIEs decide to significantly change or decrease our and the VIEs’ workforce, the Labor Contract Law could adversely affect our and the VIEs’ ability to enact such changes in a manner that is most advantageous to our and the VIEs’ business or in a timely and cost-effective manner, thus materially and adversely affecting our and the VIEs’ financial condition and results of operations.

Increases in labor costs and employee benefits in mainland China may adversely affect our and the VIEs’ business and profitability.

The PRC economy has been experiencing significant growth, leading to inflation and increased labor costs. Mainland China’s overall economy and the average wage in mainland China are expected to continue to grow. In addition, we are required by PRC laws and regulations to pay various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our and the VIEs’ employees. It is subject to the determination of the relevant government agencies whether an employer has made adequate payments of the requisite statutory employee benefits, and employers that fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. Future increases in mainland China’s inflation and material increases in labor costs and employee benefits may materially and adversely affect our and the VIEs’ profitability and results of operations. If we and the VIEs are subject to late fees or fines in relation to the underpaid employee benefits, our and the VIEs’ financial condition and results of operations may be adversely affected.

Failure to make adequate contributions to various mandatory social security plans and withhold individual income tax as required by PRC regulations may subject us and the VIEs to penalties.

PRC laws and regulations require us and the VIEs to pay several statutory social welfare benefits for our and the VIEs’ employees, as applicable, including pensions, medical insurance, work-related injury insurance, unemployment insurance, maternity insurance and housing provident fund contributions. Local governments usually implement localized requirements as to mandatory social security plans considering differences in economic development in different regions. PRC laws and regulations also require us and the VIEs to withhold individual income tax on employees’ salaries based on the actual salary of each employee upon payment. Our and the VIEs’ failure in making contributions to various mandatory social security plans, withholding individual income tax and in complying with applicable PRC labor-related laws may subject us and the VIEs to late payment penalties. With respect to the underpaid statutory social welfare benefits, we and the VIEs may be required to make up the contributions for these plans as well as to pay late fees and fines; with respect to the underwithheld individual income tax, we and the VIEs may be required to make up sufficient withholding and pay late fees and fines. If we and the VIEs are subject to late fees or fines in relation to the failure in making contributions to various mandatory social security or withholding individual income tax, our and the VIEs’ financial condition and results of operations may be affected.

Trading in our securities on any U.S. stock exchange and the U.S. over-the-counter market may be prohibited under the HFCA Act or the Accelerating Holding Foreign Companies Accountable Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities, and our securities may be prohibited from being traded over the counter.

The HFCA Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. On August 26, 2022, the PCAOB signed a Statement of Protocol (the “Protocol”) with the CSRC and Ministry of Finance of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. The Protocol sets forth, among other terms, that (1) the PCAOB has independent discretion to select any issuer audits for inspection or investigation, (2) the PCAOB gets direct access to interview or take testimony from all personnel of the audit firms whose issuer engagements are being inspected or investigated, (3) the PCAOB has the unfettered ability to transfer information to the SEC in accordance with the Sarbanes-Oxley Act of 2002, and (4) the PCAOB inspectors can see audit work papers without redactions. However, uncertainties exist with respect to the implementation of this framework and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Protocol.

Our current auditor, Marcum Asia CPAs LLP (“Marcum”), the independent registered public accounting firm that issues the audit report included in the 2021 Form 20-F, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Marcum is headquartered in New York, New York, and, as of the date of this prospectus supplement, was not included in the list of PCAOB Identified Firms in the PCAOB Determination Report issued in December 2021. Our ability to retain an auditor subject to PCAOB inspection and investigation, including but not limited to inspection of the audit working papers related to us, may depend on the relevant positions of U.S. and Chinese regulators. Marcum’s audit working papers related to us are located in mainland China. With respect to audits of companies with operations in mainland China, such as our company, there are uncertainties about the ability of our auditor to fully cooperate with a request by the PCAOB for audit working papers in mainland China without the approval of Chinese authorities.

Whether the PCAOB will be able to conduct inspections of our auditor, including but not limited to inspection of the audit working papers related to us, in the future is subject to substantial uncertainty and depends on a number of factors out of our, and our auditor’s, control. If our shares and ADSs are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. Such a prohibition would substantially impair your ability to sell or purchase the ADSs when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of the ADSs. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

Regulation and censorship of information disseminated over the internet in mainland China may adversely affect our and the VIEs’ business and reputation and subject us and the VIEs to liability for information displayed on our and the VIEs’ website.

The PRC government has adopted regulations governing internet access and the distribution of news and other information over the internet. Under these regulations, internet content providers and internet publishers are prohibited from posting or displaying over the internet content that, among other things, violates PRC laws and regulations, impairs the national dignity of China, or is reactionary, obscene, superstitious, fraudulent or defamatory. Failure to comply with these requirements may result in the revocation of licenses to provide internet content and other licenses, and the closure of the concerned websites. The website operator may also be held liable for such censored information displayed on or linked to the websites. If our and the VIEs’ website is found to be in violation of any such requirements, we and the VIEs may be penalized by relevant authorities, and our and the VIEs’ operations or reputation could be adversely affected.

There are difficulties in bringing actions and enforcing foreign judgments in China against us, our management or our assets.

We are incorporated in the Cayman Islands, but most of our, our subsidiaries’ and the VIEs’ operations are conducted in mainland China and most of our, our subsidiaries’ and the VIEs’ assets are located in mainland China. In addition, most of our directors and officers are nationals and/or residents of the PRC, and all or a substantial portion of their assets are located in mainland China. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe we have violated your rights or have a claim against us, either under United States federal or state securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may not allow you to enforce a judgment against our assets or the assets of our directors and officers.

It may also be difficult for our shareholders to effect service of process upon us or those persons in mainland China. As advised by our PRC legal counsel, China currently does not have treaties providing for the reciprocal recognition and enforcement of court judgments with the Cayman Islands, United States and many other countries and regions. Therefore, with respect to matters that are not subject to a binding arbitration provision, it may be difficult or impossible to recognize and enforce judgments of any of those non-PRC jurisdictions in a China court.

Our Hong Kong subsidiary could become subject to more influence and/or control of the PRC government if the Hong Kong legal system becomes more integrated into the PRC legal system.

Certain national laws and regulations of the PRC, including but not limited to the Measures for Cybersecurity Review and other PRC regulations, are not applicable in Hong Kong, except for those listed in the Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”). However, such list of national laws and regulations that are applicable in Hong Kong can be expanded by amendment to the Basic Law. There is no assurance that (1) the Basic Law will not be further amended to appl more PRC laws and regulations in Hong Kong, or (2) the PRC and/or Hong Kong government will not take other actions to promote the integration of Hong Kong legal system into the PRC legal system. Our Hong Kong subsidiary could be subject to more influence and/or control of the PRC government or even direct oversight or intervention thereof if the Hong Kong legal system becomes more integrated into the PRC legal system. We cannot assure you that our Hong Kong subsidiary will not be exposed to the similar regulatory and/or policy risks and uncertainties faced by our subsidiaries in mainland China in the future.

Risks Related to Our Securities, including the ADSs

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 for so long as we are an emerging growth company until the fifth anniversary from the date of our initial listing. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards.

The trading price of the ADSs is likely to be volatile, which could result in substantial losses to investors.

The trading price of the ADSs is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, akin to the performance and fluctuation of the market prices of other companies with business operations located mainly in mainland China that have listed their securities in the United States. A number of Chinese companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performances of these Chinese companies’ securities after their offerings may affect the perception and attitudes of investors toward Chinese companies listed in the United States in general and consequently may impact the trading performance of the ADSs, regardless of our actual operating performance.

In addition to market and industry factors, the price and trading volume for the ADSs may be highly volatile due to a number of factors, including the following:

•	regulatory developments affecting us and the VIEs or our industry, and users of our and the VIEs’ online platform;

•	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

•	changes in the market condition, market potential and competition in automobile industry;

•	announcements by us, the VIEs or our and the VIEs’ competitors of new automobile services, expansions, investments, acquisitions, strategic partnerships or joint ventures;

•	fluctuations in global and Chinese economies;

•	changes in financial estimates by securities analysts;

•	adverse publicity about us and the VIEs;

•	additions or departures of our and the VIEs’ key personnel and senior management;

•	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

•	potential litigation or regulatory investigations; and

•	sales or perceived potential sales of additional Class A ordinary shares, the ADSs and the ADSs issuable upon the exercise of the Warrants.

Any of these factors may result in large and sudden changes in the volume and price at which the ADSs will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our and the VIEs’ results of operations. Any such class action suit, whether or not successful, could harm our and the VIEs’ reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our and the VIEs’ financial condition and results of operations.

Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial.

Mr. Wei Wen beneficially owns 76.1% of the aggregate voting power of our company as of the date of this prospectus supplement. See “Item 6. Directors, Senior Management and Employees—E. Share Ownership” in the 2021 Form 20-F. As a result of the dual-class share structure and the concentration of ownership, Mr. Wei Wen has considerable influence over matters such as decisions regarding mergers, consolidations, sale of all or substantially all of our assets, election of directors and other significant corporate actions. He may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the ADSs. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares and ADSs may view as beneficial.

Substantial future sales or perceived potential sales of the ADSs in the public market could cause the price of the ADSs to decline.

Sales of substantial amounts of the ADSs in the public market, or the perception that these sales could occur, could adversely affect the market price of the ADSs. All of the outstanding ADSs are freely transferable without restriction or additional registration under the Securities Act, subject to certain restrictions. Sales of these shares into the market could cause the market price of the ADSs to decline. The sale of ADSs issued upon the exercise of the Pre-Funded Warrants and the Warrants could further dilute the holdings of our then existing shareholders.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our and the VIEs’ business, the market price for the ADSs and trading volume could decline.

The trading market for the ADSs will depend in part on the research and reports that securities or industry analysts publish about us, the VIEs or our and the VIEs’ business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades the ADSs or publishes inaccurate or unfavorable research about our and the VIEs’ business, the market price for the ADSs would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the ADSs to decline.

Uncertainty involving certain proposed transactions that we have announced from time to time may adversely affect our business and the market price of our ADSs.

On January 21, 2021, our board of directors received a preliminary non-binding proposal letter from Mr. Wei Wen, our chairman and chief executive officer, proposing a “going-private” transaction. On November 12, 2021, Mr. Wei Wen withdrew the non-binding going-private proposal, in order to open up more opportunities for our company.

We cannot assure you that Mr. Wei Wen or other members of our senior management team will not in the future propose similar going-private transactions and seek to acquire all of the outstanding ordinary shares of our company. Such transaction, whether or not consummated, may divert management focus, employee attention and resources from other strategic opportunities and from operational matters. Uncertainty about the future direction of our company may inhibit investors from buying the ADSs, which may reduce liquidity in the market for the ADSs.

Techniques employed by short sellers may drive down the market price of the ADSs.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies that have substantially all of their operations in mainland China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

It is not clear what effect such negative publicity could have on us. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming, and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our and the VIEs’ business operations, and any investment in the ADSs could be greatly reduced or even rendered worthless.

We do not intend to apply for any listing of the Warrants or the Pre-Funded Warrants on any exchange or nationally recognized trading system, and we do not expect a market to develop for the Warrants or the Pre-Funded Warrants.

We do not intend to apply for any listing of the Warrants or the Pre-Funded Warrants on Nasdaq Stock Market or any other securities exchange or nationally recognized trading system, and we do not expect a market to develop for the Warrants or the Pre-Funded Warrants. Without an active market, the liquidity of the Warrants and the Pre-Funded Warrants will be limited. Further, the existence of the Warrants and the Pre-Funded Warrants may act to reduce both the trading volume and the trading price of the ADSs.

The Warrants are speculative in nature.

For a period of five years commencing upon the date of issuance, holders of the Warrants may exercise their right to acquire the ADSs at an exercise price of US$2.75 per share. There can be no assurance that the market price of the ADSs will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of the Warrants to exercise them.

Except as otherwise provided in the Warrants or the Pre-Funded Warrants, holders of the Warrants purchased in this offering will have no rights as our shareholders.

The Warrants and the Pre-Funded Warrants offered in this offering do not confer any rights as shareholders of our company on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire the ADSs at a fixed price for a limited period of time. Specifically, a holder of the Warrants may exercise the right to acquire one ADS at an exercise price equal to US$2.75 per ADS prior to the 5th anniversary of the original issuance date, upon which date any unexercised Warrants will expire and have no further value. A holder of a Pre-Funded Warrant may exercise the right to acquire one ADS and pay a nominal exercise price at any time. Upon exercise of the Warrants, their holders will be entitled to exercise the rights of a holder of the ADSs only as to matters for which the record date occurs after the exercise date. Holders of the ADSs may only exercise their voting rights with respect to the underlying Class A ordinary shares in accordance with the provisions of the deposit agreement.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of the ADSs for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our and the VIEs’ business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the ADSs as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to applicable laws. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividends may exceed the amount recommended by our board of directors. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in the ADSs will likely depend entirely upon any future price appreciation of the ADSs. We cannot guarantee that the ADSs will appreciate in value or even maintain the price at which you purchased the ADSs. You may not realize a return on your investment in the ADSs and you may even lose your entire investment in the ADSs.

As a “controlled company” under the Nasdaq Stock Market Rules, we may be exempt from certain corporate governance requirements that could adversely affect our public shareholders.

Since Mr. Wei Wen, our chairman of the board and chief executive officer, is the beneficial owner of a majority of the voting power of our issued and outstanding share capital following, we qualify as a “controlled company” under the Nasdaq Stock Market Rules. Under these rules a company of which more than 50% of the voting power is held by an individual, group or another company is a controlled company and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq Stock Market Rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely upon any such exemptions, we could elect to rely on any or all of these exemptions in the future. Should we choose to do so, so long as we remain a controlled company relying on any of such exemptions and during any transition period following the time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq corporate governance requirements.

We may be classified as a passive foreign investment company for United States federal income tax purposes, which could result in adverse United States federal income tax consequences to United States investors in the ADSs or ordinary shares.

We will be classified as a “passive foreign investment company,” or PFIC, if, in the case of any particular fiscal year, either (1) 75.0% or more of our gross income for such year consists of certain types of passive income, or (2) 50.0% or more of the average quarterly value of our assets during such year produce or are held for the production of passive income. Although the law in this regard is unclear, we treat the affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise significant influence over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their results of operation in our financial statements. Assuming that we are the owner of the affiliated entities for United States federal income tax purposes, and based upon our historical and current income and assets, we do not believe that we were classified as a PFIC for the fiscal year ended December 31, 2021, and we do not expect to be classified as a PFIC for the current fiscal year.

The determination of whether we are or will become a PFIC will depend upon the composition of our income (which may differ from our historical results and current projections) and assets and the value of our assets from time to time, including, in particular, the value of our goodwill and other unbooked intangibles (which may depend upon the market value of the ADSs or ordinary shares from time-to-time and may be volatile). Among other matters, if our market capitalization declines, we may be classified as a PFIC for the current fiscal year or future fiscal years. It is also possible that the IRS, may challenge our classification or valuation of our goodwill and other unbooked intangibles, which may result in our company being, or becoming classified as, a PFIC for the current fiscal year or future fiscal years.

While we do not expect to become a PFIC in the current fiscal year, the determination of whether we will be or become a PFIC may also depend, in part, on how, and how quickly, we use our liquid assets and cash. Under circumstances where we retain significant amounts liquid assets, or if our affiliated entities were not treated as owned by us for United States federal income tax purposes, our risk of being classified as a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each fiscal year, we cannot assure you that we will not be a PFIC for the current fiscal year or any future fiscal year.

If we are classified as a PFIC in any fiscal year, a U.S. Holder (as defined in “Item 10. Additional Information—E. Taxation—United States Federal Income Taxation” in the 2021 Form 20-F) may incur significantly increased United States federal income tax on gain recognized on the sale or other disposition of the ADSs, ordinary shares, the Warrants or the Pre-Funded Warrants and on the receipt of distributions on the ADSs or ordinary shares (and, if applicable, the Warrants or the Pre-Funded Warrants) to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules, and such holders may be subject to burdensome reporting requirements. Further, if we are classified as a PFIC for any year during which a U.S. Holder holds the ADSs, ordinary shares, the Warrants or the Pre-Funded Warrants, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our ADSs, ordinary shares, the Warrants or the Pre-Funded Warrants. For more information, see “Item 10. Additional Information—E. Taxation—United States Federal Income Taxation” in the 2021 Form 20-F.

Our memorandum and articles of association contains anti-takeover provisions that could have a material adverse effect on the rights of holders of our Class A ordinary shares and ADSs.

Our memorandum and articles of association contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. For example, our board of directors has the authority, subject to any resolution of the shareholders to the contrary, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our Class A ordinary shares, in the form of ADS or otherwise. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of the ADSs may fall and the voting and other rights of the holders of our Class A ordinary shares and ADSs may be materially and adversely affected. However, under Cayman Islands law, our board of directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interest of our company.

Because we are incorporated under Cayman Islands law and conduct our operations primarily in emerging markets, you may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, or the Companies Act, and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

The courts of the Cayman Islands are unlikely (1) to recognize or enforce against us judgments of courts of the United States that are predicated upon the civil liability provisions of U.S. securities laws, or (2) in original actions brought in the Cayman Islands to impose against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without re-examination of the merits of the underlying disputes based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which judgment has been given provided certain conditions are met. For such a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matter, is not impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

In addition, we conduct substantially all of our business operations in emerging markets, including mainland China, and substantially all of our directors and senior management are based in mainland China. The SEC, U.S. Department of Justice and other authorities often have substantial difficulties in bringing and enforcing actions against non-U.S. companies and non-U.S. persons, including company directors and officers, in certain emerging markets, including mainland China. Additionally, our public shareholders may have limited rights and few practical remedies in emerging markets where we operate, as shareholder claims that are common in the United States, including class action securities law and fraud claims, generally are difficult or impossible to pursue as a matter of law or practicality in many emerging markets, including China. For example, in China, there are significant legal and other obstacles for the SEC, the DOJ and other U.S. authorities to obtaining information needed for shareholder investigations or litigation. Although the competent authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, the regulatory cooperation with the securities regulatory authorities in the United States has not been efficient in the absence of a mutual and practical cooperation mechanism. In China, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to foreign securities regulators.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or large shareholders than they would as public shareholders of a company incorporated in the United States.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis through press releases, distributed pursuant to the Nasdaq Stock Market Rules. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a Cayman Islands exempted company listed on Nasdaq, we are subject to Nasdaq corporate governance listing standards. However, the Nasdaq Stock Market Rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from Nasdaq corporate governance listing standards. For instance, we are not required to: (1) have a majority of the board be independent; (2) have a compensation committee or a nominating and corporate governance committee consisting entirely of independent directors; or (3) have regularly scheduled executive sessions with only independent directors each year. We intend to rely on some of these exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of the Nasdaq Capital Market.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

The voting rights of holders of ADSs are limited by the terms of the deposit agreement, and you may not be able to exercise your right to vote your Class A ordinary shares.

As a holder of the ADSs, you will only be able to exercise the voting rights with respect to the underlying Class A ordinary shares represented by your ADSs in accordance with the provisions of the deposit agreement. Under the deposit agreement, you must vote by giving voting instructions to the depositary. Upon receipt of your voting instructions, the depositary will vote the underlying Class A ordinary shares represented by your ADSs in accordance with these instructions. You will not be able to directly exercise your right to vote with respect to the underlying Class A ordinary shares represented by your ADSs unless you withdraw such shares. Under our memorandum and articles of association, the minimum notice period required for convening a general meeting is seven calendar days. When a general meeting is convened, you may not receive sufficient advance notice to withdraw the underlying Class A ordinary shares represented by your ADSs to allow you to vote with respect to any specific matter. If we ask for your instructions, the depositary will notify you of the upcoming vote and will arrange to deliver our voting materials to you. We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for their manner of carrying out your voting instructions. This means that you may not be able to exercise your right to vote and you may have no legal remedy if the underlying Class A ordinary shares represented by your ADSs are not voted as you requested.

The depositary for our ADSs gave us a discretionary proxy to vote our Class A ordinary shares underlying your ADSs if you do not vote at shareholders’ meetings, except in limited circumstances, which could adversely affect your interests.

Under the deposit agreement for the ADSs, if you do not vote, the depositary will give us a discretionary proxy to vote our underlying Class A ordinary shares represented by your ADSs at shareholders’ meetings if:

•	we have timely provided the depositary with notice of meeting and related voting materials;

•	we have instructed the depositary that we wish to receive a proxy to vote uninstructed shares;

•	we have informed the depositary that we reasonably do not know any substantial opposition as to a matter to be voted on at the meeting; or

•	we have informed the depositary that such matter to be voted on at the meeting is not materially adverse to the interest of shareholders.

The effect of this discretionary proxy is that if you do not vote at shareholders’ meetings, you cannot prevent our underlying Class A ordinary shares represented by your ADSs from being voted, except that we fail to meet the conditions described above. This may make it more difficult for shareholders to influence the management of our company.

You may be subject to limitations on transfer of your ADSs.

Your ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

You may not receive dividends or other distributions on our Class A ordinary shares and you may not receive any value for them, if it is illegal or impractical to make them available to you.

Under the terms of the deposit agreement, the depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on our Class A ordinary shares or other deposited securities after deducting its fees and expenses and any taxes or other governmental charges. However, in accordance with the limitations set forth in the deposit agreement, it may be unlawful or impractical to make a distribution other than cash available to holders of ADSs. We have no obligation to take any other action to permit the distribution of the ADSs, ordinary shares, rights or anything else to holders of the ADSs. This means that, as a holder of ADSs, you may not receive the distributions we make on our Class A ordinary shares or any value from them if it is unlawful or impractical to make them available to you. These restrictions may have a material adverse effect on the value of your ADSs.

Your rights to pursue claims against the depositary as a holder of ADSs are limited by the terms of the deposit agreement and the deposit agreement may be amended or terminated without your consent.

Under the deposit agreement, any action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement or the transactions contemplated thereby or by virtue of owning the ADSs (including any such action or proceeding that may arise under the U.S. federal securities laws), may only be instituted in a state or federal court in the city of New York, and you, as a holder of our ADSs, will have irrevocably waived any objection which you may have to the laying of venue of any such proceeding, and irrevocably submitted to the exclusive jurisdiction of such courts in any such action or proceeding. Such exclusive jurisdiction may, among other things, discourage lawsuits against or involving us or the depositary, lead to increased costs to bring a claim or limit your ability to bring a claim in a judicial forum you find favorable. Also, we may amend or terminate the deposit agreement without your consent. If you continue to hold your ADSs after an amendment to the deposit agreement, you will be deemed to have agreed to be bound by the deposit agreement as amended, unless such amendment is found to be invalid under any applicable laws, including the U.S. federal securities laws.

ADSs holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.

The deposit agreement governing the ADSs representing our Class A ordinary shares provides that, to the fullest extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws.

If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement, by a federal or state court in the City of New York, which has non-exclusive jurisdiction over matters arising under the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the deposit agreement and the ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the deposit agreement.

If you or any other holders or beneficial owners of ADSs bring a claim against us or the depositary in connection with matters arising under the deposit agreement or the ADSs, including claims under federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us and/or the depositary. If a lawsuit is brought against us and/or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or ADSs serves as a waiver by any holder or beneficial owner of ADSs or by us or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.

You may experience dilution of your holdings due to inability to participate in rights offerings.

We may, from time to time, distribute rights to our shareholders, including rights to acquire securities. Under the deposit agreement, the depositary will not distribute rights to holders of ADSs unless the distribution and sale of rights and the securities to which these rights relate are either exempt from registration under the Securities Act with respect to all holders of ADSs, or are registered under the provisions of the Securities Act. The depositary may, but is not required to, attempt to sell these undistributed rights to third parties, and may allow the rights to lapse. We may be unable to establish an exemption from registration under the Securities Act, and we are under no obligation to file a registration statement with respect to these rights or underlying securities or to endeavor to have a registration statement declared effective. Accordingly, holders of ADSs may be unable to participate in our rights offerings and may experience dilution of their holdings as a result.

You may be subject to limitations on transfer of your ADSs.

Your ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may refuse to deliver, transfer or register transfers of our ADSs generally when our share register or the books of the depositary are closed, or at any time if we or the depositary thinks it is advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason. In addition, ADS holders may not be able to cancel their ADSs and withdraw Class A ordinary shares when they owe money for fees, taxes and similar charges.

We have not determined a specific use for a portion of the net proceeds from this offering, and we may use these proceeds in ways with which you may not agree.

We have not determined a specific use for a portion of the net proceeds of this offering, and our management will have considerable discretion in deciding how to apply these proceeds. You will not have the opportunity to assess whether the proceeds are being used appropriately before you make your investment decision. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. We cannot assure you that the net proceeds will be used in a manner that will improve our results of operations or increase the price of the ADSs, nor that these net proceeds will be placed only in investments that generate income or appreciate in value.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Sections of this prospectus supplement and the accompanying prospectus (including statements incorporated by reference herein and therein) entitled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” among others, discuss factors which could adversely impact our business and financial performance.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

•	the continued growth of the automotive industry in mainland China;

•	the impact of the COVID-19 pandemic on the PRC economy and our operations and financial performance;

•	our ability to manage the expansion of our business and implement our business strategies;

•	our ability to maintain and develop favorable relationships with industry customers;

•	our ability to attract and retain automobile consumers;

•	our ability to compete effectively; and

•	relevant government policies and regulations relating to our industry.

The forward-looking statements made in prospectus supplement, the accompanying prospectus or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus supplement and the accompanying prospectus, and the information incorporated by reference herein may also contain estimates, projections and statistical data that we obtained from industry publications and reports generated by government or third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable. However, the statistical data and estimates in these publications and reports are based on a number of assumptions and if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. In addition, due to the rapidly evolving nature of the automotive industry in mainland China, projections or estimates about our business and financial prospects involve significant risks and uncertainties. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

We estimate the net proceeds from this offering will be approximately US$13.3 million, after deducting the placement agent fees and the estimated offering expenses payable by us. We will receive additional proceeds of approximately US$15.0 million if the outstanding Warrants and the remaining Pre-Funded Warrants are exercised in full for cash, if any. Any proceeds we receive from this offering and cash exercise of the Warrants and the Pre-Funded Warrants will be used for the research and development of new energy vehicles and for general corporate purposes and working capital.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our and the VIEs’ operations, and the rate of growth, if any, of our and the VIEs’ business, and our and the VIEs’ plans and business conditions. The foregoing represents our intentions as of the date of this prospectus supplement based upon our current plans and business conditions to use and allocate the net proceeds of this offering.

However, our management will have significant flexibility and discretion in applying the net proceeds of this offering. Unforeseen events or changed business conditions may result in application of the proceeds of this offering in a manner other than as described in this prospectus supplement.

To the extent that the net proceeds we receive from this offering are not immediately applied for the above purposes, we plan to invest the net proceeds in bank deposits.

In utilizing the proceeds from this offering, as an offshore holding company, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions and to the affiliated entities only through loans, subject to applicable government registration and approvals. Subject to satisfaction of applicable government reporting, registration and approval requirements, we may extend intercompany loans to our wholly foreign-owned subsidiary in mainland China or make additional capital contributions to our wholly-foreign-owned subsidiary to fund its capital expenditures or working capital. For an increase of registered capital of our wholly foreign-owned subsidiary, we need to submit a report of such modification information to the Ministry of Commerce or its local counterparts through the Enterprise Registration System. If we provide funding to our wholly foreign-owned subsidiary through loans, the total amount of such loans may not exceed either (1) the difference between the entity’s total investment as approved by the foreign investment authorities and its registered capital, or (2) such amount as calculated based on certain benchmarks, including capital or net assets and the cross-border financing leverage ratio. Such loans must be registered with local counterpart of SAFE within 15 days immediately following the execution of the loan agreement as required by the SAFE regulations. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. Any failure will delay or prevent us from applying the net proceeds from this offering to our PRC subsidiaries and affiliated entities. See Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans to or make additional capital contributions to our PRC subsidiaries and consolidated affiliated entities, which could materially and adversely affect our liquidity and our ability to fund and expand our and the VIEs’ business” in this prospectus supplement.

DIVIDEND POLICY

We have not declared or paid any dividends. We do not have any present plans to pay any cash dividends on our ordinary shares or the ADSs in the foreseeable future after this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our and the VIEs’ business.

Our board of directors has complete discretion in deciding the payment of any future dividends, subject to applicable laws. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of its profits, realized or unrealized, or from any reserve set aside from profits which its directors determine is no longer required or out of the share premium account or any other fund or account that can be authorized for this purpose in accordance with the Companies Act, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. The declaration and payment of dividends will depend upon, among other things, our future operations and earnings, capital requirements and surplus, our financial condition, contractual restrictions, general business conditions and other factors as our board of directors may deem relevant.

We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in mainland China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us.

If we pay any dividends, we will pay those dividends which are payable in respect of the Class A ordinary shares underlying the ADSs to the depositary, as the registered holder of such Class A ordinary shares, and the depositary will then pay such amounts to our ADS holders in proportion to the Class A ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our Class A ordinary shares, if any, will be paid in U.S. dollars.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2022 presented on:

•	an actual basis; and

•	a pro forma basis to reflect (1) the issuance and sale of 3,654,546 ADSs and the accompanying Warrants at the combined purchase price of US$2.75 and (2) the Pre-Funded Warrants to purchase 1,800,000 ADSs and the accompanying Warrants at the combined price of US$2.749, after giving effect to the Partial Exercise, and assuming no exercise of the Warrants and the remaining Pre-Funded Warrants and after deducting placement agent fees and expenses and estimated offering expenses payable by us.

You should read this table together with “Item 5. Operating and Financial Review and Prospects” of the 2021 Form 20-F, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2022
	Actual	Pro Forma
	(Unaudited)
	(in US$)
Cash and cash equivalent	4,805	17,967
Restricted cash	1,186	1,186

Short-term borrowings	469	469
Long-term borrowings	269	269
Total borrowings	738	738
Class A ordinary shares (US$0.0001 par value; 800,000,000 shares authorized; 268,202,667 shares issued and 254,276,963 shares outstanding as of June 30, 2022)	28	37
Class B ordinary shares (US$0.0001 par value; 60,000,000 shares authorized, and 55,260,580 issued and outstanding as of June 30, 2022)	5	5
Treasury stock (14,907,047 treasury stock as of June 30, 2022)	(6,851)	(6,851)
Additional paid-in capital	184,557	197,626
Accumulated deficit	(155,240)	(155,156)
Accumulated other comprehensive loss	(1,093)	(1,093)
Total shareholders’ equity	21,406	34,568
Total capitalization	22,144	35,306

As of the date of this prospectus supplement, there has been no material change to our capitalization as set forth above.

DILUTION

If you invest in the ADSs, the Warrants and the Pre-Funded Warrants, your interest will be diluted to the extent of the difference between the combined purchase price of US$2.75 per ADS and the accompanying Warrants (or US$2.749 per Pre-Funded Warrant and accompanying Warrants) and our net tangible book value of US$0.64 per ADS after this offering.

Our net tangible book value as of June 30, 2022 was approximately US$4.1 million, or US$0.01 per ordinary share and US$0.16 per ADS. Dilution is determined by subtracting as adjusted net tangible book value per ordinary share, after giving effect to the additional proceeds we will receive from this offering, from the offering price per ordinary share. After giving effect to the issuance and sale of 3,654,546 ADSs and Pre-Funded Warrants to purchase 1,800,000 ADSs in lieu of the ADSs at a combined price of US$2.75 per ADS and the accompanying Warrants (or US$2.749 per Pre-Funded Warrants and accompanying Warrants), after giving effect to the Partial Exercise, and assuming no exercise of the Warrants and the Pre-Funded Warrants, after deducting placement agent fees and expenses and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2022 would have been approximately US$17.3 million, or approximately US$0.64 per ADS. This represents an immediate increase in net tangible book value of US$0.48 per ADS to our existing shareholders and an immediate decrease in net tangible book value of US$2.11 per ADS to investors participating in this offering. The as adjusted information discussed above is illustrative only. The following table illustrates this dilution on a per share basis:

	Per Ordinary Share (or Pre-Funded Warrant)		Per ADS (or Pre-Funded Warrant)
Offering price	US$	1.17	US$	2.75
Net tangible book value as of June 30, 2022	US$	0.01	US$	0.16
Pro Forma as adjusted net tangible book value after giving effect to this offering	US$	0.04	US$	0.64
Increase in net tangible book value attributable to existing shareholders	US$	0.03	US$	0.48
Dilution in net tangible book value to new investors	US$	0.13	US$	2.11

The outstanding share information in the table above is based on 321,832,295 Class A and Class B ordinary shares issued and outstanding as of June 30, 2022.

The following table summarizes, on an as pro forma adjusted basis as of June 30, 2022, the differences between the existing shareholders as of June 30, 2022 and the new investors with respect to the number of Class A ordinary shares (represented by the ADSs) purchased from us in this offering, the total consideration paid and the average price per ordinary share paid and per ADS paid at the combined purchase price of US$6.24 per ADS and the accompanying Warrants before deducting the placement agent fees and estimated offering expenses payable by us.

	Ordinary shares purchased		Total consideration		Average price per ordinary	Average price per
	Number	Percent	Amount	Percent	share	ADS

	(in US$ thousands, except for percentages)
Existing shareholders of ordinary shares	323,463,247	78.8%	143,760	90.6%	0.44	7.04
New investors	87,272,736	21.2%	15,000	9.4%	0.17	2.75
Total	410,735,983	100.0%	158,760	100.0%	0.39	6.24

The discussion and tables above give effect to the Partial Exercise and assume no exercise of the Warrants or the remaining Pre-Funded Warrants to be issued in this offering. To the extent that any of the Warrants and the remaining Pre-Funded Warrants to be issued in this offering are exercised, there will be further dilution to new investors.

DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

American Depositary Shares

We are offering up to 10,909,092 ADSs, representing up to 174,545,472 Class A ordinary shares (including up to 7,254,546 ADSs issuable upon the exercise of the Warrants and the Pre-Funded Warrants) pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our ordinary shares and the ADSs are described under the caption “Description of Share Capital” and “Description of American Depositary Shares” beginning on pages 25 and 40 of the accompanying prospectus, respectively.

The Warrants

The following summary of certain terms and provisions of the  Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants that are incorporated by reference to this prospectus supplement and accompanying prospectus. You should carefully review the terms and provisions of the  Warrants for a complete description of the terms and conditions of the Warrants.

Exercise Price and Duration of the Warrants. Each ADS, representing the underlying Class A ordinary shares, exercisable pursuant to Warrants will have an exercise price per ADS of US$2.75. The Warrants are exercisable immediately upon issuance, and at any time thereafter up to the fifth anniversary of the issuance date. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and splits, subsequent equity sales, subsequent rights offerings, distributions, fundamental transactions or similar events affecting our Class A ordinary share and also upon any distributions of assets, including cash, stock or other property to our shareholders. No fractional shares will be issued upon exercise of the Warrants. A Warrant holder may exercise its Warrants only for a whole number of shares.

Exercisability. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Class A ordinary shares underlying the Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of Class A ordinary shares represented by the ADSs purchased upon such exercise.

Cashless Exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Class A ordinary shares represented by the ADSs underlying the Warrants, then the Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of Class A ordinary shares represented by the ADSs determined according to the formula set forth in the Warrants. Upon the expiry of the fifth anniversary of the issuance date, the Warrants will be automatically exercised via the cashless exercise mechanism.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon the election of the holder, 9.99%) of the number of Class A ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Transferability. Subject to applicable laws, the Warrants may be transferred, in whole or in part, at the option of the holder, upon surrender of the Warrants to us or our designated agent, together with the appropriate instruments of transfer.

Trading Market. There is no established public trading market for the Warrants being issued in this Offering, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Warrants with the same effect as if such successor entity had been named in the warrant document itself. If holders of our Class A ordinary shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrants following such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require us to repurchase its the Warrants at its fair value using the Black Scholes option pricing formula; provided, however, that, if the fundamental transaction is not within our control, including not approved by our board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the Warrants, that is being offered and paid to the holders of our Class A ordinary shares in connection with the fundamental transaction.

Rights as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our Class A ordinary shares, the holder of a Warrant does not have the rights or privileges of a holder of our Class A ordinary shares, including any voting rights, until the holder exercises the Warrants.

Amendment and Waiver. The Warrants may be modified or amended or the provisions thereof waived with the written consent of our company on the one the hand and a holder on the other hand.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrants that are incorporated by reference to this prospectus supplement and accompanying prospectus. You should carefully review the terms and provisions of Pre-Funded Warrants for a complete description of the terms and conditions of the Pre-Funded Warrants.

The term “pre-funded” refers to the fact that the purchase price of the ADSs in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of US$0.001 per ADS. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding Class A ordinary shares following the consummation of this Offering the opportunity to make an investment in our Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our ADSs which would result in such ownership of more than 4.99% (or 9.99%) of our outstanding ordinary shares, and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Duration and Exercise Price. Each Pre-Funded Warrant offered hereby has an initial exercise price of US$0.001. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of ADSs, representing the underlying Class A ordinary shares, issuable upon exercise is subject to appropriate adjustment in the event of stock dividends and splits, subsequent equity sales, subsequent rights offerings, distributions, fundamental transactions or similar events affecting our ADSs and the exercise price.

Exercisability. The Pre-Funded Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise as discussed below). Purchasers of the Pre-Funded Warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the Pre-Funded Warrants at closing to have their Pre-Funded Warrants exercised immediately upon issuance and receive ADSs underlying the Pre-Funded Warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrants to the extent that the holder would own more than 4.99% (or, upon election of the holder, 9.99%) of the outstanding ordinary shares. No fractional ADSs will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will round up to the next whole share.

Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ADSs determined according to a formula set forth in the Pre-Funded Warrants.

Transferability. Subject to applicable laws, a Pre-Funded Warrant may be transferred, in whole or in part, at the option of the holder upon surrender of the Pre-Funded Warrants to us or our designated agent, together with the appropriate instruments of transfer.

Trading Market. There is no established public trading market for the Pre-Funded Warrants being issued in this offering, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

TAXATION

The following summary of the material Cayman Islands, PRC and U.S. federal income tax consequences of an investment in the ADSs or Class A ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the ADSs or Class A ordinary shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and to the extent it relates to PRC tax law, it represents the opinion of Shihui Partners, our counsel as to PRC law.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties applicable to payments to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our shares, nor will gains derived from the disposal of the shares be subject to Cayman Islands income or corporation tax.

Pursuant to Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, we may apply for an undertaking from the Financial Secretary of the Cayman Islands:

•	That no law which is enacted in the Cayman Islands imposing any tax to be levied on profits or income, gains or appreciations shall apply to us or our operations; and

•	in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of the shares, debentures or other obligations of the Company; or (ii) by way of the withholding in whole or in part of any relevant payment as defined in section 6(3) of the Tax Concessions Act (As Revised).

People’s Republic of China Taxation

Enterprise Income Tax

PRC enterprise income tax is calculated based on taxable income, which is determined under (1) the PRC Enterprise Income Tax Law, promulgated by the NPC and implemented in January 2008 and amended in December 2018, or the EIT Law, and (2) the implementation rules to the EIT Law promulgated by the State Council in January 2008 and amended in April 2019. The EIT Law imposes a uniform enterprise income tax rate of 25% on all resident enterprises in the PRC, including foreign-invested enterprises and domestic enterprises, unless they qualify for certain exceptions. According to the EIT Law and its implementation rules, the income tax rate of an enterprise that has been determined to be a high and new technology enterprise may be reduced to 15%.

In addition, according to the EIT Law, enterprises registered in countries or regions outside the PRC but have their “de facto management bodies” located within China may be considered as PRC resident enterprises and are therefore subject to PRC enterprise income tax at the rate of 25% on their worldwide income. Though the implementation rules of the EIT Law define “de facto management bodies” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc., of an enterprise,” the only detailed guidance currently available for the definition of  “de facto management body” as well as the determination and administration of tax residency status of offshore-incorporated enterprises are set forth in the Notice Regarding the Determination of Chinese-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies promulgated by SAT in April 2009 (“SAT Circular 82”), the Administrative Measures for Enterprise Income Tax of Chinese-Controlled Overseas Incorporated Resident Enterprises (Trial Version) issued by the SAT in July 2011 (“SAT Bulletin No. 45”), and the Notice on Issues Related To Implementation of Determination of Tax Resident Enterprise on the Basis of De Facto Management Bodies issued by the SAT in January 2014 (“SAT Bulletin No. 9”), all of which provide guidance on the administration as well as the determination of the tax residency status of a Chinese-controlled offshore-incorporated enterprise, defined as an enterprise that is incorporated under the law of a foreign country or territory and that has a PRC company or PRC corporate group as its primary controlling shareholder.

According to SAT Circular 82, a Chinese-controlled offshore-incorporated enterprise will be regarded as a PRC resident enterprise by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met:

•	the senior management and core management departments in charge of the enterprise’s daily operations function are mainly in the PRC;

•	financial and human resources decisions of the enterprise are subject to determination or approval by persons or bodies in the PRC;

•	the enterprise’s major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and

•	50% or more of the enterprise’s directors or senior management with voting right habitually reside in the PRC.

SAT Bulletin No. 45 further clarifies certain issues related to the determination of tax resident status and competent tax authorities. It also specifies that when provided with a copy of Recognition of Residential Status from a resident Chinese-controlled offshore-incorporated enterprise, a payer does not need to withhold income tax when paying certain PRC-sourced income such as dividends, interest and royalties to such Chinese-controlled offshore-incorporated enterprise.

SAT Bulletin No. 9 further provides that, among other things, an entity that is classified as a “PRC resident enterprise” in accordance with the SAT Circular 82 shall file the application for classifying its status of residential enterprise with the local tax authorities where its main domestic investors are registered. From the year in which the entity is determined as a “PRC resident enterprise”, any dividend, profit and other equity investment gain shall be taxed in accordance with the EIT Law and its implementing rules.

If TuanChe Limited or any of our subsidiaries outside of mainland China were to be considered a PRC “resident enterprise” under the EIT Law, we will be subject to PRC enterprise income tax on our worldwide income at a uniform tax rate of 25.0%. See “Risk Factors—Risks Related to Doing Business in China—If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders and ADS holders.”

Income Tax for Share Transfers

According to the Public Notice Regarding Certain Enterprise Income Tax Matters on Indirect Transfer of Properties by Non-resident Enterprise (“SAT Bulletin 7”), promulgated by the SAT in February 2015, if a non-resident enterprise transfers the equity interests of a PRC resident enterprise indirectly by transfer of the equity interests of an offshore holding company (other than a purchase and sale of shares issued by a PRC resident enterprise in public securities market) without a reasonable commercial purpose, the PRC tax authorities have the power to reassess the nature of the transaction and the indirect equity transfer will be treated as a direct transfer. As a result, the gain derived from such transfer, which means the equity transfer price less the cost of equity, will be subject to PRC withholding tax at a rate of up to 10%. Under the terms of SAT Bulletin 7, the transfer which meets all of the following circumstances shall be directly deemed as having no reasonable commercial purposes: (1) over 75% of the value of the equity interests of the offshore holding company are directly or indirectly derived from PRC taxable properties; (2) at any time during the year before the indirect transfer, over 90% of the total properties of the offshore holding company are investments within PRC territory, or in the year before the indirect transfer, over 90% of the offshore holding company’s revenue is directly or indirectly derived from PRC territory; (3) the function performed and risks assumed by the offshore holding company are insufficient to substantiate its corporate existence; or (4) the foreign income tax imposed on the indirect transfer is lower than the PRC tax imposed on the direct transfer of the PRC taxable properties. In October 2017, SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source (“SAT Bulletin 37”), which, among others, repeals certain rules stipulated in SAT Bulletin 7 and became effective on December 1, 2017. The SAT Bulletin 37 further details and clarifies the tax withholding methods in respect of income of non-resident enterprises.

There is uncertainty as to the application of SAT Bulletin 7. SAT Bulletin 7 may be determined by the PRC tax authorities to be applicable to our prior private equity financing transactions that involved non-resident investors, if any of such transactions are determined by the tax authorities to lack reasonable commercial purpose. As a result, we and our non-resident investors in such transactions may become at risk of being taxed under SAT Bulletin 7, and we may be required to expend valuable resources to comply with SAT Bulletin 7 or to establish that we should not be taxed under the general anti-avoidance rule of the EIT Law, which may have a material adverse effect on our financial condition and results of operations.

Dividend Withholding Tax

Pursuant to the EIT Law and its implementation rules, if a non-resident enterprise has not set up an organization or establishment in the PRC, or has set up an organization or establishment but the income derived has no actual connection with such organization or establishment, it will be subject to a withholding tax on its PRC-sourced income at a rate of 10%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise is reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Pursuant to the Notice of the SAT on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or SAT Circular 81, promulgated by the SAT in February 2009, a Hong Kong resident enterprise must meet the following conditions, among others, in order to enjoy the reduced withholding tax: (1) it should be a company as provided in the tax treaty; (2) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (3) it must have directly owned such percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. In August 2015, the SAT promulgated the Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties, or SAT Circular 60, which became effective in November 2015 and was repealed in January 2020. SAT Circular 60 provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax rate. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. In February 2018, the SAT promulgated the Notice on Issues Related to the “Beneficial Owner” in Tax Treaties, according to which when determining the applicant’s status of the “beneficial owner” regarding tax treatments in connection with dividends in the tax treaties, several factors, including without limitation, whether the applicant is obligated to pay more than 50% of its income in twelve months to residents in third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account, and it will be analyzed according to the actual circumstances of the specific cases. In October 2019, the SAT promulgated the Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties, or SAT Circular 35. SAT Circular 35 became effective on January 1, 2020 and superseded SAT Circular 60 on the same date. Compared to SAT Circular 60, SAT Circular 35 provides that the nonresident enterprises and their withholding agents are not required to submit the supporting documents for tax treaty benefits when performing tax filings. Instead, nonresident enterprises and their withholding agents may retain such supporting documents themselves for the post-tax filing examinations by the relevant tax authorities. According to the Circular on Several Issues regarding the “Beneficial Owner” in Tax Treaties, or Circular 9, which was issued in February 2018 by the STA, effective as of April 1, 2018, when determining the applicant’s status as the “beneficial owner” regarding tax treatments in connection with dividends, interests or royalties in the tax treaties, several factors, including without limitation, whether the applicant is obligated to pay more than 50% of its income in twelve months to residents in a third country or region, whether the business operated by the applicant constitutes actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account and analyzed based on specific circumstances. This Circular further provides that applicants who intend to prove his or her status as the “beneficial owner” shall submit the relevant documents to the relevant tax bureau according to the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties. If our Hong Kong subsidiary satisfies all the requirements under the tax arrangement and receives approval from the relevant tax authority, the dividends paid to the Hong Kong subsidiary would be subject to withholding tax at the standard rate of 5%. See “Risk Factors—Risks Related to Doing Business in China—There are significant uncertainties under the PRC enterprise income tax law relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.”

United States Federal Income Taxation

The following discussion is a summary of material United States federal income tax considerations relating to the ownership and disposition of the ADSs, ordinary shares, the Warrants or the Pre-Funded Warrants by a U.S. Holder, as defined below, that holds the ADSs, ordinary shares, the Warrants or the Pre-Funded Warrants as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing United States federal income tax law as of the date of this prospectus supplement, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships or other pass-through entities and their partners or investors, tax-exempt organizations (including private foundations)), investors who are subject to special tax accounting rules under Section 451(b) of the Code, investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) the ADSs, ordinary shares, the Warrants or the Pre-Funded Warrants representing 10% or more of our stock (by vote or by value), investors that hold their ADSs, ordinary shares, Warrants or Pre-Funded Warrants as part of a straddle, hedge, conversion, constructive sale or other integrated transaction, or investors that have a functional currency other than the U.S. dollar, persons who acquired the ADSs, ordinary shares, the Warrants or the Pre-Funded Warrants pursuant to the exercise of any employee share option or otherwise as compensation, or certain former citizens or long-term residents of the United States, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any United States federal non-income, state or local, or non-United States tax considerations, the alternative minimum tax, or the Medicare contribution tax on net investment income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state or local and non-United States income and other tax considerations of an investment in the ADSs, ordinary shares, the Warrants or the Pre-Funded Warrants.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the ADSs, ordinary shares, the Warrants or the Pre-Funded Warrants that is, for United States federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (3) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (4) a trust (a) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (b) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of the ADSs, ordinary shares, the Warrants or the Pre-Funded Warrants, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding the ADSs, ordinary shares, the Warrants or the Pre-Funded Warrants are urged to consult their tax advisors regarding an investment in the ADSs, ordinary shares, the Warrants or the Pre-Funded Warrants.

The discussion below assumes the deposit agreement and any related agreement will be complied with in accordance with its terms.

For United States federal income tax purposes, a U.S. Holder of ADSs will generally be treated as the beneficial owner of the underlying shares represented by the ADSs. Accordingly, exchanges of ordinary shares for ADSs will generally not be subject to United States federal income tax.

For United States federal income tax purposes, the acquisition of an ADS or Pre-Funded Warrant together with a Warrant should be treated as an investment unit consisting of one ADS or Pre-Funded Warrant together with one Warrant to acquire an ADS. The purchase price paid for each unit must be allocated between the ADS or Pre-Funded Warrant and the Warrant based on their respective relative fair market values.  Under United States federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult its own tax advisor regarding the determination of value for these purposes. The price allocated to each ADS or Pre-Funded Warrant and the Warrant should be the U.S. Holder’s tax basis in such ADS or Pre-Funded Warrant and the Warrant, as the case may be.

The foregoing treatment of the ADS or Pre-Funded Warrant and the Warrant and a U.S. Holder’s purchase price allocation are not binding on the Internal Revenue Service (“IRS”) or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for United States federal income tax purposes.

Prospective investors are urged to consult their tax advisors regarding the United States federal income tax consequences of an investment in a unit, and the allocation between the ADS or Pre-Funded Warrant and the Warrant of the purchase price paid for a unit.

Passive foreign investment company considerations

A non-United States corporation, such as our company, will be classified as a “passive foreign investment company,” or PFIC, for United States federal income tax purposes, if, in the case of any particular fiscal year, either (1) 75% or more of its gross income for such year consists of certain types of “passive” income or (2) 50% or more of its average quarterly assets during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other non-United States corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

The determination of whether we will be or become a PFIC will depend upon the composition of our income (which may differ from our historical results and current projections) and assets and the value of our assets from time to time, including, in particular the value of our goodwill and other unbooked intangibles (which may depend upon the market value of the ADSs or ordinary shares from time-to-time and may be volatile). In addition, although the law in this regard is unclear, we treat the consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we combine and consolidate their operating results in our consolidated financial statements. Assuming that we are the owner of the consolidated affiliated entities for United States federal income tax purposes, based upon the historical and current value of our assets, composition of our income and assets and value of the ADSs and ordinary shares, we do not believe we were classified as a PFIC for the fiscal year ending December 31, 2021 and we do not expect to be classified as a PFIC for the current fiscal year. Among other matters, if our market capitalization declines, we may be classified as a PFIC for the current fiscal year or future fiscal years. It is also possible that the IRS, may challenge our classification or valuation of our goodwill and other unbooked intangibles, which may result in our company being, or becoming classified as, a PFIC for the current fiscal year or one or more future fiscal years.

The determination of whether we will be or become a PFIC may also depend, in part, on how, and how quickly, we use our liquid assets and cash. Under circumstances where we retain significant amounts of liquid assets, or if the consolidated affiliated entities were not treated as owned by us for United States federal income tax purposes, our risk of being classified as a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each fiscal year, there can be no assurance that we will not be a PFIC for the current fiscal year ending December 31, 2021 or any future fiscal year or that the IRS will not take a contrary position. If we are classified as a PFIC for any year during which a U.S. Holder holds the ADSs or ordinary shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. holder holds the ADSs or ordinary shares.

The discussion below under “Taxation of distributions on ADSs and ordinary shares” and “Sale or other disposition of ADSs or ordinary shares” is written on the basis that we will not be classified as a PFIC for United States federal income tax purposes.

The United States federal income tax rules that apply if we are classified as a PFIC for the current fiscal year or any subsequent fiscal year are discussed below under “Passive foreign investment company rules.”

Taxation of distributions on ADSs and ordinary shares

Subject to the PFIC rules described below, any cash distributions (including the amount of any PRC tax withheld) paid on the ADSs or ordinary shares out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of ordinary shares, or by the depositary bank, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution will generally be treated as a “dividend” for United States federal income tax purposes. Under current law, a non-corporate recipient of dividend income will generally be subject to tax on dividend income from a “qualified foreign corporation” at the lower rates applicable to “qualified dividend income” rather than the marginal tax rates generally applicable to ordinary income, provided that certain holding period and other requirements are met.

A non-United States corporation (other than a corporation that is classified as a PFIC for the fiscal year in which the dividend is paid or the preceding fiscal year) will generally be considered to be a qualified foreign corporation (1) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (2) with respect to any dividend it pays on stock (or ADSs in respect of such stock) which is readily tradable on an established securities market in the United States. Our ADSs are listed on NASDAQ. We believe, but cannot assure you, that the ADSs will be readily tradable on an established securities market in the United States and that we will be a qualified foreign corporation with respect to dividends paid on the ADSs. Since we do not expect that our ordinary shares will be listed on established securities markets, it is unclear whether dividends that we pay on our ordinary shares that are not backed by ADSs currently meet the conditions required for the reduced tax rate. There can be no assurance that the ADSs will continue to be considered readily tradable on an established securities market in later years. In the event we are deemed to be a PRC resident enterprise under the Enterprise Income Tax Law (see “—PRC Taxation”), we may be eligible for the benefits of the Agreement Between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income, or the United States-PRC income tax treaty (which the Secretary of the Treasury of the United States has determined is satisfactory for this purpose), in which case we would be treated as a qualified foreign corporation with respect to dividends paid on our ordinary shares (regardless of whether such shares are backed by ADSs) or ADSs. U.S. Holders are urged to consult their tax advisors regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received on the ADSs or ordinary shares will not be eligible for the dividends received deduction allowed to qualifying corporations under the Code.

For United States foreign tax credit purposes, dividends paid on the ADSs or ordinary shares will generally be treated as income from foreign sources and will generally constitute passive category income. In the event that we are deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid, if any, on the ADSs or ordinary shares. A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on the ADSs or ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for United States federal income tax purposes in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or other disposition of ADSs or ordinary shares

Subject to the PFIC rules discussed below, a U.S. Holder will generally recognize capital gain or loss, if any, upon the sale or other disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ADSs or ordinary shares. Any capital gain or loss will be long-term capital gain or loss if the ADSs or ordinary shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. Long-term capital gains of non-corporate U.S. Holders are currently eligible for reduced rates of taxation. In the event that we are treated as a PRC resident enterprise under the EIT Law, and gain from the disposition of the ADSs or ordinary shares is subject to tax in the PRC (see “—PRC Taxation”), such gain may be treated as PRC source gain for foreign tax credit purposes under the United States-PRC income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of the ADSs or ordinary shares, including the availability of the foreign tax credit under their particular circumstances.

Passive foreign investment company rules

If we are classified as a PFIC for any fiscal year during which a U.S. Holder holds the ADSs or ordinary shares, unless the U.S. Holder makes one of certain elections (as described below), the U.S. Holder will, except as discussed below, be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (1) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a fiscal year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding fiscal years or, if shorter, the U.S. Holder’s holding period for the ADSs or ordinary shares), and (2) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of ADSs or ordinary shares. Under the PFIC rules:

•	the excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or ordinary shares;

•	the amount of the excess distribution or gain allocated to the fiscal year of distribution or gain and to any fiscal years in the U.S. Holder’s holding period prior to the first fiscal year in which we are classified as a PFIC (each such fiscal year, a pre-PFIC year) will be taxable as ordinary income; and

•	the amount of the excess distribution or gain allocated to each prior fiscal year, other than the current fiscal year of distribution or gain or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the individuals or corporations, as appropriate, for that other fiscal year, and will be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to each such other fiscal year.

If we are a PFIC for any fiscal year during which a U.S. Holder holds the ADSs or ordinary shares and any of our non-United States subsidiaries or other corporate entities in which we own equity interests is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our lower-tier PFICs.

If we are a PFIC for any fiscal year during which a U.S. Holder holds the ADSs or ordinary shares, we will continue to be treated as a PFIC with respect to such U.S. Holder for all succeeding years during which the U.S. Holder holds the ADSs or ordinary shares, unless we were to cease to be a PFIC and the U.S. Holder makes a “deemed sale” election with respect to the ADSs or ordinary shares. If such election is made, the U.S. Holder will be deemed to have sold the ADSs or ordinary shares it holds at their fair market value and any gain from such deemed sale would be subject to the rules described in the preceding two paragraphs. After the deemed sale election, so long as we do not become a PFIC in a subsequent fiscal year, the ADSs or ordinary shares with respect to which such election was made will not be treated as shares in a PFIC and, as a result, the U.S. Holder will not be subject to the rules described above with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other disposition of the ADSs or ordinary shares. Each U.S. Holder is strongly urged to consult its tax advisors as to the possibility and consequences of making a deemed sale election if we are and then cease to be a PFIC and such an election becomes available to the U.S. Holder.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to the ADSs, provided that the ADSs are “regularly traded” (as specially defined) on NASDAQ, which is a qualified exchange or other market for these purposes. No assurances may be given regarding whether the ADSs qualify, or will continue to qualify, as being regularly traded in this regard. If a mark-to-market election is made, the U.S. Holder will generally (1) include as ordinary income for each fiscal year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the fiscal year over the U.S. Holder’s adjusted tax basis in such ADSs and (2) deduct as an ordinary loss the excess, if any, of the U.S. Holder’s adjusted tax basis in the ADSs over the fair market value of such ADSs held at the end of the fiscal year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the ADSs will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. Because our ordinary shares are not listed on a stock exchange, U.S. Holders will not be able to make a mark-to-market election with respect to our ordinary shares.

If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not classified as a PFIC.

Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to the ADSs may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries or other corporate entities in which we own equity interests that is classified as a PFIC.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

As discussed above under “Taxation of distributions on ADSs and ordinary shares,” dividends that we pay on the ADSs or ordinary shares will not be eligible for the reduced tax rate that applies to qualified dividend income if we are classified as a PFIC for the fiscal year in which the dividend is paid or the preceding fiscal year. In addition, if a U.S. Holder owns the ADSs or ordinary shares during any fiscal year that we are a PFIC, the holder must file an annual information return with the IRS. Each U.S. Holder is urged to consult its tax advisor concerning the United States federal income tax consequences of purchasing, holding, and disposing ADSs or ordinary shares if we are or become a PFIC, including the possibility of making a mark-to-market election and the unavailability of the qualified electing fund election.

Taxation of the Pre-Funded Warrants

General

Although the law in this area is not completely settled, the Pre-Funded Warrants are generally expected to be treated as outstanding stock for U.S. federal income tax purposes. Accordingly, upon exercise, no income, gain or loss should be recognized upon the exercise of a Pre-Funded Warrants, and the holding period of a Pre-Funded Warrants should carry over to the ADS received. The tax basis of the Pre-Funded Warrants should carry over to the ADS received upon exercise increased by the exercise price. U.S. Holders contemplating the acquisition of Pre-Funded Warrants should discuss with their personal tax advisor the consequences of the purchase, ownership and disposition of the Pre-Funded Warrants, as well as the exercise of, certain adjustments to, and any payments in respect of the  Pre-Funded Warrants (including potential alternative characterizations).

Distributions

The taxation of a distribution received with respect to a Pre-Funded Warrants is unclear. It is possible such a distribution would be treated as a distribution as described above under “—Taxation of distributions on ADSs and ordinary shares” and “—Passive foreign investment company rules”, although other treatments may also be possible. U.S. Holders should consult their tax advisors regarding the proper treatment of any payments in respect of the Pre-Funded Warrants.

Sale or other taxable disposition of Pre-Funded Warrants

Upon the sale, exchange or other taxable disposition of a Pre-Funded Warrants, in general, a U.S. Holder will recognize taxable gain or loss measured by the difference, if any, between (1) the amount of cash and the fair market value of any property received upon such taxable disposition, and (2) such U.S. Holder’s adjusted tax basis in the warrant. Such gain or loss generally will be taxed as described above under “—Sale or other disposition of ADSs or ordinary shares.” It is not entirely clear how various aspects of the rules described above in “—Passive foreign investment company rules” would apply to the sale of a Pre-Funded Warrants, including whether a U.S. Holder would be able to make a mark-to-market election or a qualified electing fund election with respect to its Pre-Funded Warrants. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to their ownership of Pre-Funded Warrants.

Exercise of Pre-Funded Warrants

If we are a PFIC for any fiscal year during which a U.S. Holder holds the Pre-Funded Warrants, we will continue to be treated as a PFIC with respect to such U.S. Holder for all succeeding years during which the U.S. Holder holds the warrants or ADSs received upon exercise of the Pre-Funded Warrants. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to their ownership of Pre-Funded Warrants.

Certain adjustments to the Pre-Funded Warrants

Under Section 305 of the Code, an adjustment to the number of ADSs that will be issued on the exercise of the Pre-Funded Warrants, or an adjustment to the exercise price of the Pre-Funded Warrants, may be treated as a constructive distribution to U.S. Holders if, and to the extent that, such adjustment has the effect of increasing the U.S. Holder’s proportionate interest in our earnings and profits or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. See above under “—Taxation of distributions on ADSs and ordinary shares” and “—Passive foreign investment company rules”.

Taxation of the Warrants

Sale or other taxable disposition of the Warrants

Upon the sale, exchange or other taxable disposition of a Warrant, in general, a U.S. Holder will recognize taxable gain or loss measured by the difference, if any, between (1) the amount of cash and the fair market value of any property received upon such taxable disposition, and (2) such U.S. Holder’s adjusted tax basis in the Warrant. Such gain or loss generally will be taxed as described above under “—Sale or other disposition of ADSs or ordinary shares.” It is not entirely clear how various aspects of the rules described above in “—Passive foreign investment company rules” would apply to the sale of a Warrant. However, a U.S. Holder may not make a mark-to-market election or a qualified electing fund election with respect to its Warrants. As a result, if a U.S. Holder sells or otherwise disposes of Warrants and we were a PFIC at any time during the U.S. Holder’s holding period of such Warrants, any gain recognized generally would be treated as an excess distribution, taxed as described above. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to their ownership of Warrants.

Exercise of Warrants

Upon the exercise of a Warrant for cash, in general, U.S. holders will not recognize gain or loss for U.S. federal income tax purposes. A U.S. Holder’s initial tax basis in the ADSs received will equal such U.S. Holder’s adjusted tax basis in the Warrant exercised. It is unclear whether U.S. Holder’s holding period for the ADSs received on exercise will commence on the day of exercise or the following day; however, in either case, the holding period will not include the holding period of the Warrant. If we are a PFIC for any fiscal year during which a U.S. Holder holds the Warrants, we will continue to be treated as a PFIC with respect to such U.S. Holder for all succeeding years during which the U.S. Holder holds the Warrants or ADSs received upon exercise of the Warrant. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to their ownership of Warrants.

Expiration of Warrants

A U.S. Holder who allows a Warrant to expire will generally recognize a loss for U.S. federal income tax purposes equal to the adjusted tax basis of the Warrant. In general, such a loss will be a capital loss, and will be a short-term or long-term capital loss depending on the holder’s holding period for the Warrant.

Certain adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant shares that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to U.S. Holders if, and to the extent that, such adjustment has the effect of increasing the U.S. Holder’s proportionate interest in our earnings and profits or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). Adjustments to the exercise price of Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. See above under “—Taxation of distributions on ADSs and ordinary shares” and “—Passive foreign investment company rules.”

Information reporting and backup withholding

Certain U.S. Holders are required to report information to the IRS relating to an interest in “specified foreign financial assets” (as defined in the Code), including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a United States financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the IRS and fails to do so.

In addition, U.S. Holders may be subject to information reporting to the IRS and backup withholding with respect to dividends on and proceeds from the sale or other disposition of the ADSs, ordinary shares, the Warrants or the Pre-Funded Warrants. Information reporting will apply to payments of dividends on, and to proceeds from the sale or other disposition of the ADSs, ordinary shares, the Warrants or the Pre-Funded Warrants by a paying agent within the United States to a U.S. Holder, other than U.S. Holders that are exempt from information reporting and properly certify their exemption. A paying agent within the United States will be required to withhold at the applicable statutory rate, currently 24%, in respect of any payments of dividends on, and the proceeds from the disposition of, the ADSs, ordinary shares, the Warrants or the Pre-Funded Warrants within the United States to a U.S. Holder (other than U.S. Holders that are exempt from backup withholding and properly certify their exemption) if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements. U.S. Holders who are required to establish their exempt status generally must provide a properly completed IRS Form W-9.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s United States federal income tax liability. A U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information. Each U.S. Holder is advised to consult with its tax advisor regarding the application of the United States information reporting rules to their particular circumstances.

PLAN OF DISTRIBUTION

Placement Agent Agreement and Securities Purchase Agreement

Aegis Capital Corp., which we refer to as the Placement Agent, has agreed to act as the exclusive placement agent in connection with this offering subject to the terms and conditions of a placement agent agreement (the “PAA”) dated as of November 21, 2022.  The Placement Agent is not purchasing or selling any securities offered by this prospectus supplement, nor is it obligated to arrange the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its reasonable efforts to arrange for the sale of all of the securities offered hereby.

We have entered into a Securities Purchase Agreement with certain accredited investors on November 21, 2022 (the “SPA”). Pursuant to the SPA, we will sell to the purchasers an aggregate of (i) 3,654,546 ADSs at a price of US$2.75 per ADS, (ii) 1,800,000 Pre-funded Warrants each to purchase one ADS at an exercise price of US$0.001 per ADS, and (iii) 5,454,546 Warrants each to purchase one ADS at an exercise price of US$2.75 per ADS. Each ADS represents six (16) of our Class A ordinary shares, par value US$0.0001 per share. We negotiated the price for the securities offered in this offering with the purchasers. The SPA contains customary representations, warranties and covenants for transactions of this type. We have also agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the investors as well as under certain other circumstances described in the SPA.

The Placement Agent proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement to one or more investors through securities purchase agreements directly between the purchasers and us. We established the price following negotiations with the Placement Agent and prospective investors and with reference to the prevailing market price of our ADSs, recent trends in such price, our current and future financial performance and other factors. It is possible that not all of the securities we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. We anticipate that the sale of the securities will be completed on the date indicated on the cover page of this prospectus supplement, subject to customary closing conditions. On the closing date, the following will occur:

●	We will receive funds in the amount of the aggregate purchase price;

●	The Placement Agent will receive the placement agent fees; and

●	We will deliver the securities to the investors.

State Blue Sky Information

We have not applied to register our securities to retail customers in any state. Accordingly, you may purchase our securities in this offering only if you are an institutional investor. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

Placement Agent Fees

We have agreed to pay the Placement Agent upon the closing of this offering a cash fee equal to 8.0% of the gross proceeds of the aggregate amount of securities sold in the offering.

We have agreed to indemnify the Placement Agent and certain other persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended. We also have agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

The following table shows per share and total cash placement agent’s fees we will pay to the Placement Agent in connection with the sale of the ADSs and the accompanying Warrants and the Pre-Funded Warrants and the accompanying Warrants pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the securities offered hereby:

	Per ADS and Accompanying Warrants		Per Pre-Funded Warrant and Accompanying Warrants		Total
Offering price	US$	2.75	US$	2.749	US$	14,998,201
Placement Agent’s Fees (1)	US$	0.22	US$	0.220	US$	1,200,000
Proceeds to us (before expenses) (2) (3)	US$	2.53	US$	2.529	US$	13,798,201

(1)	We have agreed to pay the Placement Agent a cash fee equal to 8.0% of the aggregate gross proceeds of this offering.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Pre-Funded Warrants or the Warrants being issued in this offering.
(3)	We have agreed to pay all expenses relating to the placement, which includes $75,000 for reasonable legal fees and disbursements for Placement Agent’s counsel.

After deducting fees due to the Placement Agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $13.3 million.

Lock-Up Agreements

Our executive officers and directors and 10% shareholders of our company (the “Lock-Up Parties”) have agreed not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of any ADSs, ordinary shares or securities convertible, exchangeable or exercisable into ordinary shares and/or ADSs of our company beneficially owned, held or hereafter acquired by the Lock-Up Parties, for a period of ninety (90) days after the closing of the offering, subject to certain exceptions as set forth in the lock-up agreements entered into by the Lock-Up Parties.

Company Standstill

Under the PAA and SPA, until ninety (90) days following the Closing Date, neither our company nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ADSs, ordinary shares or ordinary share equivalents or (ii) file any registration statement or amendment or supplement thereto, subject to certain exceptions set forth therein.

Delivery of ADSs, Pre-Funded Warrants and Warrants

Delivery of the ADSs, Pre-Funded Warrants and Warrants issued and sold in this offering will occur on November 23, 2022.

Listing

The ADSs are currently listed on the Nasdaq Capital Market under the trading symbol “TC.”

LEGAL MATTERS

We are being represented by Wilson Sonsini Goodrich & Rosati, Professional Corporation with respect to certain legal matters of United States federal securities and New York state law. The validity of the Class A ordinary shares represented by the ADSs and the legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Shihui Partners. Wilson Sonsini Goodrich & Rosati, Professional Corporation may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Shihui Partners with respect to matters governed by PRC law. The Placement Agent is being represented by Kaufman & Canoles.

EXPERTS

The financial statements as of December 31, 2020 and 2021 and for the years ended December 31, 2019, 2020 and 2021, which are incorporated in this prospectus supplement by reference to the 2021 Form 20-F, have been so incorporated in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of Marcum Asia CPAs LLP is 7 Penn Plaza, Suite 830, New York, NY 10001.

EXPENSES OF THE OFFERING

The following table sets forth the aggregate expenses to be paid by us in connection with the offering. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	US$	27,810.00
Legal fees and expenses	US$	430,000.00
Audit fees and expenses	US$	65,000.00
Printing costs	US$	20,000.00
FINRA fees	US$	45,500.00
Other expenses	US$	50,000.00
Total	US$	638,310.00

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 (No. 333-264942), including exhibits, schedules and amendments filed with, or incorporated by reference in, such registration statement, under the Securities Act with respect to underlying shares represented by the ADSs, to be sold in this offering. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement on Form F-3 and its exhibits and schedules for further information with respect to us and the ADSs.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our Class A ordinary shares. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms. We also maintain a website at http://ir.tuanche.com/, but information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement, the accompanying prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus supplement, the accompanying prospectus or any prospectus supplement.

This prospectus supplement is part of a registration statement we have filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement, the accompanying prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	the 2021 Form 20-F;

•	our current reports on Form 6-K furnished with the SEC on September 29, October 21, November 4 (excluding exhibit 99.1) and November 17, 2022;

•	the description of the securities contained in our registration statement on Form 8-A initially filed with the SEC on November 7, 2018 (File No. 001-38737) pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

•	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our annual report for the fiscal year ended December 31, 2021 filed with the SEC on April 29, 2022 contains a description of our business and audited consolidated financial statements with reports by independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus supplement or the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement or the accompanying prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

9F, Ruihai Building, No. 21Yangfangdian Road

Haidian District

Beijing, 100038

The People’s Republic of China

(+86-10) 6399-8902

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, dated August 25, 2022

TuanChe Limited

Class A Ordinary Shares

Class A Ordinary Shares represented by American Depositary Shares

Preferred Shares

Debt Securities

Warrants

Units

We may from time to time in one or more offerings offer and sell Class A ordinary shares, including Class A ordinary shares represented by American Depositary Shares (“ADSs”), preferred shares, debt securities, warrants, either individually or as units composed of one or more of the other securities, of an aggregate offering price of up to US$300,000,000.

We are not a Chinese operating company. TuanChe Limited, our ultimate Cayman Islands holding company, does not have any substantive operations. We carry out our value-added telecommunications business in mainland China through our subsidiaries in mainland China, the variable interest entities (the “VIEs”), and their subsidiaries. Neither the investors in us nor we ourselves have an equity ownership in, direct foreign investment in, or control of, through such ownership or investment, the VIEs. Instead, we, through our wholly owned subsidiaries in mainland China (the “WFOEs”), entered into a series of contractual arrangements with the VIEs and their respective shareholders. Neither we nor our subsidiaries own any share in the VIEs. Because of these contractual arrangements, we are the primary beneficiary of the VIEs for accounting purposes and able to consolidate the financial results of the VIEs with ours only if we meet the conditions for consolidation under U.S. GAAP. PRC laws and regulations restrict and impose conditions on foreign investment in value-added telecommunications services business. Accordingly, we operate our value-added communications business in mainland China through the VIEs and their subsidiaries, and we could receive the economic rights and exercise significant influence on the VIEs’ business operations that results in consolidation of the VIEs’ operations and financial results into our financial statements through the contractual arrangements, provided that we meet the conditions for consolidation under U.S. GAAP. The VIE structure is used to replicate foreign investment in China-based companies where the PRC laws restrict direct foreign investment in the operating companies. However, our contractual arrangements with the VIEs are not equivalent of an investment in the VIEs. The VIE structure involves unique risks to investors in the ADSs. Investors in the ADSs are purchasing equity securities of our ultimate Cayman Islands holding company rather than purchasing equity securities of the VIEs, and investors in the ADSs may never hold equity interests in the VIEs. As used in this prospectus, “we,” “us,” “our company,” “our,” or “TuanChe” refers to TuanChe Limited and its subsidiaries, and the VIEs refer to TuanChe Internet Information Service (Beijing) Co., Ltd., Shenzhen Drive New Media Co., Ltd., Beijing Internet Drive Technology Co., Ltd., and/or Tansuojixian Technology (Beijing) Co., Ltd., and their respective subsidiaries, as the context requires.

The ADSs are listed on the Nasdaq Capital Market under the symbol “TC.” The last reported sale price of the ADSs on August 24, 2022 was US$2.52 per ADS.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our issued and outstanding ordinary shares held by non-affiliates remains below US$75,000,000. The aggregate market value of our issued and outstanding Class A ordinary shares held by non-affiliates, or public float, as of August 24, 2022, was approximately US$30.8 million, which was calculated based on 195,816,675 Class A ordinary shares held by non-affiliates and the per ADS price of US$2.52, which was the closing price of our ADSs on August 24, 2022. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Each time we sell these securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities offered. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of these securities.

We may offer and sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to fifteen votes on all matters subject to vote at general meetings of our company. Each Class B ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B ordinary shares by a holder to any person or entity which is not an affiliate of such holder, or upon a change of ultimate beneficial ownership of any Class B ordinary share to any person or entity who is not an affiliate of such holder, each of such Class B ordinary shares shall be automatically and immediately converted into one Class A ordinary share. See “Description of Share Capital.”

Our corporate structure is subject to risks associated with our contractual arrangements with the VIEs. These contractual arrangements have not been properly tested in a court of law, and the PRC regulatory authorities could disallow our corporate structure at any time, which could result in a material change in our operations and the value of our securities could decline or become worthless. Because of our corporate structure, our Cayman Islands holding company, the WFOEs, the VIEs and their subsidiaries, and our investors face uncertainty with respect to the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of value-added telecommunications service companies, regulatory review of overseas listing of companies in mainland China through a special purpose vehicle, and the validity and enforcement of the contractual agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. Our contractual agreements may not be effective in providing control over the VIEs. To the extent practicable commercially and in compliance with the relevant PRC laws and regulations, we plan to conduct the VIEs’ current businesses through our subsidiaries in mainland China and cease substantially all of the operation of the VIEs within the next three to five years. We may also be subject to sanctions imposed by PRC regulatory agencies, including China Securities Regulatory Commission, if we fail to comply with their rules and regulations. For a detailed discussion of risks related to our corporate structure, see “Risk Factors — Risks Related to Our Corporate Structure.”

Under our corporate structure, our ability to pay dividends and to service any debt we may incur and pay our operating expenses principally depends on dividends paid by our subsidiaries in mainland China. Cash is transferred through our organization in the manner as follows: (1) we may transfer funds to our WFOEs through our Hong Kong subsidiary, TuanChe Information Limited, by additional capital contributions or shareholder loans, as the case may be; (2) our subsidiaries in mainland China may provide loans to the VIEs, subject to statutory limits and restrictions; (3) the VIEs may pay service fees to our subsidiaries in mainland China for services rendered by our subsidiaries in mainland China; (4) our subsidiaries in mainland China may pay service fees to the VIEs for services rendered by the VIEs; and (5) our subsidiaries in mainland China may make dividends or other distributions to us through TuanChe Information Limited. We do not have cash management policies dictating how funds are transferred throughout our organization. In 2021, our subsidiaries in mainland China received cash of RMB2.0 million from the VIEs for services rendered to the VIEs and their subsidiaries. In 2021, our subsidiaries in mainland China paid cash of RMB0.6 million to the VIEs for services rendered by the VIEs and their subsidiaries. The foregoing cash flows include all distributions and transfers between our Cayman Islands holding company, our subsidiaries and the VIEs as of the date of this prospectus. As of the date of this prospectus, none of our subsidiaries have ever issued any dividends or made other distributions to us or their respective holding companies nor have we or any of our subsidiaries ever paid dividends or made other distributions to U.S. investors. We currently intend to retain all future earnings to finance the VIEs’ and our subsidiaries’ operations and to expand their business and we do not expect to pay any cash dividends in the foreseeable future. For details regarding distributions and transfers between our Cayman Islands holding company, our subsidiaries and the VIEs, see “Item 5. Operating and Financial Review and Prospects—Financial Information Related to the VIEs” and “Item 5. Operating and Financial Review and Prospects—Cash Flows through Our Organization” in our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 29, 2022 (the “2021 Form 20-F”), which is incorporated herein by reference, and “Prospectus Summary—Financial Information Related to the VIEs” and “Prospectus Summary—Cash Flows through Our Organization” in this prospectus.

There are limitations on our ability to transfer cash between us, our subsidiaries and the VIEs, and there is no assurance that the PRC government will not intervene or impose restrictions on cash transfer between us, our subsidiaries and the VIEs. We may encounter difficulties in our ability to transfer cash between subsidiaries in mainland China and other subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. The majority of our income is denominated in Renminbi, and shortage in foreign currencies may restrict our ability to pay dividends or other payment to satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from the State Administration of the Foreign Exchange in the PRC as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. The PRC government has implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. It may continue to strengthen its capital controls and dividends and other distributions of our subsidiaries in mainland China may be subjected to tighter scrutiny and may limit the ability of our Cayman Islands holding company, to use capital from our subsidiaries in mainland China, which may restrict our ability to satisfy our liquidity requirements. To the extent cash or assets in the business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our, our subsidiaries’ or the VIEs’ ability to transfer cash and assets. For more detailed discussion of the restrictions and limitations on the ability to transfer cash or distribute earnings between our subsidiaries and the VIEs, and between our Cayman Islands holding company and the VIEs, see “Prospectus Summary — Cash Flows through Our Organization” and “Risk Factors—Risks Related to Our Corporate Structure—We may rely on dividends and other distributions on equity paid by our subsidiaries in mainland China and Hong Kong to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct the business” in this prospectus. See “Prospectus Summary — Financial Information Related to the VIEs” for the reconciliation between the deconsolidated financial information of our Cayman Islands holding company, our subsidiaries and the VIEs and our condensed consolidated financial statements.

We and the VIEs face various legal and operational risks and uncertainties related to being based in and having significant operations in mainland China. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us and the VIEs, to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. For example, we and the VIEs face risks associated with regulatory approvals of offshore offerings, oversight on cybersecurity and data privacy, as well as the lack of inspection by the Public Company Accounting Oversight Board (the “PCAOB”) on our auditors. Such risks could result in a material change in our operations and/or the value of the ADSs or could significantly limit or completely hinder our ability to offer ADSs and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. These regulatory risks and uncertainties could become applicable to our Hong Kong subsidiary if regulatory authorities in Hong Kong adopt similar rules and/or regulatory actions. For a detailed description of risks relating to doing business in mainland China, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in the 2021 Form 20-F and “Risk Factors— Risks Related to Doing Business in China” in this prospectus.

Our financial statements contained in the 2021 Form 20-F have been audited by an independent registered public accounting firm that was not included in the list of PCAOB Identified Firms of having been unable to be inspected or investigated completely by the PCAOB in the PCAOB Determination Report issued in December 2021. We have not been identified by the Securities and Exchange Commission (the “SEC”) as a commission-identified issuer under the Holding Foreign Companies Accountable Act (the “HFCA Act”) as of the date of this prospectus. If, in the future, we have been identified by the SEC for three consecutive years (or two consecutive years if the Accelerating Holding Foreign Companies Accountable Act is signed into law) as a commission-identified issuer whose registered public accounting firm is determined by the PCAOB that it is unable to inspect or investigate completely because of a position taken by one or more authorities in China, the SEC may prohibit our shares or the ADSs from being traded on a national securities exchange or in the over the counter trading market in the United States.

Investing in these securities involves risks. See the “Risk Factors” section contained in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in these securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus, including any prospectus supplement and documents incorporated by reference. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2022

ABOUT THIS PROSPECTUS

You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires,

•	“ADSs” refers to American depositary shares, each representing 16 Class A ordinary shares;
•	“China” or “PRC” refers to the People’s Republic of China;
•	“industry customers” refers to business customers to which we offer services, including auto dealers, automakers, automobile accessory manufacturers, aftermarket service providers and other automotive related goods and service providers;
•	“Renminbi” or “RMB” refers to the legal currency of China;
•	“TuanChe,” “we,” “us,” “our company” or “our” refers to TuanChe Limited, a Cayman Islands exempted company with limited liability and its subsidiaries;
•	“U.S. GAAP” refers to generally accepted accounting principles in the United States;
•	“US$,” “dollars” or “U.S. dollars” refers to the legal currency of the United States; and
•	“VIEs” refers to TuanChe Internet Information Service (Beijing) Co., Ltd., Shenzhen Drive New Media Co., Ltd., Beijing Internet Drive Technology Co., Ltd. and/or Tansuojixian Technology (Beijing) Co., Ltd., and their respective subsidiaries, as the context requires.

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a shelf registration process permitted under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell any of our securities to the extent permitted in this prospectus and the applicable prospectus supplement, from time to time in one or more offerings on a continuous or delayed basis. This prospectus only provides you with a summary description of these securities. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision. Investors should note that TuanChe Limited, our ultimate Cayman Islands holding company, is not an operating company, and we conduct our operations in mainland China described in this prospectus primarily through our subsidiaries in mainland China, the VIEs, and their subsidiaries.

Our Corporate Structure and Contractual Arrangements with the VIEs

TuanChe Limited, our ultimate Cayman Islands holding company and the entity in which investors are purchasing their interest, does not have any substantive operations. We carry out our value-added telecommunications business in mainland China through our subsidiaries in mainland China, the VIEs, and their subsidiaries. We, through our WFOEs, entered into a series of contractual arrangements with the VIEs and their respective shareholders. The VIE structure involves unique risks to investors in the ADSs. Investors in the ADSs are purchasing equity securities of our ultimate Cayman Islands holding company rather than purchasing equity securities of the VIEs, and investors in the ADSs may never hold equity interests in the VIEs. The following diagram illustrates our corporate structure, including our principal subsidiaries and affiliated entities, as of the date of this prospectus.

TuanChe Limited (Cayman) (1)
100%
100%
100%
Long Ye International Limited (Cayman)
TuanChe Information Limited (Hong Kong)
TuanChe Group Inc. (Cayman)
100%
100%
Long Ye Information Technology Limited (Hong Kong)
TuanChe Information Group Limited (Hong Kong)
Outside China
Inside China
100%
100%
100%
Beijing SanguMaolu Information Technology Limited
TuanYuan Internet Technology (Beijing) Co., Ltd.
Chema Technology (Beijing) Co., Ltd.
Tansuojixian (Beijing) Co., Ltd. (3)
Shenzhen Drive New Media Co., LTD(4)
Beijing Internet Drive Technology Co., LTD(3)
Mr. Wei Wen
Other Existing Shareholders (2)
65.9983%
34.0017%
TuanChe Internet Information Service (Beijing) Co., Ltd.
100%
TuanChe (Beijing) Automobile Sales & Service Co., Ltd.
Equity interest
Contractual arrangements

(1)

As of the date of this prospectus, shareholders who own 5% or more of our issued and outstanding ordinary shares include Mr. Wei Wen (directly and through WW Long Limited), K2 Partners, Highland Funds, Beijing Z-Park Fund Investment Center (Limited Partner), BAI GmbH, who hold 18.6%, 12.9%, 9.5%, 9.5% and 8.9% of the total outstanding shares of TuanChe Limited on an as-converted basis, respectively. Shareholders who are directors and executive officers of TuanChe Limited include Mr. Wei Wen and Mr. Jianchen Sun, who hold 18.6% and 4.4% of outstanding shares of TuanChe Limited on an as-converted basis; Ms. Wendy Hayes, Mr. Zijing Zhou, Mr. Hui Yuan and Mr. Chenxi Yu, each of whom hold less than 1% of outstanding shares of TuanChe Limited on an as-converted basis. Directors and executive officers as a group hold 24.2% of the total outstanding shares of TuanChe Limited on an as-converted basis.

(2)

Mr. Zhiwen Lan, Mr. Jianchen Sun, Mr. Qiuhua Xu, Mr. Xingyu Du, Mr. Zijing Zhou, Mr. Zhen Ye, and Lanxi Puhua Juli Equity Investment L.P. hold a 1.1226%, 15.2170%, 0.9972%, 13.2840%, 0.0973%, 0.5836%, and 2.7000% equity interest in TuanChe Internet, respectively.

(3)	Mr. Wei Wen, Mr. Jianchen Sun and Mr. Congwu Cheng hold a 77.59%, 20.00% and 2.41% equity interest in Tansuojixian (Beijing) Co., Ltd.
(4)	Mr. Mingyou Li and Mr. Xingyu Du hold a 99.0% and 1.0% equity interest in Shenzhen Drive New Media Co., Ltd., respectively.
(5)	Mr. Mingyou Li and Mr. Xingyu Du hold a 99.0% and 1.0% equity interest in Beijing Internet Drive Technology Co., Ltd., respectively.

We, through the WFOEs, entered into a series of contractual arrangements with the VIEs and their respective shareholders. Neither we nor our subsidiaries own any share in the VIEs. Because of these contractual arrangements, we are the primary beneficiary of the VIEs for accounting purposes and able to consolidate the financial results of the VIEs with ours only if we meet the conditions for consolidation under U.S. GAAP. PRC laws and regulations restrict and impose conditions on foreign investment in value-added telecommunications services business. Accordingly, we operate our value-added telecommunications business in mainland China through the VIEs and their subsidiaries, and we could receive the economic rights and exercise significant influence on the VIEs’ business operations that results in consolidation of the VIEs’ operations and financial results into our financial statements through the contractual arrangements, provided that we meet the conditions for consolidation under U.S. GAAP. The VIE structure is used to replicate foreign investment in China-based companies where the PRC laws restrict direct foreign investment in the operating companies. The VIE structure is used to replicate foreign investment in China-based companies where the PRC laws restrict direct foreign investment in the operating companies. However, our contractual arrangements with the VIEs are not equivalent of an investment in the VIEs. The VIE structure involves unique risks to investors in the ADSs. Investors in the ADSs are purchasing equity securities of our ultimate Cayman Islands holding company rather than purchasing equity securities of the VIEs, and investors in the ADSs may never hold equity interests in the VIEs. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our and/or the VIE’s operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. If the PRC government deems that the contractual arrangements with the consolidated VIEs domiciled in mainland China do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we, our subsidiaries and the VIEs could be subject to severe penalties or be forced to relinquish their interests in those operations. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. To the extent cash or assets in the business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our, our subsidiaries’ or the VIEs’ ability to transfer cash and assets. See “Risk Factors — Risks Relating to the Corporate Structure.”

Our Contractual Arrangements

PRC laws and regulations place certain restrictions on foreign investment in value-added telecommunications service businesses. We conduct our operations in mainland China principally through our subsidiaries in mainland China, the VIEs, and their subsidiaries (collectively, the “consolidated affiliated entities”). We have entered into a series of contractual arrangements, through TuanYuan, Sangu Maolu or Chema Beijing (as applicable), with each of the VIEs and their respective shareholders, respectively, which enable us to:

●	exercise significant influence over each of our consolidated affiliated entities;
●	receive substantially all of the economic benefits of our consolidated affiliated entities; and
●	have an exclusive call option to purchase all or part of the equity interests in and/or assets of each of our VIEs when and to the extent permitted by PRC laws.

As a result of these contractual arrangements, we are the primary beneficiary of the consolidated affiliated entities, and, therefore, have consolidated their financial results in our consolidated financial statements in accordance with U.S. GAAP.

Below is a summary of the currently effective contractual arrangements by and among our WFOEs, the VIEs and their respective shareholders.

Exclusive Business Cooperation Agreement

Pursuant to the exclusive business cooperation agreement between each of the VIEs and the applicable WFOE, the respective WFOE has the exclusive right to provide or designate any third party to provide, among other things, comprehensive business support, technical support and consulting services to the VIEs. In exchange, the VIEs pay service fees to the respective WFOE in an amount determined at such WFOE’s discretion. Without the prior written consent of the applicable WFOE, the VIEs cannot accept any consulting and/or services provided by or establish similar cooperation relationship with any third party. Such WFOE owns the exclusive intellectual property rights created as a result of the performance of this agreement. The agreement shall remain effective unless unilaterally terminated by such WFOE with a written notice or pursuant to other provisions of the agreement, whereas the VIEs do not have any right to unilaterally terminate the exclusive business cooperation agreement.

Exclusive Call Option Agreement

Under the exclusive call option agreement among the applicable WFOE, each of the VIEs and their respective shareholders, each of the shareholders of the VIEs irrevocably granted such WFOE a right to purchase, or designate a third party to purchase, all or any part of their equity interests in the VIEs at a purchase price equal to the lowest price permissible by the then-applicable PRC laws and regulations at such WFOE’s sole and absolute discretion to the extent permitted by PRC law. The shareholders of the VIEs shall promptly give all considerations they received from the exercise of the options to our WFOEs (as applicable). Without the applicable WFOE’s prior written consent, the VIEs and their respective shareholders shall not enter into any major contract except for those entered in the daily business operations. Without the applicable WFOE’s prior written consent, the VIEs and their respective shareholders shall not sell, transfer, license or otherwise dispose of any of the VIEs’ assets or allow any encumbrance of any assets. The VIEs shall not be dissolved or liquidated without the written consent by the applicable WFOE. This agreement shall remain in effect and the VIEs do not have any right to unilaterally terminate the exclusive call option agreement.

Equity Pledge Agreement

Under the equity interest pledge agreement among the applicable WFOE, each of the VIEs and their respective shareholders, the VIEs’ shareholders pledged all of their equity of the VIEs to WFOEs as security for performance of the obligations of the VIEs and their respective shareholders under the exclusive call option agreement, the exclusive business cooperation agreement and the powers of attorney. If any of the specified events of default occurs, the respective WFOE may exercise the right to enforce the pledge immediately. Such WFOE may transfer all or any of its rights and obligations under the equity pledge agreement to its designee(s) at any time. The equity pledge agreement is binding on the VIEs’ shareholders and their successors. The equity pledge agreement shall remain in effect and the VIEs do not have any right to unilaterally terminate the equity interest pledge agreement.

Powers of Attorney

Pursuant to the powers of attorney executed by the shareholders of the VIEs, each of them irrevocably authorized the applicable WFOE to act on their respective behalf as exclusive agent and attorney, with respect to all rights of shareholders concerning all the equity interest held by each of them in the VIEs, including but not limited to the right to attend shareholder meetings on behalf of such shareholder, the right to exercise all shareholder rights and the voting rights (including the right to sell, transfer, pledge and dispose of all or a portion of the equity interests held by such shareholder), and the right to appoint legal representatives, directors, supervisors and chief executive officers and other senior management.

In the opinion of Shihui Partners, our PRC legal counsel, the contractual arrangements among WFOEs, the VIEs and their respective shareholders are valid, binding and enforceable under applicable PRC law currently in effect, except that the equity pledge under that certain equity pledge agreement would not be deemed validly created until they are registered with the competent governmental authorities. However, Shihui Partners has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations and there can be no assurance that the PRC government will ultimately take a view that is consistent with the opinion of our PRC legal counsel. For a description of the risks related to our corporate structure, see “Risk Factors — Risks Related to Our Corporate Structure.”

Spousal Consent Letters

Pursuant to the spousal consent letters, each of the spouses of the individual shareholders of the VIEs unconditionally and irrevocably agrees that the equity interest in the VIEs held by and registered in the name of her respective spouse will be disposed of pursuant to the relevant equity pledge agreement, the exclusive call option agreement and the powers of attorney. In addition, each of them agrees not to assert any rights over the equity interest in the VIEs held by his or her respective spouse. In addition, in the event that any of them obtains any equity interest in the VIEs held by her respective spouse for any reason, such spouse agrees to be bound by similar obligations and agreed to enter into similar contractual arrangements.

Our corporate structure is subject to risks associated with our contractual arrangements with the VIEs. These contractual arrangements have not been properly tested in a court of law, and the PRC regulatory authorities could disallow our corporate structure at any time, which could result in a material change in our operations and the value of our securities could decline or become worthless. The legal system in the PRC is not as developed as in other jurisdictions such as the United States. As a result, uncertainties in the PRC legal system could limit our ability, as a Cayman Islands holding company, to enforce these contractual arrangements and doing so may be costly. Because of our corporate structure, our Cayman Islands holding company, the WFOEs, the VIEs and their subsidiaries, and our investors face uncertainty with respect to the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of value-added telecommunications service companies and the validity and enforcement of the contractual agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. Our contractual agreements may not be as effective as direct ownership in providing control over the VIEs. We may also be subject to sanctions imposed by PRC regulatory agencies, including China Securities Regulatory Commission, if we fail to comply with their rules and regulations. For a detailed discussion of risks related to our corporate structure, see “Risk Factors — Risks Related to Our Corporate Structure.”

Cash Flows through Our Organization

TuanChe Limited is a holding company with no material operations of its own. We currently conduct our operations through our WFOEs, the VIEs and their respective subsidiaries. Cash is transferred through our organization in the manner as follows: (1) we may transfer funds to our WFOEs through our Hong Kong subsidiary, TuanChe Information Limited, by additional capital contributions or shareholder loans, as the case may be; (2) our subsidiaries in mainland China may provide loans to the VIEs, subject to statutory limits and restrictions; (3) the VIEs may pay service fees to our subsidiaries in mainland China for services rendered by our subsidiaries in mainland China; (4) our subsidiaries in mainland China may pay service fees to the VIEs for services rendered by the VIEs; and (5) our subsidiaries in mainland China may make dividends or other distributions to us through TuanChe Information Limited. We do not have cash management policies dictating how funds are transferred throughout our organization. We may encounter difficulties in our ability to transfer cash between subsidiaries in mainland China and other subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. If we intend to distribute dividends through TuanChe Limited (the “Parent”), our WFOEs will transfer the dividends to TuanChe Information Limited in accordance with the laws and regulations of the PRC, and then TuanChe Information Limited will transfer the dividends to the Parent, and the dividends will be distributed from the Parent to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

In 2021, our subsidiaries in mainland China received cash of RMB2.0 million from the VIEs for services rendered to the VIEs and their subsidiaries. In 2021, our subsidiaries in mainland China paid cash of RMB0.6 million to the VIEs for services rendered by the VIEs and their subsidiaries. The foregoing cash flows include all distributions and transfers between our Cayman Islands holding company, our subsidiaries and the VIEs as of the date of this prospectus. For details regarding distributions and transfers between our Cayman Islands holding company, our subsidiaries and the VIEs, see “Item 5. Operating and Financial Review and Prospects—Cash Flows through Our Organization” in the 2021 Form 20-F.

Dividend Distribution to U.S. Investors and Tax Consequences

As of the date of this prospectus, none of our subsidiaries has issued any dividends or made other distributions to us or their respective holding companies nor have we or any of our subsidiaries ever paid dividends or made other distributions to U.S. investors. We currently intend to retain all future earnings to finance the VIEs’ and our subsidiaries’ operations and to expand their business. As a result, we do not expect to pay and cash dividends in the foreseeable future.

Under our corporate structure, our ability to pay dividends and to service any debt we may incur and pay our operating expenses principally depends on dividends paid by our subsidiaries in mainland China. Under applicable PRC laws and regulations, our subsidiaries in mainland China are permitted to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our subsidiaries in mainland China are required to allocate at least 10% of their accumulated profits each year, if any, to fund statutory reserves of up to 50% of the registered capital of the enterprise. Statutory reserves are not distributable as cash dividends except in the event of liquidation. Furthermore, if our subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. In addition, the PRC tax authorities may require us to adjust the taxable income under the contractual arrangements we currently have in place in a manner that would materially and adversely affect our WFOEs’ ability to pay dividends and other distributions to us. Any limitation on the ability of our subsidiary to distribute dividends to us or on the ability of the VIEs to make payments to us may restrict our ability to satisfy our liquidity requirements.

Restrictions on Our and the VIEs’ Ability to Transfer Cash Out of Mainland China

To the extent cash or assets in the business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our, our subsidiaries’ or the VIEs’ ability to transfer cash and assets.

We may encounter difficulties in our ability to transfer cash between subsidiaries in mainland China and other subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. The majority of our income is denominated in Renminbi, and shortage in foreign currencies may restrict our ability to pay dividends or other payment to satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from the State Administration of the Foreign Exchange in the PRC as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. The PRC government has implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. It may continue to strengthen its capital controls and dividends and other distributions of our subsidiaries in mainland China may be subjected to tighter scrutiny and may limit the ability of our Cayman Islands holding company, to use capital from our subsidiaries in mainland China, which may restrict our ability to satisfy our liquidity requirements. For more detailed discussion of the restrictions and limitations on the ability to transfer cash or distribute earnings between our subsidiaries in mainland China and the VIEs, and between our Cayman Islands holding company and the VIEs, see “Risk Factors — Risks Related to Our Corporate Structure — We may rely on dividends and other distributions on equity paid by our subsidiaries in mainland China and Hong Kong to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct the business” in this prospectus.

Financial Information Related to the VIEs

The following table presents the consolidated balance sheet information relating to the Parent, the VIEs and the non-variable interest entities as of December 31, 2020 and 2021.

	As of December 31, 2020
		VIE	Non-VIE		Intercompany	Group
	Parent	Consolidated	WFOE	Other subsidiaries	Elimination	Consolidated
Cash, cash equivalents and restricted cash	46,501	20,178	66,481	6,585	—	139,745
Amount due from the subsidiaries of the Group	101,952	73,036	70,094	1,134	(246,216)	—
Other current assets	50,358	18,132	120,747	—	(17,581)	171,656
Total current assets	198,811	111,346	257,322	7,719	(263,797)	311,401
Property and equipment, net	—	578	17,946	—	(12,816)	5,708
Intangible assets	—	—	—	—	21,821	21,821
Long-term investments	—	8,949	—	—	—	8,949
Investments in subsidiaries, VIEs and subsidiaries of VIEs	97,465	—	30,100	565,453	(693,018)	—
Operating lease right-of-use assets, net	—	2,003	8,798	—	—	10,801
Goodwill	—	—	115,414	—	—	115,414
Other non-current assets	—	—	5,728	—	(5,415)	313
Total non-current assets	97,465	11,530	177,986	565,453	(689,428)	163,006
Total assets	296,276	122,876	435,308	573,172	(953,225)	474,407
Accounts payable	—	3,827	17,967	—	—	21,794
Amount due to the subsidiaries of the Group	—	210,102	65,590	7,358	(283,050)	—
Short-term operating lease liabilities	—	1,025	4,886	—	—	5,911
Other current liabilities	6,614	61,473	80,372	—	—	148,459
Total current liabilities	6,614	276,427	168,815	7,358	(283,050)	176,164
Lease liabilities, non-current	—	978	3,070	—	—	4,048
Other non-current liabilities	1,498	185	5,451	—	—	7,134
Total non-current liabilities	1,498	1,163	8,521	—	—	11,182
Total liabilities	8,112	277,590	177,336	7,358	(283,050)	187,346
Total equity/(deficit)	288,164	(154,714)	257,972	565,814	(670,175)	287,061

	As of December 31, 2021
		VIE	Non-VIE		Intercompany	Group
	Parent	Consolidated	WFOE	Other subsidiaries	Elimination	Consolidated
Cash, cash equivalents and restricted cash	41,811	4,974	44,076	6,437	—	97,298
Amount due from the subsidiaries of the Group	106,845	91,767	1,976	133,860	(334,448)	—
Other current assets	1,016	29,100	95,876	—	(17,581)	108,411
Total current assets	149,672	125,841	141,928	140,297	(352,029)	205,709
Property and equipment, net	—	379	32,989	—	(29,901)	3,467
Intangible assets	—	—	—	—	17,711	17,711
Long-term investments	—	5,357	—	—	—	5,357
Investments in subsidiaries, VIEs and subsidiaries of VIEs	52,139	—	30,100	596,994	(679,233)
Operating lease right-of-use assets, net	—	1,025	4,079	—	—	5,104
Goodwill	—	—	115,414	—	—	115,414
Other non-current assets	—	—	2,256	—	(1,943)	313
Total non-current assets	52,139	6,761	184,838	596,994	(693,366)	147,366
Total assets	201,811	132,602	326,766	737,291	(1,045,395)	353,075
Accounts payable	—	395	29,182	—	—	29,577
Amount due to the subsidiaries of the Group	1,232	253,003	102,196	13,756	(370,187)	—
Short-term operating lease liabilities	—	1,025	1,564	—	—	2,589
Other current liabilities	5,210	52,646	61,762	—	—	119,618
Total current liabilities	6,442	307,069	194,704	13,756	(370,187)	151,784
Lease liabilities, non-current	—	—	1,475	—	—	1,475
Other non-current liabilities	957	98	5,451	—	—	6,506
Total non-current liabilities	957	98	6,926	—	—	7,981
Total liabilities	7,399	307,167	201,630	13,756	(370,187)	159,765
Total equity/(deficit)	194,412	(174,565)	125,136	723,535	(675,208)	193,310

The following table presents the consolidated statements of operations and comprehensive loss and cash flows relating to the Parent, the VIEs and the non-variable interest entities as of December 31, 2019, 2020 and 2021.

Consolidated statements of operations and comprehensive (loss)/income data

	Year Ended December 31, 2019
		VIE	Non-VIE		Intercompany	Group
	Parent	Consolidated	WFOE	Other subsidiaries	Elimination	Consolidated
Net revenues	—	144,115	503,584	323	(3,249)	644,773
Cost of revenues	—	(46,507)	(142,805)	(1)	2,772	(186,541)
Operating expenses	(20,479)	(91,793)	(606,916)	(558)	477	(719,269)
Loss from operations	(20,479)	5,815	(246,137)	(236)	—	(261,037)
Equity in loss of subsidiaries, VIEs and subsidiaries of VIEs	(235,804)	—	—	—	235,804	—
Other income, net	5,643	1,635	2,356	104	—	9,738
Net income/(loss)	(250,640)	7,450	(243,781)	(132)	235,804	(251,299)

	Year Ended December 31, 2020
		VIE	Non-VIE		Intercompany	Group
	Parent	Consolidated	WFOE	Other subsidiaries	Elimination	Consolidated
Net revenues	—	104,819	241,343	—	(15,934)	330,228
Cost of revenues	—	(28,573)	(71,271)	—	11,043	(88,801)
Operating expenses	(11,041)	(82,900)	(323,694)	(8)	4,891	(412,752)
Loss from operations	(11,041)	(6,654)	(153,622)	(8)	—	(171,325)
Equity in loss of subsidiaries, VIEs and subsidiaries of VIEs	(153,967)	—	—	—	153,967	—
Other income/(loss), net	1,974	2,160	3,146	(465)	—	6,815
Income tax expense	—	1,032	—	—	—	1,032
Net loss	(163,034)	(3,462)	(150,476)	(473)	153,967	(163,478)

	Year Ended December 31, 2021
		VIE	Non-VIE		Intercompany	Group
	Parent	Consolidated	WFOE	Other subsidiaries	Elimination	Consolidated
Net revenues	—	93,975	327,958	—	(64,381)	357,552
Cost of revenues	—	(44,519)	(101,054)	—	60,283	(85,290)
Operating expenses	(6,710)	(84,191)	(296,300)	(6)	4,098	(383,109)
Loss from operations	(6,710)	(34,735)	(69,396)	(6)	—	(110,847)
Equity in loss of subsidiaries, VIEs and subsidiaries of VIEs	(96,058)	—	—	—	96,058	—
Other income/(loss), net	823	4,170	4,075	(166)	—	8,902
Net loss	(101,945)	(30,565)	(65,321)	(172)	96,058	(101,945)

Consolidated cash flow information

	Year Ended December 31, 2019
		VIE	Non-VIE		Intercompany	Group
	Parent	Consolidated	WFOE	Other subsidiaries	Elimination	Consolidated
Net cash used in operating activities	(3,086)	(6,612)	(151,518)	(590)	—	(161,806)
Net cash used in investing activities	(319,916)	(5,418)	(12,413)	(151,813)	302,012	(187,548)
Net cash (used in) provided by financing activities	(37,245)	—	151,006	151,006	(302,012)	(37,245)
Effect of exchange rate changes	3,313	—	(818)	995	—	3,490
Net decrease in cash and cash equivalents	(356,934)	(12,030)	(13,743)	(402)	—	(383,109)

	Year Ended December 31, 2020
		VIE	Non-VIE		Intercompany	Group
	Parent	Consolidated	WFOE	Other subsidiaries	Elimination	Consolidated
Net cash (used in) provided by operating activities	(13,622)	(4,945)	(70,791)	504	—	(88,854)
Net cash (used in) provided by investing activities	(40,851)	12,050	(1,518)	(65,736)	133,753	37,698
Net cash provided by (used in) financing activities	1,330	(63)	66,396	66,027	(133,753)	(63)
Effect of exchange rate changes	(2,358)	—	(73)	(2,054)	—	(4,485)
Net (decrease)/increase in cash and cash equivalents	(55,501)	7,042	(5,986)	(1,259)	—	(55,704)

	Year Ended December 31, 2021
		VIE	Non-VIE		Intercompany	Group
	Parent	Consolidated	WFOE	Other subsidiaries	Elimination	Consolidated
Net cash (used in) provided by operating activities	(10,358)	(22,124)	(69,764)	9,991	—	(92,255)
Net cash provided by (used in) investing activities	7,287	2,920	(213)	(45,199)	83,061	47,856
Net cash provided by (used in) financing activities	—	4,000	47,674	38,387	(83,061)	7,000
Effect of exchange rate changes	(1,619)	—	(102)	(3,327)	—	(5,048)
Net decrease in cash and cash equivalents	(4,690)	(15,204)	(22,405)	(148)	—	(42,447)

Recent Regulatory Development

We and the VIEs face various legal and operational risks and uncertainties related to being based in and having significant operations in mainland China. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us and the VIEs, to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. For example, we and the VIEs face risks associated with regulatory approvals of offshore offerings, oversight on cybersecurity and data privacy, as well as the lack of inspection by the PCAOB on our auditors. Such risks could result in a material change in our operations and/or the value of the ADSs or could significantly limit or completely hinder our ability to offer ADSs and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. The PRC government also has significant discretion over the conduct of the business of us and the VIEs and may intervene with or influence our operations or the development of the value-added telecommunications service industry as it deems appropriate to further regulatory, political and societal goals. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and foreign investment in China-based companies. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless. These regulatory risks and uncertainties could become applicable to our Hong Kong subsidiary if regulatory authorities in Hong Kong adopt similar rules and/or regulatory actions. For further details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” and “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” of the 2021 Form 20-F.

We and the VIEs have obtained all licenses, permits or approvals from the PRC regulatory authorities for our and the VIEs’ business operations of offline marketing services, referral service for commercial bank and online marketing services, except that we and/or the VIEs may need to obtain certain permits each time before we and/or the VIEs hold an offline event. We and the VIEs did not obtain requisite permits for the provision of certain livestreaming services when provided at a preliminary stage. As of the date of this prospectus, we and the VIEs have taken measures to rectify such defect by entering into collaboration arrangements with the operators of livestreaming platforms holding the requisite permits, and we have not received any inquiry or investigation from any PRC government authority regarding such service provision. As of the date of this prospectus, except as disclosed above and in “Item 3. Key Information — D. Risk Factors—Risks Related to Our Business and Industry — Failure to obtain, renew, or retain licenses, permits or approvals or failure to comply with applicable laws and regulations may affect our ability to conduct our business” in the 2021 Form 20-F, we and the VIEs have obtained all licenses, permits or approvals to conduct our and the VIEs’ business. As of the date of this prospectus, TuanChe Internet Information Service (Beijing) Co., Ltd. has obtained certain value-added telecommunications service license for the operation of internet content service from the Beijing Administration of Telecommunications which will remain valid until September 2023, Shenzhen Drive New Media Co., Ltd. has obtained certain value-added telecommunications service license for the operation of internet content service from the Guangdong Administration of Telecommunications which will remain valid until June 2024, and TuanChe (Beijing) Automobile Sales & Service Co., Ltd., a subsidiary of TuanChe Internet, has obtained certain value-added telecommunications service license for the operation of internet content service from the Beijing Administration of Telecommunications which will remain valid until January 2026. Under PRC laws and regulations, we and the VIEs are required to obtain and maintain the aforementioned licenses, permits and approvals in order to conduct and operate our and the VIEs’ business. In addition, we and the VIEs may be required to obtain certain permits each time before we and the VIEs hold an offline event, including a security permit to organize large-scale mass activities and a permit for temporary occupation of urban roads, depending on the estimated number of participants and the need to temporarily occupy public roads. Although we and the VIEs have endeavored and will continue to endeavor to obtain all necessary permits according to our estimate of the condition of each specific event, we cannot assure you that we and the VIEs have been or will continue to be in full compliance with the licensing requirements for all the offline events we and the VIEs have held or will hold because the regulatory practices with respect to an offline event vary among different regions and the local authorities retain broad discretion in enforcing the license requirements. In addition, if relevant PRC government authorities determine that we or the VIEs are operating our offline events without proper licenses or permits or impose additional restrictions on the operation of any of our offline events, we and the VIEs might be subject to administration penalties, such as fines, confiscation of income, additional restrictions and force discontinuation of our offline events, which may materially and adversely affect our and the VIEs’ business, results of operations and financial condition. As of the date of this prospectus, we and the VIEs have not been denied application for any permits or licenses required for our and the VIEs’ business operations and the offline events we and the VIEs have held. As of the date of this prospectus, we and the VIEs have obtained requisite licenses in full compliance with applicable laws and regulations for offline events held, and we and the VIEs have not received any inquiry or investigation from any PRC government authority regarding non-compliance of the offline events. See “Risk Factors — Risks Related to Our Business and Industry — Our and the VIEs’ failure to obtain necessary permits for offline events may subject us and the VIEs to penalties and adversely affect our business, results of operations, and financial condition.” However, the licensing requirements in mainland China are constantly evolving, and we may be subject to more stringent regulatory requirements due to changes in the political or economic policies in the relevant jurisdictions. We cannot assure you that we or the VIEs will be able to satisfy such regulatory requirements, and as a result, we or the VIEs may be unable to retain, obtain or renew relevant licenses, permits or approvals in the future. If we or the VIEs fail to do so, we or the VIEs may be subject to administrative penalties or sanctions, which may materially and adversely affect our business, financial condition and results of operations. In addition, if we, our subsidiaries or the VIEs inadvertently conclude that other permissions and approvals, including those from the CAC or the CSRC, are not required or applicable laws, regulations or interpretations change and we, our subsidiaries or the VIEs are required to obtain such permissions or approvals in the future, we, our subsidiaries’ and the VIEs’ operations in mainland China may be subject to sanctions imposed by the relevant PRC regulatory authority, including fines and penalties, revocation of our subsidiaries’ and the VIEs’ licenses and suspension of their respective business, restrictions or limitations on our ability to pay dividends outside of mainland China, regulatory orders, litigation or adverse publicity, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.

As of the date of this prospectus, neither we nor any of our subsidiaries, the VIEs or their subsidiaries have obtained the approval or clearance from either the CSRC or the CAC for any offering we may make under this prospectus and any applicable prospectus supplement. As advised by our PRC legal counsel, Shihui Partners, we are not required to obtain the approval or clearance from either the CSRC or the CAC in connection with any such offering under the PRC laws and regulations currently in effect, since our PRC legal counsel is not aware of any PRC laws or regulations in effect requiring that we obtain a prior permission from the CSRC or the CAC for the potential offering under this prospectus. However, there remains significant uncertainty inherent in relying on the opinion of our PRC legal counsel as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. We cannot assure you that regulators in mainland China will not take a contrary view to that of our PRC legal counsel or will not subsequently require us to undergo the approval or clearance procedures and subject us to penalties for non-compliance. As of the date of this prospectus, we have not been informed by the CSRC or the CAC of any requirements, approvals or permissions that TuanChe should obtain prior to this offering for the time being. See “Risk Factors — Risks Related to Doing Business in China — Any actions by the Chinese government, including any decision to intervene or influence the operations of our subsidiaries in mainland China or the VIEs or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our subsidiaries in mainland China or the VIEs, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless” and “— The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with an offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” in this prospectus.

Our financial statements contained in the 2021 Form 20-F have been audited by an independent registered public accounting firm that was not included in the list of PCAOB Identified Firms of having been unable to be inspected or investigated completely by the PCAOB in the PCAOB Determination Report issued in December 2021. We have not been identified by the SEC as a commission-identified issuer under the Holding Foreign Company Accountable Act (the “HFCA Act”) as of the date of this prospectus. If, in the future, we have been identified by the SEC for three consecutive years as a commission-identified issuer whose registered public accounting firm is determined by the PCAOB that it is unable to inspect or investigate completely because of a position taken by one or more authorities in China, the SEC may prohibit our shares or the ADSs from being traded on a national securities exchange or in the over the counter trading market in the United States. Additionally, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. If we fail to meet the new listing standards specified in the HFCA Act, we could face possible delisting from the Nasdaq Stock Market, cessation of trading in over the counter market, deregistration from the SEC and/or other risks, which may materially and adversely affect, or effectively terminate, the ADSs trading in the United States.

Company Overview

We believe we, together with the VIEs, are a leading omni-channel automotive marketplace in mainland China. We, together with the VIEs, provide a scalable omni-channel automotive marketplace approach to automobile marketing and distribution. Our business model features high sales conversion effectiveness and efficiency, delivering a high and measurable return on investment for our industry customers relative to their overall marketing expenditures. We, together with the VIEs, operate and generate net revenue from the following businesses:

●	Offline marketing solutions. We and the VIEs turn individual and isolated automobile purchase transactions into large-scale collective purchase activities through our auto shows. By attracting a large number of consumers, these events serve as integrated marketing solutions to industry customers, which include automakers, franchised dealerships, secondary dealers and automotive service providers. We and the VIEs enable interactions between large numbers of participants on both sides of a potential transaction, creating a “many-to-many” environment, within a short period of time, thus enhancing the value we and the VIEs offer to both consumer and industry customer participants of our offline events. We and the VIEs organize auto shows and charge industry customers for booth spaces in the auto shows. In addition, we and the VIEs have developed special promotion event services to better support industry customers in organizing their special promotion events through various integrated services, including event planning and executing, marketing training and onsite coaching. We and the VIEs charge fixed service fees for special promotion event services.

●	Referral service for commercial bank. We collaborate with and facilitate a commercial bank in expanding its cooperation with our industry customers to grow its auto loan business. We charge the bank service fees for approved loan applications.

●	Online marketing services and others. We and the VIEs provide online marketing services for industry customers to increase the efficiency and effectiveness of their marketing campaigns.

Our net revenues were RMB644.8 million, RMB330.2 million and RMB357.6 million (US$56.1 million) in 2019, 2020 and 2021, respectively. Historically, we generated our net revenues primarily through our offline events. We also generated net revenue from other services, including among others, referral services, virtual dealership and online marketing services, of RMB21.6 million, RMB74.9 million and RMB110.7 million (US$17.4 million) in 2019, 2020 and 2021, respectively, representing 3.3%, 22.7% and 31.0% of our net revenues for the same periods, respectively. For a detailed breakdown of our net revenues, see “Item 5. Operating and Financial Review and Prospects — A. Operating Results — Key Components of Results of Operations — Net Revenues” in the 2021 Form 20-F. Our net loss was RMB251.3 million, RMB163.5 million and RMB101.9 million (US$16.0 million) in 2019, 2020 and 2021, respectively. Our adjusted EBITDA was RMB(143.9) million, RMB(141.1) million and RMB(82.9) million (US$(13.0) million) in 2019, 2020 and 2021, respectively. We recorded adjusted net loss of RMB140.3 million, RMB145.8 million and RMB90.0 million (US$14.1 million) in 2019, 2020 and 2021, respectively. For a detailed description of our non-GAAP measures, see “Item 5. Operating and Financial Review and Prospects — A. Operating Results — Non-GAAP Financial Measures” in the 2021 Form 20-F.

Our Risks and Challenges

Investing in our securities, including the ADSs, entails a significant level of risk. Before investing in our securities, you should carefully consider all of the risks and uncertainties mentioned in the section titled “Risk Factors,” in addition to all of the other information in this prospectus and documents that are incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, if applicable, in any accompanying prospectus supplement or documents incorporated by reference. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our business, results of operations and financial condition. Such risks include, but are not limited to:

Risks Related to Our Business and Industry

Risks and uncertainties related to our and the VIEs’ business and industry include, but are not limited to, the following:

●	We and the VIEs rely on the automotive industry in mainland China for our net revenues and future growth, the prospects of which are subject to many uncertainties, including government regulations and policies. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — We rely on China’s automotive industry for our net revenues and future growth, the prospects of which are subject to many uncertainties, including government regulations and policies” in the 2021 Form 20-F.

●	Our and the VIEs’ business operations have been and may continue to be materially and adversely affected by the COVID-19 pandemic. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — Our business operations have been and may continue to be materially and adversely affected by the COVID-19 pandemic” in the 2021 Form 20-F.

●	Our and the VIEs’ business is substantially dependent on our and the VIEs’ collaboration with industry customers, including automakers, auto dealers, and automotive service providers, and our and the VIEs’ agreements with them typically do not contain long-term contractual commitments. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — Our business is substantially dependent on our collaboration with our industry customers, including automakers, auto dealers, and automotive service providers, and our agreements with them typically do not contain long-term contractual commitments” in the 2021 Form 20-F.

●	If we or the VIEs fail to attract and retain automobile consumers, our and the VIEs’ business and results of operations may be materially and adversely affected. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — If we fail to attract and retain automobile consumers, our business and results of operations may be materially and adversely affected” in the 2021 Form 20-F.

●	We have incurred net losses in the past and may incur losses again in the future. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — We have incurred net losses in the past and may incur losses again in the future” in the 2021 Form 20-F.

●	We may face liquidity risks in the operation and expansion of our business. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — We may face liquidity risks in the operation and expansion of our business” in the 2021 Form 20-F.

●	Historically our business focuses have evolved and may continue to change in the future, which may make it difficult to evaluate our business by comparing our results of operations from period to period, or to predict the profitability of certain of our business lines due to their limited operating history. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — Historically our business focuses have evolved and may continue to change in the future, which may make it difficult to evaluate our business by comparing our results of operations from period to period, or to predict the profitability of certain of our business lines due to their limited operating history” in the 2021 Form 20-F.

Risks Related to Our Corporate Structure

Risks and uncertainties related to our corporate structure include, but are not limited to, the following:

●	If the PRC government finds that the agreements that establish the structure for operating some of our operations in mainland China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. For more details, see “Risk Factors — Risks Related to Our Corporate Structure — If the PRC government finds that the agreements that establish the structure for operating some of our operations in mainland China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” in this prospectus.

●	Uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the validity of our current corporate structure, corporate governance and business operations. For more details, see “Risk Factors — Risks Related to Our Corporate Structure — Uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the validity of our current corporate structure, corporate governance and business operations” in this prospectus.

●	We may lose the ability to use and enjoy assets held by the VIEs and their subsidiaries that are important to our business if the VIEs and their subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure — We may lose the ability to use and enjoy assets held by the VIEs and their subsidiaries that are important to our business if the VIEs and their subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding” in the 2021 Form 20-F.

●	If the custodians or authorized users of our or the VIEs’ controlling non-tangible assets, including chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations may be materially and adversely affected. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure — If the custodians or authorized users of our controlling non-tangible assets, including chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations may be materially and adversely affected” in the 2021 Form 20-F.

Risks Related to Doing Business in China

Risks and uncertainties related to doing business in China include, but are not limited to, the following:

●	PRC economic, political and social conditions, as well as changes in any government policies, laws and regulations, could adversely affect the overall economy in China or the automotive market, which could harm our and the VIEs’ business. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — PRC economic, political and social conditions, as well as changes in any government policies, laws and regulations, could adversely affect the overall economy in China or the automotive market, which could harm our business” in the 2021 Form 20-F

●	Uncertainties with respect to the PRC legal system could have a material adverse on us and the VIEs. For more details, see “Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system could have a material adverse on us and the VIEs” in this prospectus.

●

The PRC government may exert, at any time, substantial intervention and influence over the manner of our operations, and the rules and regulations to which we are subject, including the ways they are enforced, may change rapidly and with little advance notice to us or our shareholders. Any such actions by the Chinese government, including any decision to intervene or influence the operations of our subsidiaries in mainland China or the VIEs or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our subsidiaries in mainland China or the VIEs, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless. For more details, see “Risk Factors — Risks Related to Doing Business in China — The PRC government may exert, at any time, substantial intervention and influence over the manner of our operations, and the rules and regulations to which we are subject, including the ways they are enforced, may change rapidly and with little advance notice to us or our shareholders. Any such actions by the Chinese government, including any decision to intervene or influence the operations of our subsidiaries in mainland China or the VIEs or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our subsidiaries in mainland China or the VIEs, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless” in this prospectus.

●	The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with an offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing. For more details, see “Risk Factors — Risks Related to Doing Business in China — The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with an offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” in this prospectus.

●	Trading in our securities on any U.S. stock exchange and the U.S. over the counter market may be prohibited under the HFCA Act or the Accelerating Holding Foreign Companies Accountable Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities, and our securities may be prohibited from being traded over-the-counter. For more details, see “Risk Factors — Risks Related to Doing Business in China — Trading in our securities on any U.S. stock exchange and the U.S. over-the-counter market may be prohibited under the HFCA Act or the Accelerating Holding Foreign Companies Accountable Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities, and our securities may be prohibited from being traded over-the-counter” in this prospectus.

Risks Related to Our Ordinary Shares and the ADSs

Risks and uncertainties related to our ordinary shares and the ADSs include, but are not limited to, the following:

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares and the ADSs — We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements” in the 2021 Form 20-F.

●	The trading price of our ADSs is likely to be volatile, which could result in substantial losses to investors. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares and the ADSs — The trading price of our ADSs is likely to be volatile, which could result in substantial losses to investors” in the 2021 Form 20-F.

●	Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares and the ADSs — Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial” in the 2021 Form 20-F.

●	Substantial future sales or perceived potential sales of our ADSs in the public market could cause the price of our ADSs to decline. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares and the ADSs — Substantial future sales or perceived potential sales of our ADSs in the public market could cause the price of our ADSs to decline” in the 2021 Form 20-F.

●	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our ADSs and trading volume could decline. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares and the ADSs — If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our ADSs and trading volume could decline” in the 2021 Form 20-F.

●	Uncertainty involving certain proposed transactions that we have announced from time to time may adversely affect our business and the market price of our ADSs. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares and the ADSs — Uncertainty involving certain proposed transactions that we have announced from time to time may adversely affect our business and the market price of our ADSs” in the 2021 Form 20-F.

Corporate Information

Our principal executive offices are located at 9F, Ruihai Building, No. 21 Yangfangdian Road, Haidian District, Beijing, 100038, People’s Republic of China. Our registered office in the Cayman Islands is located at the offices of Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands. The telephone number of our principal executive offices is (+86-10) 6399-8902. Our website is at http://ir.tuanche.com/. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	the 2021 Form 20-F;
•	the description of the securities contained in our registration statement on Form 8-A initially filed with the SEC on November 7, 2018 (File No. 001-38737) pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and
•	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our annual report for the fiscal year ended December 31, 2021 filed with the SEC on April 29, 2022 contains a description of our business and audited consolidated financial statements with reports by independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

9F, Ruihai Building, No. 21Yangfangdian Road

Haidian District

Beijing, 100038

The People’s Republic of China

(+86-10) 6399-8902

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the information incorporated by reference herein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Sections of this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly the sections entitled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” among others, discuss factors which could adversely impact our business and financial performance.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

•	the continued growth of the automotive industry in mainland China;
•	the impact of the COVID-19 pandemic on the PRC economy and our operations and financial performance;
•	our ability to manage the expansion of our business and implement our business strategies;
•	our ability to maintain and develop favorable relationships with industry customers;
•	our ability to attract and retain automobile consumers;
•	our ability to compete effectively; and
•	relevant government policies and regulations relating to our industry.

The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus, prospectus supplement and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus and any prospectus supplement, and the information incorporated by reference herein may also contain estimates, projections and statistical data that we obtained from industry publications and reports generated by government or third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable. However, the statistical data and estimates in these publications and reports are based on a number of assumptions and if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. In addition, due to the rapidly evolving nature of the automotive industry in mainland China, projections or estimates about our business and financial prospects involve significant risks and uncertainties. You should not place undue reliance on these forward-looking statements.

RISK FACTORS

Investing in the securities involves risk. You should carefully consider the risk factors and uncertainties described in this section and under the heading “Item 3. Key Information—D. Risk Factors” in the 2021 Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act, and, if applicable, in any accompanying prospectus supplement or documents incorporated by reference before investing in any of the securities that may be offered or sold pursuant to this prospectus. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of the securities to decline. You could lose all or part of your investment.

Risks Related to Our Business and Industry

Our and the VIEs’ failure to obtain necessary permits for offline events may subject us and the VIEs to penalties and adversely affect our and the VIEs’ business, results of operations, and financial condition.

Under PRC laws and regulations, we and the VIEs may be required to obtain certain permits each time before we and the VIEs hold an offline event, including a security permit to organize large-scale mass activities and a permit for temporary occupation of urban roads, depending on the estimated number of participants and the need to temporarily occupy public roads. See “Item 4. Information on the Company — B. Business Overview — Regulation — Regulations Relating to Security Administration of Large-scale Mass Activities and Temporary Urban Road Occupation” in the 2021 Form 20-F. Although we and the VIEs have endeavored and will continue to endeavor to obtain all necessary permits according to our and the VIEs’ estimate of the condition of each specific event, we cannot assure you that we and the VIEs have been or will continue to be in full compliance with the licensing requirements for all the offline events we and the VIEs have held or will hold because the regulatory practices with respect to an offline event vary among different regions and the local authorities retain broad discretion in enforcing the licensing requirements. In addition, the licensing requirements in China are constantly evolving, and we and the VIEs may be subject to more stringent regulatory requirements due to political or economic changes in the future. We cannot assure you that we and the VIEs will be able to satisfy such regulatory requirements and as a result we and the VIEs may be unable to obtain the necessary permits for each of our offline events in a timely manner in the future. If relevant PRC government authorities determine that we and the VIEs are operating offline events without proper licenses or permits or impose additional restrictions on the operation of any of the offline events, we and the VIEs might be subject to administrative penalties, such as fines, confiscation of income, additional restrictions and forced discontinuation of the offline events, which may materially and adversely affect our and the VIEs’ business, results of operations, and financial condition. As of the date of this prospectus, we and the VIEs have obtained requisite licenses in full compliance with applicable laws and regulations for offline events held, and we and the VIEs have not received any inquiry or investigation from any PRC government authority regarding non-compliance of the offline events.

Relevant government authorities may suspend our and the VIEs’ offline events due to various reasons beyond our and the VIEs’ control.

Even if we and the VIEs have obtained all prerequisite permits, government authorities may unexpectedly suspend our and the VIEs’ scheduled offline events due to a variety of reasons beyond our and the VIEs’ control. For example, two weeks prior to an auto show in April 2018 in Beijing National Stadium, the local public security authority abruptly demanded that the VIEs suspend the auto show for one morning, even though the VIEs had already obtained the required approvals. Under such circumstances, we and the VIEs usually negotiate with industry customers to reschedule the auto show. In addition, the local police security authorities may prevent consumers from entering our and the VIEs’ auto shows and impose administrative penalties on us and the VIEs if the visitor flow exceeds the prescribed limit. Such abrupt suspensions, re-scheduling and restrictions might adversely affect the sales volumes of our industry customers, which in turn could discourage them from participating in our and the VIEs’ future events and materially and adversely affect our business, results of operations, and financial condition. As of the date of this prospectus, we and the VIEs have obtained requisite licenses in full compliance with applicable laws and regulations for offline events held, and we and the VIEs have not received any inquiry or investigation from any PRC government authority regarding non-compliance of the offline events.

Risks Related to Our Corporate Structure

If the PRC government finds that the agreements that establish the structure for operating some of the VIEs’ operations in mainland China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

Foreign investment in the value-added telecommunications services industry in mainland China is extensively regulated and subject to numerous restrictions. For example, foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunications service provider with certain exceptions relating to e-commerce business, domestic multi-party communications services business, store-and-forward business and call center business in accordance with the special management measures for the entry of foreign investment (as amended) (the “Negative List”), and other applicable laws and regulations.

We are a Cayman Islands company and our wholly-owned subsidiaries in mainland China are currently considered foreign-invested enterprises. Accordingly, our subsidiaries in mainland China are not eligible to provide certain value-added telecommunications services in mainland China. Due to these restrictions, we carry out our value-added telecommunications business in mainland China through the VIEs. We, through TuanYuan, Sangu Maolu and Chema Beijing, our WFOEs, entered into a series of contractual arrangements with the VIEs and their respective shareholders, in order to (1) exercise significant influence over our consolidated affiliated entities, (2) receive substantially all of the economic benefits of our consolidated affiliated entities, and (3) have an exclusive option to purchase all or part of the equity interests in the VIEs when and to the extent permitted by PRC law. We have been and expect to continue to be dependent on the consolidated affiliated entities to operate our value-added telecommunications business. As a result of these contractual arrangements, we have significant influence over and are the primary beneficiary of the VIEs and hence consolidate the financial results of our consolidated affiliated entities under U.S. GAAP.

In the opinion of our PRC counsel, Shihui Partners, the ownership structures of our WFOEs and the VIEs, currently do not result in any violation of the applicable PRC laws or regulations currently in effect; and the contractual arrangements among our WFOEs, the VIEs and their respective shareholders, are governed by PRC laws or regulations, and are currently valid, binding and enforceable in accordance with the applicable PRC laws or regulations currently in effect, and do not result in any violation of the applicable PRC laws or regulations currently in effect, except that the equity pledge under that certain equity pledge agreement would not be deemed validly created until they are registered with the competent governmental authorities. However, Shihui Partners has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations, and there can be no assurance that the PRC government will ultimately take a view that is consistent with the opinion of our PRC counsel.

In particular, in March 2019, the National People’s Congress (the “NPC”), passed the PRC Foreign Investment Law, which became effective as of January 1, 2020. For the effect of the PRC Foreign Investment Law on us, see “—Risks Related to Our Corporate Structure—Uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.”

If our ownership structure and contractual arrangements are found to violate any PRC laws or regulations, or if we or the VIEs are found to be required but failed to obtain any of the permits or approvals for our or the VIEs’ value-added telecommunications business, the relevant PRC regulatory authorities, including the Ministry of Industry and Information Technology (the “MIIT”), would have broad discretion in imposing fines or administrative penalties upon us and/or the VIEs for such violations, including:

●	revoking the business and operating licenses of ours and/or the VIEs’;

●	discontinuing or restricting any related-party transactions between us and the VIEs;

●	imposing fines and penalties, confiscating the income from us or the VIEs, or imposing additional requirements for our or the VIEs’ operations which we or the VIEs may not be able to comply with;

●	requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements and deregistering the equity pledges of the VIEs, which in turn would affect our ability to consolidate, derive economic interests from, or exercise significant influence over the consolidated affiliated entities;

●	restricting or prohibiting our use of the proceeds of this offering to finance our or the VIEs’ business and operations in mainland China, particularly the expansion of our business through strategic acquisitions; or

●	restricting the use of financing sources by us or the consolidated affiliated entities or otherwise restricting our or their ability to conduct business.

As of the date of this prospectus, similar ownership structure and contractual arrangements have been used by many China-based companies listed overseas, including a number of value-added telecommunications companies listed in the United States. To our knowledge, none of the fines or punishments listed above has been imposed on any of these public companies. However, we cannot assure you that such fines or punishments will not be imposed on us, the VIEs or any other companies in the future. If any of the above fines or punishments is imposed on us or the VIEs, our business, financial condition and results of operations could be materially and adversely affected. If any of these penalties results in our inability to direct the activities of the consolidated affiliated entities that most significantly impact their economic performance, and/or our failure to receive the economic benefits from the consolidated affiliated entities, we may not be able to consolidate them in our financial statements in accordance with U.S. GAAP. However, we do not believe that such actions would result in the liquidation or dissolution of our company, our WFOEs or the VIEs or their subsidiaries. To the extent commercially practicable and in compliance with the relevant PRC laws and regulations, we plan to conduct the VIEs’ current businesses through our subsidiaries in mainland China and cease substantially all of the operation of the VIEs within the next three to five years.

Uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

On March 15, 2019, the NPC approved the Foreign Investment Law, which came into effect on January 1, 2020 and replaced the trio of existing laws regulating foreign investment in mainland China, i.e., the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. In December 2019, the State Council promulgated the Implementation Regulation on the Foreign Investment Law to further clarify relevant provisions of the Foreign Investment Law, which came into effect on January 1, 2020. The Foreign Investment Law and its implementation regulation embody an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments.

However, since the Foreign Investment Law and its implementation regulation are relatively new, uncertainties still exist in relation to their interpretation and implementation. For instance, under the Foreign Investment Law, “foreign investment” refers to the investment activities directly or indirectly conducted by foreign individuals, enterprises or other entities in mainland China. Though it does not explicitly classify contractual arrangements as a form of foreign investment, there is no assurance that foreign investment via contractual arrangements would not be deemed as a type of indirect foreign investment activities under the definition in the future. In addition, the definition has a catch-all provision which includes investments made by foreign investors through means stipulated in laws or administrative regulations or other methods prescribed by the State Council. The Special Administrative Measures (Negative Lest) for Foreign Investment Access (2021 Version) (the “Negative List (2021 version)”) stipulates that any domestic enterprise in mainland China engaging in prohibited business under the Negative List shall be subject to review by and shall obtain the consent of the relevant competent PRC authorities for overseas listing, and the foreign investors shall not participate in the operation and management of such enterprise, and the shareholding percentage of the foreign investors in such enterprise shall be subject, mutatis mutandis, to the relevant administrative provisions of the PRC domestic securities investment by foreign investors. The Negative List does not further elaborate whether existing overseas listed enterprises, like us, will be subject to such requirements. Further, pursuant to the press conference held by the NDRC on January 18, 2022, the foresaid requirements shall not be applicable to domestic enterprises that seek to offer and list securities in overseas markets indirectly. Although it does not explicitly classify contractual arrangements as a form of foreign investment, there is no assurance that foreign investment via contractual arrangement would not be interpreted as a type of indirect foreign investment activities in the future. In any of these cases, it will be uncertain whether our contractual arrangements will be deemed to be in violation of the market access requirements for foreign investment under the PRC laws and regulations. Furthermore, if future laws, administrative regulations or provisions prescribed by the State Council mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all.

In addition, the Foreign Investment Law provides that foreign-invested enterprises established before the Foreign Investment Law came into effect may maintain their structure and corporate governance within a five-year transition period, which means that we may be required to adjust the structure and corporate governance of certain of our subsidiaries in mainland China when such transition period ends. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure, corporate governance and business operations.

We may rely on dividends and other distributions on equity paid by our subsidiaries in mainland China and Hong Kong to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct the business.

Under our current corporate structure, our ability to pay dividends depends upon dividends paid by our Hong Kong subsidiary, which in turn depends on dividends paid by our subsidiaries in mainland China, which further depends on payments from the VIEs under the contractual arrangements. To the extent cash or assets in the business is in mainland China or Hong Kong or an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our, our subsidiaries’ or the VIEs’ ability to transfer cash and assets.

Although we consolidate the results of the VIEs and their subsidiaries, we only have access to the assets or earnings of the VIEs and their subsidiaries through the contractual arrangements. If the PRC authorities determine that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if current regulations change or are interpreted differently in the future, our ability to settle amount owed by the VIEs under the contractual arrangements may be seriously hindered. In addition, if our existing subsidiaries in China or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Our WFOEs are permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC laws, each of our subsidiary, the VIEs and their subsidiaries in mainland China is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, after making an allocation to the statutory reserve funds from their after-tax profits, our wholly owned subsidiary in mainland China, the VIEs and their subsidiaries may allocate a portion of their after-tax profits based on PRC accounting standards to a discretionary surplus fund at their discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends.

There are limitations on our ability to transfer cash between us, our subsidiaries and the VIEs, and there is no assurance that the PRC government will not intervene or impose restrictions on cash transfer between us, our subsidiaries and the VIEs. We may encounter difficulties in our ability to transfer cash between subsidiaries in mainland China and other subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. The majority of our income is denominated in Renminbi, and shortage in foreign currencies may restrict our ability to pay dividends or other payment to satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from the State Administration of the Foreign Exchange in the PRC as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. The PRC government has implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. It may continue to strengthen its capital controls and dividends and other distributions of our subsidiaries in mainland China may be subjected to tighter scrutiny and may limit the ability of our Cayman Islands holding company, to use capital from our subsidiaries in mainland China, which may restrict our ability to satisfy our liquidity requirements.

Our Hong Kong subsidiary may be considered a non-resident enterprise for tax purposes, so that any dividends our subsidiary in mainland China pays to our Hong Kong subsidiary may be regarded as China-sourced income and, as a result, may be subject to PRC withholding tax at a rate of up to 10% unless a tax treaty or similar arrangement provides otherwise. If we are required under the PRC Enterprise Income Tax Law to pay income tax for any dividends we receive from our subsidiaries in mainland China, or if our Hong Kong subsidiary is determined by PRC government authority as receiving benefits from reduced income tax rate due to a structure or arrangement that is primarily tax-driven, it would materially and adversely affect the amount of dividends, if any, we may pay to our shareholders.

If the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for enterprise income tax purposes and unless a tax treaty or similar arrangement provides otherwise, we may be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the ADSs. In addition, non-resident enterprise shareholders, including the ADS holders, may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of ADSs or ordinary shares if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders, including the ADS holders, and any gain realized on the transfer of ADSs or ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% which in the case of dividends may be withheld at source. Any such tax may reduce the returns on your investment in the ADSs.

Risks Related to Doing Business in China

Uncertainties with respect to the PRC legal system could have a material adverse on us and the VIEs.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions in a civil law system may be cited as reference but have limited precedential value. Since 1979, newly introduced PRC laws and regulations have significantly enhanced the protections of interest relating to foreign investments in mainland China. However, since these laws and regulations are relatively new and the PRC legal system continues to evolve rapidly, the interpretations of such laws and regulations may not always be consistent, and enforcement of these laws and regulations involves significant uncertainties, any of which could limit the available legal protections.

In addition, the PRC administrative and judicial authorities have significant discretion in interpreting, implementing or enforcing statutory rules and contractual terms, and it may be more difficult to predict the outcome of administrative and judicial proceedings and the level of legal protection we and the VIEs may enjoy in the PRC than under some more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. These uncertainties may affect our decisions on the policies and actions to be taken to comply with PRC laws and regulations, and may affect our and the VIEs’ ability to enforce our and their contractual or tort rights, respectively. In addition, the regulatory uncertainties may be exploited through unmerited legal actions or threats in an attempt to extract payments or benefits from us or the VIEs. Such uncertainties may therefore increase our and the VIEs’ operating expenses and costs, and materially and adversely affect our and the VIEs’ business and results of operations.

The PRC government may exert, at any time, substantial intervention and influence over the manner of our operations, and the rules and regulations to which we are subject, including the ways they are enforced, may change rapidly and with little advance notice to us or our shareholders. Any such actions by the Chinese government, including any decision to intervene or influence the operations of our subsidiaries in mainland China or the VIEs or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our subsidiaries in mainland China or the VIEs, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless.

The ability of our subsidiaries and the VIEs to operate in mainland China may be impaired by changes in its laws and regulations, including those relating to value-added telecommunications service industry, taxation, foreign investment limitations, and other matters.

The PRC government may exert, at any time, substantial intervention and influence over the manner of our operations, and the rules and regulations to which we are subject, including the ways they are enforced, may change rapidly and with little advance notice to us or our shareholders. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, and adopting new measures to extend the scope of cybersecurity reviews and new laws and regulations relating to data security. The PRC government may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our subsidiaries in mainland China and the VIEs’ compliance with such regulations or interpretations. As such, our subsidiaries in mainland China and the VIEs may be subject to various government actions and regulatory interference in the provinces in which they operate. They could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. They may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, it is uncertain when and whether we will be required to obtain permission from the PRC government to maintain our listing status on U.S. exchanges in the future, and even when such permission is obtained, whether it will be later denied or rescinded. On December 24, 2021, the CSRC issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (collectively, the “Draft Overseas Listing Regulations”), which propose to require companies in mainland China and their overseas special purpose vehicles that seek to offer and list in overseas markets to file with the CSRC and meet compliance rules for their listing. As advised by our PRC counsel, under existing applicable PRC laws, regulations and regulatory rules, our company, our WFOEs, the VIEs and their subsidiaries, are not required to obtain permission from the CSRC in connection with any such offering. In addition, none of them has received any notice of denial of permission to list on a U.S. exchange from any Chinese authorities. However, we cannot assure you that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel does. If the CSRC or any other PRC regulatory body subsequently determines that we need to file with the CSRC or obtain the CSRC’s approval to maintain our listing status on U.S. exchanges or for the offering of securities by us under this prospectus or if the CSRC or any other PRC government authorities promulgates any interpretation or implements rules that would require us to file with or obtain approvals of the CSRC or other governmental bodies for any such listing status or offering, we may face adverse actions that could have a material and adverse effect on our business, reputation, financial condition, results of operations, prospects, as well as the trading price of the ADSs.

Accordingly, government actions in the future, including any decision to intervene or influence the operations of our subsidiaries in mainland China or the VIEs at any time, or to exert control over an offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our subsidiaries in mainland China or the VIEs, may limit or completely hinder our ability to offer or continue to offer securities to investors, and/or may cause the value of such securities to significantly decline or be worthless. We or the VIEs have not received any inquiry, notice, warning, or sanctions regarding our corporate structure, contractual arrangements, the VIEs’ operations and the offering that we may make under this prospectus from the CSRC, CAC or any other PRC government authorities.

The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with an offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, include, among other things, provisions that purport to require that an offshore special purpose vehicle, formed for the purpose of an overseas listing of securities through acquisitions of domestic enterprises in mainland China or assets and controlled by enterprises or individuals in mainland China, to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, pursuant to the M&A Rules and other PRC laws, the CSRC published on its official website relevant guidance regarding its approval of the listing and trading of special purpose vehicles’ securities on overseas stock exchanges, including a list of application materials. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles. We completed our initial public offering on November 23, 2018. If the CSRC approval is required for any of the subsequent offshore offering or to maintain our offshore listing status on U.S. exchanges, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for any of our offshore offerings, or a rescission of such approval if obtained, may subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which may materially and adversely affect our business, financial condition, and results of operations.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. These opinions and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As these opinions were recently issued, official guidance to act upon and the interpretation thereof remain unclear at this time. We cannot assure that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all. On December 24, 2021, the CSRC issued the Draft Overseas Listing Regulations, which propose to establish a new filing-based regime to regulate overseas offerings and listings by domestic companies. Specifically, an overseas offering and listing by a company in mainland China, whether directly or indirectly, an initial or follow-on offering, must be filed with the CSRC. The examination and determination of an indirect offering and listing will be conducted on a substance-over-form basis, and an offering and listing shall be deemed as an indirect overseas offering and listing of a company in mainland China if the issuer meets the following conditions: (1) any of the operating income, gross profit, total assets, or net assets of the enterprise in mainland China in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statement for that year; and (2) senior management personnel responsible for business operations and management are mostly citizens of mainland China or have domicile in mainland China, and the principal place of business is in mainland China or main business activities are carried out in mainland China. The issuer or its affiliated entity in mainland China, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering and other equivalent offering activities. Particularly, the issuer shall submit the filing with respect to its initial public offering and listing within three business days after its initial filing of the listing application, and submit the filing with respect to its follow-on offering within three business days after the completion of the follow-on offering. Failure to comply with the filing requirements may result in fines to the relevant companies in mainland China, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons. The Draft Overseas Listing Regulations also set forth certain regulatory red lines for overseas offerings and listings by enterprises in mainland China.

There are substantial uncertainties as to whether these draft measures to regulate direct or indirect overseas offering and listing would be further amended or updated, their enactment timetable and final content. In a Q&A released on CSRC’s official website on December 24, 2021, the respondent CSRC official indicated that the proposed new filing requirement will start with new issuers and listed companies seeking follow-on financing and other financing activities. As for the filings for other listed companies, the regulator will grant adequate transition period and apply separate arrangements. The Q&A also pointed out that, if compliant with relevant PRC laws and regulations, companies with compliant VIE structure may seek overseas listing after completion of the CSRC filings. Nevertheless, the Q&A did not specify what would qualify as a “compliant VIE structure” and what relevant PRC laws and regulations are required to be complied with. As advised by our PRC counsel, under existing applicable PRC laws, regulations and regulatory rules, our company, our WFOEs, the VIEs and their subsidiaries, are not required to obtain permission from the CSRC in connection with any such offering. In addition, none of them has received any notice of denial of permission to list on a U.S. exchange from any Chinese authorities. However, we cannot assure you that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel does. Given the substantial uncertainties surrounding the latest CSRC filing requirements at this stage, we cannot assure you that, if ever required, we would be able to complete the filings and fully comply with the relevant new rules on a timely basis, or at all.

On December 27, 2021, the NDRC and MOFCOM jointly issued the Negative List (2021 Version), which became effective on January 1, 2022. Pursuant to the Negative List (2021 Version), if a company in mainland China engaging in the prohibited business stipulated in the Negative List (2021 Version) seeks an overseas offering and listing, it shall obtain the approval from the competent governmental authorities. The foreign investors of the issuer shall not be involved in the company’s operation and management, and their shareholding percentages shall be subject, mutatis mutandis, to the relevant regulations on the domestic securities investments by foreign investors. As the 2021 Negative List is relatively new, there remain substantial uncertainties as to the interpretation and implementation of these new requirements, and it is unclear as to whether and to what extent listed companies like us will be subject to these new requirements. If we are required to comply with these requirements and fail to do so on a timely basis, if at all, our business operation, financial condition and business prospect may be adversely and materially affected.

On April 2, 2022, the CSRC published the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (Draft for Comments) (the “Draft Provisions on Confidentiality and Archives Administration”), which was open for public comments until April 17, 2022. The Draft Provisions on Confidentiality and Archives Administration requires that, in the process of overseas issuance and listing of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. Where the domestic entities provide with or publicly disclose documents, materials or other items related to the state secrets and government work secrets to the relevant securities companies, securities service institutions, overseas regulatory authorities, or other entities or individuals, the companies shall apply for approval of competent departments with the authority of examination and approval in accordance with law and report the matter to the secrecy administrative departments at the same level for record filing. Where there is unclear or controversial whether or not the concerned materials are related to state secrets, the materials shall be reported to the relevant secrecy administrative departments for determination. However, the Draft Provisions on Confidentiality and Archives Administration have not yet been settled or become effective, and there remain uncertainties regarding the further interpretation and implementation of the Draft Provisions on Confidentiality and Archives Administration.

In addition, we cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval and filing from the CSRC or other regulatory authorities or other procedures, including the cybersecurity review under the Measures for Cybersecurity Review and the annual data security review under the Administrative Measures for Internet Data Security (Draft for Comments), are required for our offshore offerings, it is uncertain whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected. For details, see “— Failure to comply with governmental regulations and other legal obligations concerning data protection and cybersecurity may materially and adversely affect our business.” As of the date of this prospectus, we have not received any inquiry or notice or any objection to this offering from the CSRC, the CAC or any other PRC governmental authorities that have jurisdiction over our operations. However, given the current regulatory environment in mainland China, there remains uncertainty regarding the interpretation and enforcement of PRC laws, which can change quickly with little notice in advance and subject to any future actions within the discretion of PRC authorities. Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our offshore offerings, or a rescission of any such approval or filing if obtained by us, may subject us to sanctions by the CSRC or other PRC regulatory authorities, which could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of our listed securities. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the shares offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities.

Failure to comply with governmental regulations and other legal obligations concerning data protection and cybersecurity may materially and adversely affect our business.

We and the VIEs are subject to PRC laws and regulations governing the collecting, storing, sharing, using, processing, disclosure and protection of data on the internet and mobile platforms as well as cybersecurity. The PRC regulators, including the MIIT and the CAC, have been increasingly focused on regulation in the areas of cybersecurity and data protection and governmental authorities have enacted a series of laws and regulations to enhance the protection of privacy and data, which require certain authorization or consent from users prior to collection, use or disclosure of their personal data and also protection of the security of the personal data of such users. The MIIT issued the Order for the Protection of Telecommunications and Internet User Personal Information on July 16, 2013, requiring internet service providers to establish and publish protocols relating to the collection or use of personal information, keep any collected information strictly confidential and take technological and other measures to maintain the security of such information. Institutions and their employees are prohibited from selling or otherwise illegally disclosing a person’s personal information obtained during the course of performing duties or providing services. Pursuant to the PRC Cybersecurity Law, effective on June 1, 2017, network operators are required to fulfill certain obligations to safeguard cyber security and enhance network information management. See “Item 4. Information on the Company — B. Business Overview — Regulations — Regulations relating to internet information security and privacy protection” of the 2021 Form 20-F.

Moreover, existing PRC privacy, cybersecurity and data protection-related laws and regulations are evolving and subject to potentially differing interpretations, and various legislative and regulatory bodies may expand current or enact new laws and regulations regarding privacy, cybersecurity and data protection-related matters. These developments could adversely affect our and the VIEs’ business, operating results and financial condition. Any failure or perceived failure by us or the VIEs to comply with new or existing PRC privacy, cybersecurity or data protection laws, regulations, policies, industry standards or legal obligations, or any systems failure or security incident that results in the unauthorized access to, or acquisition, release or transfer of, personally identifiable information or other data relating to customers or individuals may result in governmental investigations, inquiries, enforcement actions and prosecutions, private claims and litigation, fines and penalties, adverse publicity or potential loss of business. For example, on June 10, 2021, the Standing Committee of the National People’s Congress (the “Standing Committee of the NPC”), promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law provides for data security obligations on entities and individuals carrying out data activities. The PRC Data Security Law also introduces a national security review procedure for those data activities which may affect national security and imposes export restrictions on certain data information. Furthermore, along with the promulgation of the Opinions on Strictly Cracking Down Illegal Securities Activities in accordance with the Law, overseas-listed China-based companies are experiencing a heightened scrutiny over their compliance with laws and regulations regarding data security, cross-border data flow and management of confidential information from PRC regulatory authorities.

On August 20, 2021, the Standing Committee of the NPC issued the Personal Information Protection Law, which has been effective from November 1, 2021 and reiterates the circumstances under which a personal information processor could process personal information and the requirements for such circumstances. The Personal Information Protection Law clarifies the scope of application, the definition of personal information and sensitive personal information, the legal basis of personal information processing and the basic requirements of notice and consent.

On October 29, 2021, the CAC publicly solicited opinions on the Measures for the Security Assessment of Data Cross-border Transfer (Draft for Comments), which requires that any data processor who provides to an overseas recipient important data collected and generated during operations within the territory of the PRC or personal information that should be subject to security assessment shall conduct security assessment. The Measures for the Security Assessment of Data Cross-border Transfer was adopted on July 7, 2022 and will take effect on September 1, 2022.

On November 14, 2021, the CAC publicly solicited opinions on the Administrative Measures for Internet Data Security (Draft for Comments) (the “Draft Measures for Internet Data Security”), which requires that data processors processing “important data” or listed overseas shall conduct an annual data security assessment by itself or commission a data security service provider to do so and submit the assessment report for the preceding year to the municipal cybersecurity department by the end of January each year. As of the date of this prospectus, the Draft Measures for Internet Data Security has not been formally adopted. However, if the Draft Measures for Internet Data Security were to be enacted in the current form, we, as an overseas listed company, will be required to conduct an annual data security review and comply with the relevant reporting obligations. Furthermore, according to the Draft Measures for Internet Data Security, data processors shall, in accordance with relevant state provisions, apply for cyber security review when carrying out the following activities: (1) the merger, reorganization or separation of internet platform operators that have acquired a large number of data resources related to national security, economic development or public interests, which affects or may affect national security, (2) data processors that handle the personal information of more than one million people intends to be listed abroad, (3) the data processor intends to be listed in Hong Kong, which affects or may affect national security, and (4) other data processing activities that affect or may affect national security. It remains uncertain whether the requirement of cybersecurity review applies to follow-on offerings by an overseas-listed online platform operator that possesses personal data of more than one million users. We completed our initial public offering on November 23, 2018, and the ADSs have been listed on Nasdaq Capital Market since November 2018. Considering the substantial uncertainties existing with respect to the enactment timetable, final content, interpretation and implementation of the Draft Measures for Internet Data Security, in particular with respect to the explanation or interpretation for “affects or may affect national security,” there remain uncertainties as to whether our data processing activities may be deemed to affect national security, thus subjecting us to a cybersecurity review. As of the date of this prospectus, we have not received any formal notice from any cybersecurity regulator that we shall be subject to a cybersecurity review.

On December 28, 2021, the CAC and 12 other government authorities published the Measures for Cybersecurity Review, which took effect on February 15, 2022. The Measures for Cybersecurity Review provides that certain operators of critical information infrastructure purchasing internet products and services or network platform operators carrying out data processing activities, which affect or may affect national security, must apply with the Cybersecurity Review Office for a cybersecurity review. On July 30, 2021, the State Council promulgated the Regulations on Protection of Critical Information Infrastructure, which became effective on September 1, 2021. Pursuant to the Regulations on Protection of Critical Information Infrastructure, critical information infrastructure shall mean any important network facilities or information systems of an important industry or field, such as public communication and information service, energy, communications, water conservation, finance, public services, e-government affairs and national defense science, and any other important network facilities or information system which may endanger national security, people’s livelihoods and public interest in the event of damage, function loss or data leakage. In addition, relevant administrative departments of each critical industry and sector, shall be responsible to formulate eligibility criteria and determine the critical information infrastructure operator in the respective industry or sector. The operators shall be informed about the final determination as to whether they are categorized as critical information infrastructure operators. As of the date of this prospectus, the exact scope of “critical information infrastructure operators” under the current regulatory regime remains unclear, and we have not been informed that we are identified as a critical information infrastructure operator by any governmental authorities. Furthermore, since the Measures for Cybersecurity Review is relatively new and the determination of “affecting national security” are subject to further explanations and interpretations, there remain uncertainties as to whether our data processing activities may be deemed to affect national security and whether we would be required to apply for a cybersecurity review. In light of such uncertainties in relation to the interpretations and implementation of Measures for Cybersecurity Review, we cannot predict the impact of the Measures for Cybersecurity Review and will continue to closely monitor and assess the statutory developments in this regard. If we are identified as an operator of “critical information infrastructure,” we would be required to fulfill various obligations as required under PRC cybersecurity laws and other applicable laws for such operators of “critical information infrastructure,” and we may be subject to cybersecurity review procedure before making certain purchases of network products and services, which could lead to adverse impacts on our business and a diversion of time and attention of our management and our other resources. Furthermore, there can be no assurance that we will obtain the clearance or approval for these applications from the Cybersecurity Review Office and the relevant regulatory authorities in a timely manner, or at all. If we are found to be in violation of cybersecurity requirements of the PRC, the relevant governmental authorities may conduct investigations, levy fines, or require us to change our business practices in a manner materially adverse to our business. Any of these actions may disrupt our operations and adversely affect our business, results of operations and financial condition. Currently, the cybersecurity laws and regulations in force have not directly affected our business and operations, but in anticipation of the strengthened implementation of cybersecurity laws and regulations and the expansion of our business, we face potential risks if we are deemed as a CIIO under the Cybersecurity Law. In such case, we must fulfill certain obligations as required under the Cybersecurity Law and other applicable laws, including, among others, storing personal information and important data collected and produced within the PRC territory during our operations in mainland China, which we are already doing in our business, and we may be subject to review when purchasing internet products and services. As the Measures for Cybersecurity Review took effect in February 2022, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices in data processing. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity review made by the CAC on such basis, and we have not received any inquiry, notice, warning, or sanctions in such respect. Based on the foregoing, we and our PRC legal counsel do not expect that, as of the date of this prospectus, the applicable PRC laws on cybersecurity currently in effect would have a material adverse impact on our business.

Complying with these obligations concerning data protection and cybersecurity could cause us to incur substantial costs. As the interpretation and application of cybersecurity laws, regulations and standards of the PRC are still uncertain and evolving, we may be required to make further adjustments to our and the VIEs’ business practices to comply with the enacted form of the laws, which may increase our compliance cost and adversely affect our business performance. We expect that there will continue to be new proposed laws, rules of self-regulatory bodies, regulations and industry standards concerning privacy, data protection and information security in the PRC, and we cannot yet determine the impact such future laws, rules, regulations and standards may have on our business.

Moreover, we may not disclose any personal data or information, unless required by the competent PRC authorities through certain procedures required by the laws, for the purpose of, among others, safeguarding the national security, investigating crimes, investigating infringement of information network communications rights, or cooperating with the supervision and inspection of telecommunications regulatory authorities. Failure to comply with these requirements could subject us to fines and penalties.

Trading in our securities on any U.S. stock exchange and the U.S. over the counter market may be prohibited under the HFCA Act or the Accelerating Holding Foreign Companies Accountable Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities, and our securities may be prohibited from being traded over the counter.

The HFCA Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over the counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong.

Our current auditor, Marcum Bernstein & Pinchuk LLP (“MBP”), the independent registered public accounting firm that issues the audit report included in the 2021 Form 20-F, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. MBP is headquartered in New York, New York, and, as of the date of this prospectus, was not included in the list of PCAOB Identified Firms in the PCAOB Determination Report issued in December 2021. Our ability to retain an auditor subject to PCAOB inspection and investigation, including but not limited to inspection of the audit working papers related to us, may depend on the relevant positions of U.S. and Chinese regulators. MBP’s audit working papers related to us are located in mainland China. With respect to audits of companies with operations in mainland China, such as our company, there are uncertainties about the ability of our auditor to fully cooperate with a request by the PCAOB for audit working papers in mainland China without the approval of Chinese authorities.

Whether the PCAOB will be able to conduct inspections of our auditor, including but not limited to inspection of the audit working papers related to us, in the future is subject to substantial uncertainty and depends on a number of factors out of our, and our auditor’s, control. If our shares and ADSs are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. Such a prohibition would substantially impair your ability to sell or purchase our ADSs when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our ADSs. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

There are difficulties in bringing actions and enforcing foreign judgments in China against us, our management or our assets.

We are incorporated in the Cayman Islands, but most of our, our subsidiaries’ and the VIEs’ operations are conducted in mainland China and most of our, our subsidiaries’ and the VIEs’ assets are located in mainland China. In addition, most of our directors and officers are nationals and/or residents of the PRC, and all or a substantial portion of their assets are located in mainland China. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe we have violated your rights or have a claim against us, either under United States federal or state securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may not allow you to enforce a judgment against our assets or the assets of our directors and officers.

It may also be difficult for our shareholders to effect service of process upon us or those persons in mainland China. As advised by our PRC legal counsel, China currently does not have treaties providing for the reciprocal recognition and enforcement of court judgments with the Cayman Islands, United States and many other countries and regions. Therefore, with respect to matters that are not subject to a binding arbitration provision, it may be difficult or impossible to recognize and enforce judgments of any of those non-PRC jurisdictions in a China court.

Our Hong Kong subsidiary could become subject to more influence and/or control of the PRC government if the Hong Kong legal system becomes more integrated into the PRC legal system.

Hong Kong is currently a separate jurisdiction from mainland China. The national laws and regulations of the PRC, including but not limited to the Measures for Cybersecurity Review and other PRC regulations, are not applicable in Hong Kong, except for those listed in the Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”). However, such list of national laws and regulations that are applicable in Hong Kong can be expanded by amendment to the Basic Law. There is no assurance that (1) the Basic Law will not be further amended to appl more PRC laws and regulations in Hong Kong, or (2) the PRC and/or Hong Kong government will not take other actions to promote the integration of Hong Kong legal system into the PRC legal system. Our Hong Kong subsidiary could be subject to more influence and/or control of the PRC government or even direct oversight or intervention thereof if the Hong Kong legal system becomes more integrated into the PRC legal system. We cannot assure you that our Hong Kong subsidiary will not be exposed to the similar regulatory and/or policy risks and uncertainties faced by our subsidiaries in mainland China in the future.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF THE SECURITIES

We may issue, offer and sell from time to time, in one or more offerings, the following securities:

•	Class A ordinary shares, including Class A ordinary shares represented by ADSs;
•	preferred shares;
•	debt securities;
•	warrants; and
•	units.

The following is a description of the terms and provisions of our Class A ordinary shares, the ADSs, preferred shares, debt securities, warrants and units, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. We will set forth in the applicable prospectus supplement a description of the preferred shares, debt securities, warrants, and units, in certain cases, the Class A ordinary shares (including Class A ordinary shares represented by ADSs) that may be offered under this prospectus. The terms of the offering of securities, the offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our seventh amended and restated memorandum and articles of association, as amended by the special resolution passed during the annual general meeting on November 15, 2019 and by the special resolution passed during the annual general meeting on November 17, 2021, the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, the total number of ordinary shares issued and outstanding is 321,832,295, comprising (1) 266,571,715 Class A ordinary shares of par value US$0.0001, including the 6,663,321 Class A ordinary shares held by Best Cars Limited, the nominee of our equity incentive trust that, although legally issued and outstanding, are not deemed outstanding from an accounting perspective, and (2) 55,260,580 Class B ordinary shares of par value US$0.0001.

The following are summaries of material provisions of our currently effective seventh amended and restated memorandum and articles of association, as amended by the special resolution passed during the annual general meeting on November 15, 2019 and by the special resolution passed during the annual general meeting on November 17, 2021 (the “Memorandum and Articles of Association”) and the Companies Act insofar as they relate to the material terms of our ordinary shares. You should read our Memorandum and Articles of Association, which was filed as an exhibit to the 2021 Form 20-F. For information on how to obtain copies of our current memorandum and articles of association, see “Where You Can Find More Information About Us.”

Classes of Ordinary Shares

Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of shareholders. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Preemptive Rights

Our shareholders do not have preemptive rights.

Limitations or Qualifications

We have a dual-class voting structure such that our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share shall, on a poll, entitle the holder thereof to one vote on all matters subject to the vote at general meetings of our company, and each Class B ordinary share shall, on a poll, entitle the holder thereof to fifteen (15) votes on all matters subject to the vote at general meetings of our company. Due to the super voting power conferred upon holders of Class B ordinary shares, the voting power of holders of our Class A ordinary shares may be materially limited.

Conversion

Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B ordinary share by a holder thereof to any person who is not an Affiliate (as defined in our Memorandum and Articles of Association) of such holder, or upon a change of ultimate beneficial ownership of any Class B ordinary share to any person or entity who is not an Affiliate of the registered holder of such share, such Class B ordinary shares will be automatically and immediately converted into an equal number of Class A ordinary shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors, subject to our Memorandum and Articles of Association. In addition, our shareholders may by an ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Our Memorandum and Articles of Association provide that our directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of our directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, our company may pay a dividend out of either our profits or share premium account, provided that in no circumstances may a dividend be paid if, immediately after this payment, this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Holders of Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote by our shareholders, except as may otherwise be required by law or provided for in our Memorandum and Articles of Association. In respect of matters requiring shareholders' vote, on a poll, each Class A ordinary share entitles the holder thereof to one vote, and each Class B ordinary share entitles the holder thereof to 15 votes. Voting at any shareholders’ meeting is by show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded. A poll may be demanded by the chairman of such meeting or any shareholder present in person or by proxy at the meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares cast by those shareholders entitled to vote who are present or by proxy at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our Memorandum and Articles of Association. A special resolution will be required for important matters such as a change of name or making changes to our Memorandum and Articles of Association. We may, among other things, subdivide or consolidate our shares by ordinary resolution.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders' annual general meetings. Our Memorandum and Articles of Association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by the chairman of our board of directors or a majority of our board of directors. Advance notice of at least seven (7) calendar days is required for the convening of our annual general shareholders' meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of one or more shareholder present or by proxy or, if a corporation or other non-natural person by its duly authorized representative, representing not less than one-third of all votes attaching to the issued and outstanding shares in our company entitled to vote at general meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association provide that upon the requisition of shareholders representing in aggregate not less than one-third (1/3) of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings as at the date of the deposit of the requisition, our board is obliged to convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares

Subject to the restrictions in our Memorandum and Articles of Association as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any share unless:

•	the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares;

•	the instrument of transfer is properly stamped, if required;

•	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

•	a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three calendar months after the date on which the transfer was lodged with us, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice requirement of Nasdaq be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year as our board may determine.

Liquidation

On a return of capital or the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors or by the shareholders by special resolution. Our company may also repurchase any of our shares (including any redeemable shares) on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if our company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (save for our Memorandum and Articles, special resolutions of shareholders and our register of mortgages and charges). See “Where You Can Find More Information.”

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, the rights attached to any class of shares may, subject to any rights or restrictions for the time being attached to any class, be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that class, be deemed to be materially adversely varied by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Limitations on the Rights to Own Class A Ordinary Shares

There are no limitations under the laws of the Cayman Islands or under the Memorandum and Articles of Association that limit the right of non-resident or foreign owners to hold or vote Class A ordinary shares, other than anti-takeover provisions contained in the Memorandum and Articles of Association which may limit the ability of others to acquire control of our company or cause our company to engage in change-of-control transactions.

Anti-Takeover Provisions

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

•	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and
•	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Ownership Threshold

There are no provisions under Cayman Islands law applicable to the Company, or under the Memorandum and Articles of Association, requiring the Company to disclose shareholder ownership above any particular ownership threshold.

Exempted Company

We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•	does not have to file an annual return of its shareholders with the Registrar of Companies;
•	is not required to open its register of members for inspection;
•	does not have to hold an annual general meeting;
•	may issue negotiable or bearer shares or shares with no par value;
•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
•	may register as a limited duration company; and
•	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of our company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

	Cayman Islands	Delaware
Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.

Under Delaware law, with certain exceptions, a merger, a consolidation, or a sale, lease or exchange of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. However, unless required by its certificate of incorporation, approval is not required by the holders of the outstanding stock of a constituent corporation surviving a merger if:

•      the merger agreement does not amend in any respect its certificate of incorporation;

•      each share of its stock outstanding prior to the merger will be an identical share of stock following the merger; and

•       either no shares of the surviving corporation’s common stock and no shares, securities or obligations convertible into such stock will be issued or delivered pursuant to the merger, or the authorized unissued shares or treasury shares of the surviving corporation’s common stock to be issued or delivered pursuant to the merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered pursuant to the merger do not exceed 20% of the shares of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the Grand Court of the Cayman Islands can be expected to approve the arrangement if it determines that:

•       the statutory provisions as to the required majority vote have been met;

•       the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•       the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•       the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against or derivative actions in the name of our company to challenge actions where:

•       a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

•       the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•        those who control our company are perpetrating a “fraud on the minority.”

Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit a winning plaintiff to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors, Officers, Agents and Others and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

A corporation has the power to indemnify any director, officer, employee, or agent of the corporation who was, is or is threatened to be made a party to an action, suit or proceeding who acted in good faith and in a manner they believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct would be unlawful, against amounts actually and reasonably incurred. Additionally, under the Delaware General Corporation Law, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

Directors’ Fiduciary Duties

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party.

A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of the company and its stockholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the stockholders.

Shareholder Action by Written Consent	The Companies Act and our Memorandum and Articles of Association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.	Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation.

Shareholder Proposals	The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association allow our shareholders holding in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders' meeting, our Memorandum and Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders' annual general meetings.	Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cumulative Voting	There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Memorandum and Articles of Association do not provide for cumulative voting.	Under the Delaware law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it.

Removal of Directors	Nomination and removal of directors and filling of board vacancies are governed by the terms of the articles of association. Under our Memorandum and Articles of Association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the director, if any; but no such term shall be implied in the absence of express provision. Each director whose term of office expires shall be eligible for re-election at a meeting of the Shareholders or reappointment by the Board. In addition, a directors office shall be vacated if the director (1) becomes bankrupt or makes any arrangement or composition with his creditors; (2) dies or is found to be or becomes of unsound mind; (3) resigns his office by notice in writing to our company; (4) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; or (5) is removed from office pursuant to any other provisions of our Memorandum and Articles of Association.	Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Transactions with Interested Shareholders	Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the Company are required to comply with the fiduciary duties which they owe to our company under Cayman Islands law, including the duty to ensure that, in their opinion, any such transaction are entered into bona fide in the best interests of our company, and are entered into for proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.	The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Dissolution; Winding Up	Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Memorandum and Articles of Association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Variation of Rights of Shares	Under Cayman Islands law and our Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, we may materially adversely vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of ordinary special resolution passed at a separate meeting of the holders of the shares of that class.	Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Amendment of Governing Documents	Under the Companies Act and our Memorandum and Articles of Association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.	Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as depositary, will register and deliver the ADSs. Each ADS represents ownership of 16 Class A ordinary shares, deposited with The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The deposited Class A ordinary shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s principal executive office at which the ADSs will be administered is located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. The laws of the Cayman Islands govern shareholder rights. The depositary will be the holder of the Class A ordinary shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. The deposit agreement has been filed with the SEC as an exhibit to a registration statement on Form F-6 (File No. 333-227940) for our company. The form of ADR is on file with the SEC (as a prospectus) and was filed on October 23, 2018.

Dividends and Other Distributions

How will you receive dividends and other distributions on the Class A ordinary shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on Class A ordinary shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of Class A ordinary shares your ADSs represent.

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Cash. The depositary will convert any cash dividend or other cash distribution we pay on the Class A ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

•	Class A Ordinary Shares. The depositary may distribute additional ADSs representing any Class A ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell Class A ordinary shares which would require it to deliver a fraction of an ADS (or ADSs representing those Class A ordinary shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new Class A ordinary shares. The depositary may sell a portion of the distributed Class A ordinary shares (or ADSs representing those Class A ordinary shares) sufficient to pay its fees and expenses in connection with that distribution.
•	Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (1) exercise those rights on behalf of ADS holders, (2) distribute those rights to ADS holders or (3) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of Class A ordinary shares, new ADSs representing the new Class A ordinary shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
•	Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our Class A ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits Class A ordinary shares or evidence of rights to receive Class A ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the Class A ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited Class A ordinary shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our articles of association or similar documents, to vote or to have its agents vote the Class A ordinary shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender your ADSs and withdraw the Class A ordinary shares. However, you may not know about the meeting enough in advance to withdraw the Class A ordinary shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.

If we asked the depositary to solicit your instructions at least 30 days before the meeting date, but the depositary does not receive voting instructions from you by the specified date and we confirm to the depositary that:

•	we wish to receive a proxy to vote uninstructed shares;
•	we reasonably do not know of any substantial shareholder opposition to a particular question; and
•	the particular question is not materially adverse to the interests of shareholders,

the depositary will consider you to have authorized and directed it to give, and it will give, a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs as to that question.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to the deposited Class A ordinary shares, if we request the depositary to disseminate a notice, we will give the depositary notice of the meeting, details concerning the matters to be voted upon and copies of materials to be made available to the ADS holders in connection with the meeting not less than 30 days prior to the meeting date.

Fees and Expenses

Persons depositing or withdrawing Class A ordinary shares or ADS holders must pay:	For:
US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of Class A ordinary shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

US$.05 (or less) per ADS	Any cash distribution of ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been Class A ordinary shares and the Class A ordinary shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
US$.05 (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of Class A ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw Class A ordinary shares

Expenses of the depositary	Cable and facsimile transmissions (when expressly provided in the deposit agreement)

Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or Class A ordinary shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing Class A ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if

•	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•	we delist our shares from an exchange on which they were listed and do not list the shares on another exchange;

•	we appear to be insolvent or enter insolvency proceedings;

•	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

•	are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•	the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of Class A ordinary shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Class A ordinary shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Class A Ordinary Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying Class A ordinary shares at any time except:

•	when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of Class A ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our Class A ordinary shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of Class A ordinary shares or other deposited securities

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

Arbitration Provision

The deposit agreement gives the depositary or an ADS holder asserting a claim against us the right to require us to submit that claim to binding arbitration in New York under the International Arbitration Rules of the American Arbitration Association, including any securities law claim. However, a claimant could also elect not to submit its securities law claim to arbitration and instead bring such claim in any court having jurisdiction of it. The deposit agreement does not give us the right to require anyone to submit such claim to arbitration.

DESCRIPTION OF PREFERRED SHARES

Our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

As of the date of this prospectus, there are no issued and outstanding preferred shares of any series. The material terms of any series of preferred shares that we offer, together with any material U.S. federal income tax considerations relating to such preferred shares, will be described in the applicable prospectus supplement.

Holders of our preferred shares are entitled to certain rights and subject to certain conditions as set forth in our currently effective memorandum and articles of association and the Companies Act. See “Description of Share Capital.”

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares or preferred shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

•	the title of the debt securities;
•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;
•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;
•	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;
•	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;
•	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;
•	the denominations in which the debt securities will be issued;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•	the currency of denomination of the debt securities;
•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;
•	any provisions relating to any security provided for the debt securities;
•	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;
•	any addition to or change in the covenants described in the indenture with respect to the debt securities;
•	whether the debt securities will be senior or subordinated and any applicable subordination provisions;
•	a discussion of material income tax considerations applicable to the debt securities;
•	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares or preferred shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares, preferred shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase our ordinary shares, preferred shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;
•	the offering price;
•	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;
•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;
•	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;
•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;
•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;
•	anti-dilution provisions of the equity warrants, if any;
•	redemption or call provisions, if any, applicable to the equity warrants; and
•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;
•	the offering price;
•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;
•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;
•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;
•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;
•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;
•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;
•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;
•	anti-dilution provisions of the debt warrants, if any;
•	redemption or call provisions, if any, applicable to the debt warrants; and
•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our Class A ordinary shares, ADSs, preferred shares, debt securities or warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;
•	whether the units will be issued in fully registered or global form; and
•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Shares Capital,” “Description of American Depositary Shares,” “Description of Preferred Shares,” “Description of Debt Securities” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

•	through agents;
•	to dealers or underwriters for resale;
•	directly to purchasers;
•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or
•	through a combination of any of these methods of sale.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

The prospectus supplement relating to any offering will identify or describe:

•	any terms of the offering;
•	any underwriter, dealers or agents;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	the net proceeds to us;
•	the purchase price of the securities;
•	any delayed delivery arrangements;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	the public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any exchange on which the securities will be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

We may also sell securities directly to one or more purchasers without using underwriters or agents. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Unless otherwise specified in the applicable prospectus supplement or any free writing prospectus, each class or series of securities offered will be a new issue with no established trading market, other than our Class A ordinary shares represented by ADSs, which are listed on the Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus or otherwise.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Most of our, our subsidiaries’ and the VIEs’ operations are conducted in mainland China, and most of our, our subsidiaries’ and the VIEs’ assets are located in mainland China. In addition, substantially all of our directors and officers, except for Ms. Wendy Hayes, are nationals and/or residents of the PRC, and all or a substantial portion of such persons’ assets are located in mainland China. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors. See “Risk Factors — Risks Related to Doing Business in China — There are difficulties in bringing actions and enforcing foreign judgments in China against us, our management or our assets.”

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the state and federal courts of the United States in connection with this offering.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and Shihui Partners, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would, respectively, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States and (2) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Cayman Islands

Maples and Calder (Hong Kong) LLP has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States courts under the civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands.

In addition, Maples and Calder (Hong Kong) LLP has advised us that although there is no statutory recognition in the Cayman Islands of judgments obtained in the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment obtained in a foreign court of competent jurisdiction (other than certain judgments of a superior court of any state of the Commonwealth of Australia) without any re-examination of the merits of the underlying dispute based on the principal that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (i) is final and conclusive, (ii) is one in respect of which the foreign court had jurisdiction over the defendant according to Cayman Islands conflict of law rules, (iii) is either for a liquidated sum not in respect of penalties or taxes or a fine, a penalty or similar fiscal or revenue obligations or, in certain circumstances, for in personam non-money relief, and (iv) was neither obtained in a manner, nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

China

Shihui Partners has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. As of the date of this prospectus, there existed no treaty or other form of reciprocity between China and the United States governing the recognition and enforcement of foreign judgments. Shihui Partners has advised us further that, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment if they decide that the judgment violates the basic principles of PRC laws or state sovereignty, security or public interest. As a result, there is uncertainty whether and on what basis a PRC court would enforce judgments rendered by United States courts.

LEGAL MATTERS

We are being represented by Wilson Sonsini Goodrich & Rosati, Professional Corporation with respect to certain legal matters of United States federal securities and New York state law. The validity of the Class A ordinary shares represented by the ADSs, preferred shares, and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Shihui Partners. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering. Wilson Sonsini Goodrich & Rosati, Professional Corporation may reply upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law. Wilson Sonsini Goodrich & Rosati, Professional Corporation and Maples and Calder (Hong Kong) LLP may reply upon Shihui Partners with respect to matters governed by PRC law.

EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2019, 2020 and 2021, which are incorporated in this prospectus by reference to the 2021 Form 20-F, have been so incorporated in reliance on the report of Marcum Bernstein & Pinchuk LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of Marcum Bernstein & Pinchuk LLP is 7 Penn Plaza, Suite 830, New York, NY 10001.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our Class A ordinary shares. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms. We also maintain a website at http://ir.tuanche.com/, but information on our website, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.